 Filed pursuant to Rule 424(b)(3)
 File No. 333-261859
Prospectus
Bain Capital Private Credit

Class S, Class D and Class I Shares
Maximum Offering of $2,000,000,000 — Minimum Offering of $100,000,000
We are a newly organized Delaware statutory trust, externally managed specialty finance company focused on lending to middle market companies that has elected to be regulated as a business development company (“BDC”), under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). Under normal conditions, we intend to invest at least 80% of our Managed Assets (as defined below) (measured at the time of investment) in private credit investments. Our primary focus is capitalizing on opportunities by investing primarily in middle market direct lending opportunities across North America, Europe and Australia and also in other geographic markets. We use the term “middle market” to refer to companies with between $10.0 million and $150.0 million in annual earnings before interest, taxes, depreciation and amortization. We focus on (i) senior secured credit investments with a first or second lien on collateral and strong structures and documentation intended to protect the lender and (ii) mezzanine debt and other junior securities with a focus on downside protection. We may also invest in common and preferred equity and in secondary purchases of assets or portfolios, on an opportunistic basis, but such investments are not the principal focus of our investment strategy. “Managed Assets” means our total assets (including any assets attributable to money borrowed for investment purposes) minus the sum of our accrued liabilities (other than money borrowed for investment purposes).
We are managed by our investment adviser, BCSF Advisors, LP, a subsidiary of Bain Capital Credit, LP (the “Advisor”).
We are offering on a continuous basis up to $2,000,000,000 of our common shares of beneficial interest (the “Common Shares”). We are offering to sell any combination of three classes of Common Shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount. The share classes have different ongoing shareholder servicing and/or distribution fees. Until the release of proceeds from escrow, the per share purchase price for Common Shares in our primary offering will be $25.00 per share. Thereafter, the purchase price per share for each class of Common Shares will equal our net asset value (“NAV”) per share, as of the effective date of the monthly share purchase date. This is a “best efforts” offering, which means that Emerson Equity LLC, the managing dealer for this offering (the “Managing Dealer”), will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in this offering.
We will take purchase orders and hold investors’ funds in an interest-bearing escrow account until we receive purchase orders for at least $100,000,000 (excluding any shares purchased by our Advisor, its affiliates and our Trustees and officers, but including any shares purchased in any private offerings) in any combination of purchases of Class S, Class D and Class I shares and our Board of Trustees (the “Board”) has authorized the release of the escrowed purchase order proceeds to us so that we can commence operations. See “Plan of Distribution—Escrow Arrangement” below.
We have submitted an application to the SEC for an exemptive order to permit us to offer multiple classes of our Common Shares. Until an exemptive order satisfactory to us is granted, we will only offer Class I shares and will not issue Class S or Class D shares.
This prospectus and any accompanying prospectus supplement contain important information you should know before investing in our securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with this offering. A prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read and retain for future reference this prospectus, any prospectus supplement, and any related free writing prospectus, before buying any of the securities being offered. We will file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission (the “SEC”). This information will be available by written or oral request and free of charge by contacting us at Bain Capital Private Credit, 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116, Attention: Investor Relations, on our website at https://www.baincapitalprivatecredit.com, or by calling us collect at 617-516-2350. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be a part of this prospectus. The SEC also maintains a website at http://www.sec.gov that contains this information.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Investing in our Common Shares involves a high degree of risk. Before buying our commons shares, you should read the discussion of the material risks of investing in our common shares in “Risk Factors” beginning on page 17 of this prospectus. Also consider the following:
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We have no prior operating history and may be unable to meet our investment objectives or investment strategy;

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This is a “blind pool” offering and thus you will not have the opportunity to evaluate our investments before we make them.

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You should not expect to be able to sell your shares regardless of how we perform.

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You should consider that you may not have access to the money you invest for an extended period of time.

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We do not intend to list our shares on any securities exchange, and we do not expect a secondary market in our shares to develop prior to any listing.

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Because you may be unable to sell your shares, you will be unable to reduce your exposure in any market downturn.

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We intend to implement a share repurchase program, but only a limited number of shares will be eligible for repurchase and repurchases will be subject to available liquidity and other significant restrictions.

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An investment in our Common Shares is not suitable for you if you need access to the money you invest. See “Suitability Standards” and “Share Repurchase Program.”

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We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, or return of capital, and we have no limits on the amounts we may pay from such sources.

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Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Advisor or its affiliates, that may be subject to reimbursement to the Advisor or its affiliates. The repayment of any amounts owed to the Advisor or its affiliates will reduce future distributions to which you would otherwise be entitled.

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Our strategy involves a high degree of leverage. We intend to continue to finance our investments with borrowed money, which will magnify the potential for gain or loss on amounts invested and may increase the risk of investing in us. The risks of investment in a highly leverage fund include volatility and possible distribution restrictions.

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We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors.

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We may invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Securities regulators have also not passed upon whether this offering can be sold in compliance with existing or future suitability or conduct standards including the ‘Regulation Best Interest’ standard to any or all purchasers.
The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences that may result from an investment in our Common Shares is prohibited. No one is authorized to make any statements about this offering different from those that appear in this prospectus.
	Price to the Public(1)	Proceeds to Us, Before Expenses(2)
Maximum Offering(3)	$2,000,000,000	$2,000,000,000
Class S Shares, per Share	$25	$666,666,667
Class D Shares, per Share	$25	$666,666,667
Class I Shares, per Share	$25	$666,666,667
Minimum Offering	$100,000,000	$100,000,000

(1)
The price per share shown will apply until funds are released to us from the escrow account. Thereafter, shares of each class of our Common Shares will be issued on a monthly basis at a price per share equal to the NAV per share for such class.

(2)
Neither the Company nor the Managing Dealer will charge upfront sales loads with respect to Class S shares, Class D shares, or Class I shares; however, if you buy Class S shares or Class D shares through certain financial intermediaries, such intermediaries may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that such intermediaries limit such charges to a 3.5% cap on NAV for Class S shares and a 1.5% cap on NAV for Class D shares. Selling agents will not charge such fees on Class I shares. We will also pay the following shareholder servicing and/or distribution fees to the Managing Dealer and/or a participating broker, subject to Financial Industry Regulatory Authority, Inc. (“FINRA”) limitations on underwriting compensation: (a) for Class S shares, a shareholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class S shares and (b) for Class D shares only, a shareholder servicing fee equal to 0.25% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class D shares, in each case, payable monthly. No shareholder servicing or distribution fees will be paid with respect to the Class I shares. The total amount that will be paid over time for other underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We will also pay or reimburse certain organization and offering expenses, including, subject to FINRA limitations on underwriting compensation, certain wholesaling expenses. See “Plan of Distribution” and “Estimated Use of Proceeds.” The total underwriting compensation and total organization and offering expenses will not exceed 10% and 15%, respectively, of the gross proceeds from this offering. Proceeds are calculated before deducting shareholder servicing or distribution fees or organization and offering expenses payable by us, which are paid over time.

(3)
The table assumes that all shares are sold in the primary offering, with 1/3 of the gross offering proceeds from the sale of Class S shares, 1/3 from the sale of Class D shares and 1/3 from the sale of Class I shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from this assumption.

The date of this prospectus is February 10, 2023

SUITABILITY STANDARDS
Common Shares offered through this prospectus are suitable only as a long-term investment for persons of adequate financial means such that they do not have a need for liquidity in this investment. We have established financial suitability standards for initial shareholders in this offering which require that a purchaser of shares have either:
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a gross annual income of at least $70,000 and a net worth of at least $70,000, or

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a net worth of at least $250,000.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account or the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.
In addition, we will not sell shares to investors in the states named below unless they meet special suitability standards set forth below:
Alabama — In addition to the suitability standards set forth above, an investment in us will only be sold to Alabama residents that have a liquid net worth of at least 10 times their investment in us and our affiliates.
California — California residents may not invest more than 10% of their liquid net worth in us and must have either (a) a liquid net worth of $350,000 and annual gross income of $65,000 or (b) a liquid net worth of $500,000.
Idaho — Purchasers residing in Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in us shall not exceed 10% of their liquid net worth.
Iowa — Iowa investors must (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) limit their aggregate investment in this offering and in the securities of other non-traded BDCs to 10% of such investor’s liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities).
Kansas — It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10% of their liquid net worth. Liquid net worth shall be defined as that portion of the purchaser’s total net worth that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with GAAP.
Kentucky — A Kentucky investor may not invest more than 10% of its liquid net worth in us or our affiliates. “Liquid net worth” is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.
Maine — The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
Massachusetts — In addition to the suitability standards set forth above, Massachusetts residents may not invest more than 10% of their liquid net worth in us and in other illiquid direct participation programs.
Missouri — In addition to the suitability standards set forth above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities being registered in this offering.

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Nebraska — In addition to the suitability standards set forth above, Nebraska investors must limit their aggregate investment in this offering and the securities of other business development companies to 10% of such investor’s net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), are not subject to the foregoing investment concentration limit.
New Jersey — New Jersey investors must have either (a) a minimum liquid net worth of $100,000 and a minimum annual gross income of $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates and other non-publicly-traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of his or her liquid net worth.
New Mexico — In addition to the general suitability standards listed above, a New Mexico investor may not invest, and we may not accept from an investor more than ten percent (10%) of that investor’s liquid net worth in shares of us, our affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
North Dakota — Purchasers residing in North Dakota must have a net worth of at least ten times their investment in us.
Ohio — It is unsuitable for Ohio residents to invest more than 10% of their liquid net worth in the issuer, affiliates of the issuer and in any other non-traded BDC. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) comprised of cash, cash equivalents and readily marketable securities.
Oklahoma — Purchasers residing in Oklahoma may not invest more than 10% of their liquid net worth in us.
Oregon — In addition to the suitability standards set forth above, Oregon investors may not invest more than 10% of their liquid net worth in us and our affiliates. Liquid net worth is defined as net worth excluding the value of the investor’s home, home furnishings and automobile.
Pennsylvania — Purchasers residing in Pennsylvania may not invest more than 10% of their liquid net worth in us.
Puerto Rico — Purchasers residing in Puerto Rico may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded business development companies. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) consisting of cash, cash equivalents and readily marketable securities.
Tennessee — Purchasers residing in Tennessee must have a liquid net worth of at least ten times their investment in us.
Vermont — Accredited investors in Vermont, as defined in 17 C.F.R. §230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities.
You should purchase these securities only if you can afford the complete loss of your investment. The Advisor, those selling shares on our behalf and participating brokers and registered investment advisers recommending the purchase of shares in this offering are required to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives and must maintain records for at least six years after the information is used to determine that an investment in our shares is suitable and appropriate for each investor. In making this determination, the participating broker, registered investment adviser, authorized representative or other person selling shares will, based on a review of the information provided by the investor, consider whether the investor:
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meets the minimum income and net worth standards established in the investor’s state;

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can reasonably benefit from an investment in our Common Shares based on the investor’s overall investment objectives and portfolio structure;

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is able to bear the economic risk of the investment based on the investor’s overall financial situation; and

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has an apparent understanding of the following:

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the fundamental risks of the investment;

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the risk that the investor may lose its entire investment;

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the lack of liquidity of our shares;

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the background and qualification of our Advisor; and

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the tax consequences of the investment.

In addition to investors who meet the minimum income and net worth requirements set forth above, our shares may be sold to financial institutions that qualify as “institutional investors” under the state securities laws of the state in which they reside. “Institutional investor” is generally defined to include banks, insurance companies, investment companies as defined in the 1940 Act, pension or profit sharing trusts and certain other financial institutions. A financial institution that desires to purchase shares will be required to confirm that it is an “institutional investor” under applicable state securities laws.
In addition to the suitability standards established herein, (i) a participating broker may impose additional suitability requirements and investment concentration limits to which an investor could be subject and (ii) various states may impose additional suitability standards, investment amount limits and alternative investment limitations.
Broker-dealers must comply with Regulation Best Interest, which, among other requirements, enhances the existing standard of conduct for broker-dealers and establishes a “best interest” obligation for broker-dealers and their associated persons when making recommendations of any securities transaction or investment strategy involving securities to a retail customer. The obligations of Regulation Best Interest are in addition to, and may be more restrictive than, the suitability requirements listed above. When making such a recommendation to a retail customer, a broker-dealer must, among other things, act in the best interest of the retail customer at the time a recommendation is made, without placing its interests ahead of its retail customer’s interests. A broker-dealer may satisfy the best interest standard imposed by Regulation Best Interest by meeting disclosure, care, conflict of interest and compliance obligations. Regulation Best Interest also requires registered investment advisers and registered broker-dealers to provide a brief relationship summary to retail investors. This relationship summary, referred to as Form CRS, is not a prospectus. Regulation Best Interest imposes a duty of care for broker-dealers to evaluate reasonably available alternatives in the best interests of their clients. There are likely alternatives to us that are reasonably available to you, through your broker or otherwise, and those alternatives may be less costly or have a lower investment risk. Among other alternatives, listed BDCs may be reasonable alternatives to an investment in our common shares, and may feature characteristics like lower cost, less complexity, and lesser or different risks. Investments in listed securities also often involve nominal or zero commissions at the time of initial purchase. Investors should refer to this prospectus for detailed information about this offering before deciding to purchase Common Shares. Currently, there is no administrative or case law interpreting Regulation Best Interest and the full scope of its applicability on brokers participating in our offering cannot be determined at this time.

You should rely only on the information contained in this prospectus, any prospectus supplement, and any related free writing prospectus. We have not authorized any other person to provide you with different information or to make any representations not contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume the information contained in this prospectus is accurate after the date on the front cover of this prospectus. Changes to the information contained in this prospectus may occur after that date, we undertake no obligation to update the information except as required by law.
The references in this prospectus to the SEC’s website are not intended to and do not include or incorporate by reference into this prospectus the information on that website. Similarly, references to our website are not intended to and do not include or incorporate by reference into this prospectus the information on that website.

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ABOUT THIS PROSPECTUS
Please carefully read the information in this prospectus and any prospectus supplement, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus, any prospectus supplement, and any related free writing prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein.
We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to this offering. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus. This prospectus, together with the applicable prospectus supplement and any related free writing prospectus, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with any exhibits and the additional information described in the sections titled “additional information,” “prospectus summary” and “risk factors” before making an investment decision.
This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Additional Information.”
MULTI-CLASS EXEMPTIVE RELIEF
This prospectus relates to our Common Shares of Class S, Class D and Class I. We have submitted to the SEC an application for an exemptive order to permit us to offer additional classes of Common Shares. Until an exemptive order satisfactory to us is granted, we will only offer Class I shares and will not issue Class S or Class D shares. The exemptive order may require us to supplement or amend the terms set forth in this prospectus, and we will file a prospectus supplement or an amendment to the registration statement to the extent required by the SEC.

PROSPECTUS SUMMARY
This summary highlights some of the information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that you may want to consider before investing in our Common Shares. You should read the more detailed information contained in this prospectus carefully, together with any applicable prospectus supplements or free writing prospectuses, especially the information set forth under “Risk Factors” below, as well as in any amendments to the foregoing reflected in subsequent SEC filings, and the information set forth under the caption “Additional Information” in this prospectus. Except as otherwise indicated or where the context suggests otherwise, the terms “we,” “us,” “our” and the “Company” refer to Bain Capital Private Credit, a Delaware statutory trust; “BCSF,” “BCSF Advisors” or “our Advisor” refers to BCSF Advisors, LP, a Delaware limited partnership, our investment adviser and a subsidiary of Bain Capital Credit; “Administrator” or “BCSF Advisors” refers to our Advisor in its capacity as our administrator under an administration agreement between us and our Advisor; “Bain Capital Credit” refers, collectively, to Bain Capital Credit, LP and its affiliated advisers, including our Advisor; “Bain Capital” refers, collectively, to Bain Capital, LP, a Delaware limited partnership, its associated investment funds and their respective affiliates; Bain Capital is a diversified private investment firm of which Bain Capital Credit is a subsidiary; Affiliate Advisors” refers to Bain Capital and its affiliated advisors, including Bain Capital Credit and our Advisor; Bain Capital Credit Funds” or “Bain Capital Credit Clients” refers to the funds and accounts managed by Bain Capital Credit; and Related Funds” refers to the funds and accounts managed by the Affiliate Advisors (including our Advisor’s funds).
Bain Capital Private Credit
We are a newly organized, externally managed specialty finance company focused on lending to middle market companies. We have elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). We are managed by our Advisor, a subsidiary of Bain Capital Credit. We seek to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, unitranche, including last-out portions of such loans, and second lien debt, subordinated debt, as well as through select equity investments, investments in strategic joint ventures and, to a lesser extent, corporate bonds.
We are a non-exchange traded, perpetual-life BDC whose shares are not listed for trading on a stock exchange or other securities market. The term “perpetual-life” is used to differentiate our structure from other BDCs who have a finite offering period and/or have a predefined time period to pursue a liquidity event or to wind down the fund. In contrast, in a perpetual-life BDC structure like ours, we expect to offer common shares continuously at a price equal the monthly net asset value (“NAV”) per share and we have an indefinite duration, with no obligation to effect a liquidity event at any time. We generally intend to offer our common shareholders an opportunity to have their shares repurchased on a quarterly basis, subject to an aggregate cap of 5% of shares outstanding. However, the determination to repurchase shares in any given quarter is fully at the discretion of our Board, so investors may not always have access to liquidity when they desire it. See “Risk Factors.”
Following our initial public offering, the value at which our new Common Shares may be offered, or our Common Shares may be repurchased, will be equal to our monthly NAV per share. In addition, an investment in our Common Shares has limited or no liquidity beyond our share repurchase program, and our share repurchase program can be modified, suspended or terminated at the Board’s discretion. Our Common Shares may be purchased by any investor who meets the minimum suitability requirements described under “Suitability Standards” in this prospectus. Purchases of our Common Shares must be fully funded at the time of subscription. We have a perpetual life and may continue to take in new capital on a continuous basis at a value generally equal to our NAV per share. We will be continually originating new investments to the extent we raise additional capital. We will also be regularly recycling capital from our existing investors into new investments.
Investment Strategy
Under normal conditions, we intend to invest at least 80% of our Managed Assets (measured at the time of investment) in private credit investments. If we change our 80% test, we will provide shareholders with at least 60 days’ notice of such change, including the conditions that require such change. Our primary focus is capitalizing on opportunities by investing primarily in middle-market direct lending opportunities across North America, Europe and Australia and also in other geographic markets. We use the term “middle market” to refer to companies with between $10.0 million and $150.0 million in annual earnings before interest, taxes, depreciation and amortization (“EBITDA”). However, we may, from time to time, invest in larger or smaller companies. We focus on (i) senior secured investments with a first or second lien on collateral and strong structures and documentation intended to protect the lender (including “unitranche” loans, which are loans that combine both senior and mezzanine debt) and (ii) mezzanine debt and other junior securities with a focus on downside protection. We generally seek to retain effective voting control in respect of the loans or particular class of securities in which we invest through maintaining affirmative voting positions or negotiating consent rights that allow us to retain a blocking position. We may also invest in common and preferred equity and in secondary purchases of assets or portfolios on an opportunistic basis, but such investments are not the principal focus of our investment strategy. We may also invest, from time to time, in distressed debt, debtor-in-possession loans, structured products, structurally subordinate loans, investments with deferred interest features, zero-coupon securities and defaulted securities. Our debt investments may be at fixed or floating interest rates, and our floating rate investments may utilize one or more reference rates, such as the Secured Overnight Financing Rate (“SOFR”). Our investments are subject to a number of risks. Our investment strategy will also include a smaller allocation to more liquid credit investments such as broadly syndicated loans and corporate bonds. We intend to use these investments to help maintain liquidity for our share repurchase program and manage cash before investing subscription proceeds into directly originated loans, while also seeking attractive investment returns. We generate revenues primarily through receipt of interest income from the investments we hold. In addition, we generate income from various loan origination and other fees, dividends on direct equity investments and capital gains on the sales of investments. The companies in which we invest use our capital for a variety of reasons, including to support organic growth, to fund changes of control, to fund acquisitions, to make capital investments and for refinancing and recapitalizations. Leverage may be utilized to help the Company meet its investment objective. Any such leverage would be expected to increase the total capital available for investment by the Company.
We may invest in debt securities which are either rated below investment grade or not rated by any rating agency but, if they were rated, would be rated below investment grade. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value.
Competitive Strengths
A Premier Global Asset Management Platform.    Our Advisor is a subsidiary of Bain Capital Credit, which is a subsidiary of Bain Capital. Bain Capital is one of the world’s leading private alternative asset management firms with approximately $160 billion in assets under management (“AUM”) as of June 30, 2022. Bain Capital Credit has been a leader in investing in global credit for over 22 years and had approximately $57 billion in AUM as of June 30, 2022. Since inception in 1998, Bain Capital Credit has been a consistent investor in the middle market through multiple credit cycles and over this time has developed a global sourcing network, deep industry expertise and a proven track record.
Experienced Management Team.   We seek to capitalize on the significant experience and expertise of Bain Capital Credit’s investment team, including its dedicated 36-person Bain Capital Private Credit Group, which is represented across Bain Capital Credit’s offices. The Private Credit Group has been a core component of Bain Capital Credit’s investment strategy since inception and is led by Michael Ewald, who has 26 years of experience with 22 of those years at Bain Capital Credit. As of October 1, 2022, the senior investment professionals in the Private Credit Group had an average of 18 years of overall industry experience and the managing directors of Bain Capital Credit had an average investment experience of over 22 years. We believe the experience of our management team across multiple credit cycles, asset classes and industries provides us with a competitive advantage in sourcing and idea generation, investment diligence & recommendation, credit committee approval and portfolio construction and portfolio & risk management.
Extensive Origination Capabilities and Disciplined, Professional Investment Process.   Our Advisor originates investments by utilizing the Private Credit Group’s global sourcing capabilities and its extensive contacts and relationships across a broad and deep set of middle market private equity sponsors, banks and financial intermediaries. Our origination and underwriting capabilities are further enhanced by Bain Capital Credit’s Industry Research Teams and Special Situations Group, which include 36 and 107 investment professionals, respectively, each with its own sets of origination contacts and deep sector and specialized investment expertise. Our Advisor utilizes Bain Capital Credit’s rigorous investment due diligence and approval process. Bain Capital Credit’s investment teams take a bottom-up approach to investing which is complimented by the macro relative value insights of credit committee members and portfolio managers across different geographies, industries and investment securities. Bain Capital Credit’s Industry Research Teams also provide us access to deep experience across a range of industries that we believe is unique to us as a middle market credit investor. We believe this extensive network and disciplined investment process will continue to produce consistent, differentiated deal flow and facilitate our investment process.
Breadth of Platform and Infrastructure.   We invest across multiple asset classes, benefitting from the breadth of Bain Capital Credit’s platform and the depth and experience of its portfolio management team. Bain Capital Credit’s dedicated Credit Committee, risk and oversight committee and our Advisor provide superior risk management. In addition, we benefit from the financing expertise of Bain Capital Credit’s Structured Products team and have the ability to leverage Bain Capital’s long-standing relationships with various financial institutions to source and structure attractive funding and financing solutions. Lastly, Bain Capital Credit’s platform provides us with strong asset management infrastructure, including access to significant finance, operations, legal, compliance, technology and other support functions resources.
Our Investment Advisor and the Administrator
Our Advisor is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Subject to the supervision of our Board, a majority of which is comprised of Trustees who are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act (each such Trustee, an “Independent Trustee”), our Advisor manages our day-to-day operations and provides us with investment advisory and management services, pursuant to the investment advisory agreement (the “Investment Advisory Agreement”) between us and our Advisor, and certain administrative services, pursuant to an administrative services agreement (the “Administration Agreement”) between us and our Advisor. Our Advisor is a subsidiary of Bain Capital Credit, a multi-asset alternative investment firm which, together with its subsidiaries, had approximately $57 billion in AUM as of June 30, 2022.
Bain Capital Credit and Resource Sharing Agreement.   Under a resource sharing agreement (the “Resource Sharing Agreement”) between our Advisor and Bain Capital Credit, Bain Capital Credit provides our Advisor with experienced investment professionals (including the members of the Advisor’s Credit Committee) and access to the resources of Bain Capital Credit. These resources and personnel enable our Advisor to fulfill its obligations under the Investment Advisory Agreement. Through the Resource Sharing Agreement, our Advisor benefits from the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Bain Capital Credit’s investment professionals. See “Management Agreements” and “Risk Factors — Risks Relating to Our Business and Structure — We are dependent upon key personnel of Bain Capital Credit and our Advisor” below.
Bain Capital Credit has an extensive track record as a lender in the middle market and since being formed over 24 years ago has invested across credit products and the fixed income universe, including performing and distressed bank loans, high yield bonds, debtor-in-possession loans, global direct lending, mezzanine debt and other junior securities, structured products, credit-based equities and other investments. Bain Capital Credit is a subsidiary of Bain Capital, a diversified private investment firm. As of December 31, 2021, Bain Capital Credit’s Private Credit Group has invested approximately $18 billion in middle market private debt dating back to its inception in 1998.
The Private Credit Group of Bain Capital Credit is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring our investments and monitoring our investments and portfolio companies on an ongoing basis. Our management team consists of investment and administrative professionals from our Advisor. Bain Capital Credit believes that it has superior support personnel, including expert teams in risk management, legal, accounting, tax, information technology, business continuity and compliance, among others. We benefit from the support provided by these personnel to our operations.
Our investments require approval from at least the Private Credit Investment Committee, which includes three managing directors in the Private Credit Group: Michael Ewald, Michael Boyle, and Carolyn Hastings. Depending on certain thresholds, approval may also be required from Bain Capital Credit’s Credit Committee, which includes Michael Ewald, Carolyn Hastings and additional senior Managing Directors across other Bain Capital Credit disciplines. See “Management — Biographical Information” for a description of the experience of each member of the Private Credit Investment Committee and Bain Capital Credit’s Credit Committee who are not executive officers of the Company. A portfolio manager leads the decision making process for each investment and engages the credit committee throughout the investment process in order to prioritize and direct the underwriting of each potential investment opportunity.
Corporate Structure
We were formed as an externally managed, closed-end, non-diversified management investment company on December 21, 2021.
Operating and Regulatory Structure
We have elected to be regulated as a BDC under the 1940 Act. As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements. The 1940 Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates (including any investment advisers or sub-advisers), principal underwriters and affiliates of those affiliates or underwriters. The 1940 Act also requires that a majority of the Trustees on the Board be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless such change is approved by a majority of our outstanding voting securities.
As a BDC, we are generally prohibited from acquiring assets other than qualifying assets, unless, after giving effect to any acquisition, at least 70% of our total assets are qualifying assets. Qualifying assets generally include securities of eligible portfolio companies, cash, cash equivalents, U.S. government securities and high-quality debt instruments maturing in one year or less from the time of investment. Under the rules of the 1940 Act, “eligible portfolio companies” include (1) private U.S. operating companies, (2) public U.S. operating companies whose securities are not listed on a national securities exchange (e.g., the New York Stock Exchange and the Nasdaq Stock Market) or registered under the Exchange Act, and (3) public U.S. operating companies having a market capitalization of less than $250.0 million. Public U.S. operating companies whose securities are quoted on the over-the-counter bulletin board and through OTC Markets Group Inc. are not listed on a national securities exchange and therefore are eligible portfolio companies.
We intend to elect to be treated, and intend to operate in a manner so as to continuously qualify, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), commencing concurrently with our election to be treated as a BDC. A BDC that has elected to be a RIC generally does not incur any U.S. federal income tax so long as the BDC continuously maintains its BDC election in accordance with the 1940 Act, at least 90% of the BDC’s gross income each taxable year consists of certain types of qualifying investment income, the BDC satisfies certain asset composition requirements at the close of each quarter of its taxable year, and if the BDC distributes all of its taxable income (including net realized capital gains, if any) to its shareholders on a timely basis. See “Material U.S. Federal Income Tax Considerations.”
The Offering
This is our initial public offering of our Common Shares on a “best efforts” basis. A “best efforts” offering means the Managing Dealer and the participating brokers are only required to use their best efforts to sell the shares. When shares are offered to the public on a “best efforts” basis, no underwriter, broker or other person has a firm commitment or obligation to purchase any of the shares. Therefore, we cannot guarantee that any minimum number of shares will be sold.

We have registered $2,000,000,000 in Common Shares. It is our intent, however, to conduct a continuous offering for an extended period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws.
We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our Common Shares. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such filings for additional offerings of our Common Shares until such filings are declared effective, if at all.
We will take purchase orders and hold investors’ funds in an interest-bearing escrow account until we receive purchase orders for at least $100,000,000 (excluding any shares purchased by our Advisor, its affiliates and our Trustees and officers but including any shares purchased in any private offerings), and our Board has authorized the release of the escrowed purchase order proceeds to us so that we can commence operations. Even if we receive purchase orders for $100,000,000, our Board may elect to wait a substantial amount of time before authorizing, or may elect not to authorize, the release of the escrowed proceeds. If we do not raise the minimum amount and commence operations by the date that is one year following the effective date of the registration statement of which this prospectus is a part, this offering will be terminated and our escrow agent will promptly send you a full refund of your investment with interest and without deduction for escrow expenses. Notwithstanding the foregoing, you may elect to withdraw your purchase order and request a full refund of your investment with interest and without deduction for escrow expenses at any time before the escrowed funds are released to us. If we break escrow for this offering and commence operations, interest earned on funds in escrow will be released to our account and constitute part of our net assets.
Description of Common Shares
We are offering to the public three classes of Common Shares — Class S shares, Class D shares and Class I shares. The differences among the share classes relate to ongoing shareholder servicing and/or distribution fees, with Class S shares and Class D shares subject to ongoing and shareholder servicing and/or distribution fee of 0.85% and 0.25%, respectively and Class I shares not subject to a shareholder servicing and/or distribution fee. In addition, although neither the Company nor the Managing Dealer will charge upfront sales loads with respect to Class S shares, Class D shares or Class I shares, if you buy Class S shares or Class D shares through certain financial intermediaries, such intermediaries may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that they limit such charges to a 3.5% cap on NAV for Class S shares and a 1.5% cap on NAV for Class D shares. Selling agents will not charge such fees on Class I shares. See “Description of Our Common Shares” and “Plan of Distribution” in our N-2 registration statement for a discussion of the differences between our Class S, Class D and Class I. See “Description of Our Common Shares” and “Plan of Distribution” for a discussion of the differences between our Class S, Class D and Class I shares.
Assuming a constant net asset value per share of $25.00, we expect that a one-time investment in 400 shares of each class of our shares (representing an aggregate net asset value of $10,000 for each class) would be subject to the following shareholder servicing and/or distribution fees:
	Annual Shareholder Servicing and/or Distribution Fees	Total Over Five Years
Class S	$85	$425
Class D	$25	$125
Class I	$0	$0
Class S shares are available through brokerage and transaction-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating brokers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/ brokerage platforms at participating brokers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating brokers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) by our executive officers and Trustees and their immediate family members, as well as officers and employees of the Advisor or other affiliates and their immediate family members, and, if approved by our Board, joint venture partners, consultants and other service providers, or (5) by other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, where a holder of Class S or Class D shares exits a relationship with a participating broker or the Managing Dealer, as applicable, for this offering and does not enter into a new relationship with a participating broker or the Managing Dealer, as applicable, for this offering, such holder’s shares may be exchanged into an equivalent NAV amount of Class I shares. We may also offer Class I shares to certain feeder vehicles primarily created to hold our Class I shares, which in turn offer interests in themselves to investors; we expect to conduct such offerings pursuant to exceptions to registration under the Securities Act and not as a part of this offering. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests. We may also offer Class I shares to other investment vehicles. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of Common Shares you may be eligible to purchase.
If you are eligible to purchase all three classes of shares, then in most cases you should purchase Class I shares because participating brokers will not charge transaction or other fees, including upfront placement fees or brokerage commissions, on Class I shares and Class I shares have no shareholder servicing or distribution fees, which will reduce the NAV or distributions of the other share classes. However, Class I shares will not receive shareholder services.
To purchase Class S or Class D shares in this offering, you must make a minimum initial investment in our Common Shares of $2,500. To purchase Class I shares in this offering, you must make a minimum initial investment of $1,000,000. All subsequent purchases of Class S, Class D or Class I shares, except for those made under our distribution reinvestment plan, are subject to a minimum investment size of $500 per transaction. The Managing Dealer can waive the initial or subsequent minimum investment at its discretion.
Completed subscription requests will not be accepted by us any earlier than two business days before the first day of each monthly.
Organization and Offering Expenses
The Advisor has agreed to advance all of our organization and offering expenses on our behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses and other offering expenses, including costs associated with technology integration between the Company’s systems and those of our participating brokers, reasonable bona fide due diligence expenses of participating brokers supported by detailed and itemized invoices, costs in connection with preparing sales materials and other marketing expenses, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by participating brokers and costs, expenses and reimbursements for travel, meals, accommodations, entertainment and other similar expenses related to meetings or events with prospective investors, brokers, registered investment advisors or financial or other advisors, but excluding the shareholder servicing and/or distribution fee) through the date on which we break escrow for this offering. We will be obligated to reimburse the Advisor for such advanced expenses upon breaking escrow for this offering.
Distributions
We expect to pay regular monthly distributions commencing with the first full calendar quarter after the escrow period concludes. Any distributions we make will be at the discretion of our Board, who will consider, among other things, our earnings, cash flow, capital needs and general financial condition, as well as our desire to comply with the RIC requirements, which generally require us to make aggregate annual distributions to our shareholders of at least 90% of our net investment income. As a result, our distribution rates and payment frequency may vary from time to time and there is no assurance we will pay distributions in any particular amount, if at all.

The per share amount of distributions on Class S, Class D and Class I shares will generally differ because of different class-specific shareholder servicing and/or distribution fees that are deducted from the gross distributions for each share class.
We intend to timely distribute to our shareholders substantially all of our annual taxable income for each year, except that we may retain certain net capital gains for reinvestment and, depending upon the level of taxable income earned in a year, we may choose to defer distribution of taxable income for distribution in the following year and pay any applicable U.S. federal excise tax. The distributions we pay to our shareholders in a year may exceed our taxable income for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes. The specific tax characteristics of our distributions will be reported to shareholders after the end of the calendar year. See “Distributions.”
Distribution Reinvestment Plan
We have adopted a distribution reinvestment plan, which is an “opt-out” distribution reinvestment plan. Under this plan, shareholders (other than those located in specific states, who are clients of selected participating brokers, as outlined below, or who have elected to “opt out” of the plan) will have their cash distributions automatically reinvested in additional shares of the same class of our Common Shares to which the distribution relates. If a shareholder elects to “opt out,” that shareholder will receive cash distributions. The purchase price for shares purchased under our distribution reinvestment plan will be equal to the then current NAV per share of the relevant class of Common Shares. Shareholders will not pay transaction related charges when purchasing shares under our distribution reinvestment plan, but all outstanding Class S and Class D shares, including those purchased under our distribution reinvestment plan, will be subject to ongoing servicing fees.
Share Repurchase Program
You can request that your shares be repurchased subject to the following limitations. Beginning no later than the first full calendar quarter from the date on which we break escrow for this offering, and subject to the discretion of the Board, we intend to commence a share repurchase program pursuant to which we intend to conduct quarterly repurchase offers to allow our shareholders to tender their shares at a price equal to the NAV per share for the applicable class of shares on each date of repurchase. Our Board may amend, suspend or terminate the share repurchase program at any time if it deems such action to be in our best interest and the best interest of our shareholders. As a result, share repurchases may not be available each quarter. Upon a suspension of our share repurchase program, our Board will consider at least quarterly whether the continued suspension of our share repurchase program remains in our best interest and the best interest of our shareholders. However, our Board is not required to authorize the recommencement of our share repurchase program within any specified period of time. Our Board may also determine to terminate our share repurchase program if required by applicable law or in connection with a transaction in which our shareholders receive liquidity for their Common Shares, such as a sale or merger of the Company.
Under our share repurchase program, to the extent we offer to repurchase shares in any particular quarter, we intend to limit the number of shares to be repurchased to no more than 5% of our outstanding Common Shares as of the last day of the immediately preceding quarter. In the event the number of shares tendered exceeds the repurchase offer amount, shares will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted in the next quarterly tender offer, or upon the recommencement of the share repurchase program, as applicable. We may choose to offer to repurchase fewer shares than described above, or none at all.
We expect to repurchase shares pursuant to tender offers each quarter using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived, at our discretion, in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders. We intend to conduct the repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act. All shares purchased by us pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.
Most of our assets will consist of instruments that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to make repurchase offers. In order to provide liquidity for share repurchases, we intend to generally maintain under normal circumstances an allocation to syndicated loans and other liquid investments. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources.
Fees and Expenses
We pay our Advisor a fee for its services under the Investment Advisory Agreement. The fee consists of two components: a base management fee and an incentive fee.
The base management fee is calculated at an annual rate of 0.75% of our gross assets, including assets purchased with borrowed funds or other forms of leverage but excluding cash and cash equivalents. For services rendered under the Investment Advisory Agreement, the base management fee is payable monthly in arrears. The base management fee for any partial month or quarter will be appropriately pro-rated (based on the number of days actually elapsed at the end of such partial month relative to the total number of days in such month). For purposes of the Investment Advisory Agreement, cash equivalents means U.S. government securities and commercial paper instruments maturing within one year of purchase. The fair value of derivative financial instruments held in the Company’s portfolio will be included in the calculation of gross assets of the Company.
The incentive fee is comprised of the following two parts:
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An incentive fee on net investment income, which we refer to as the incentive fee on income or the “Income Fee”. The incentive fee on income is calculated and payable quarterly in arrears based on the aggregate pre-incentive fee net investment income, attributable to each class of the Company’s Common Shares, in respect of the current calendar quarter and the eleven preceding calendar quarters (the “Trailing Twelve Quarters”). Pre-incentive fee net investment income in respect of the relevant Trailing Twelve Quarters will be compared to a “Hurdle Amount” equal to the product of (i) the hurdle rate of 1.75% per quarter (7% annualized) and (ii) the sum of our net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. The quarterly incentive fee based on income shall be calculated, subject to the Incentive Fee Cap (as defined below), based on the amount by which (A) aggregate pre-incentive fee net investment income in respect of the relevant Trailing Twelve Quarters exceeds (B) the Hurdle Amount for such Trailing Twelve Quarters. The amount of the excess of (A) over (B) described in this paragraph for such Trailing Twelve Quarters is referred to as the “Excess Income Amount.” The incentive fee based on income for each calendar quarter will be determined as follows:

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No incentive fee based on income is payable to the Advisor for any calendar quarter for which there is no Excess Income Amount;

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100% of the aggregate pre-incentive fee net investment income in respect of the Trailing Twelve Quarters with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the Hurdle Amount, but is less than or equal to an amount, which we refer to as the “Catch-Up Amount,” determined as the sum of 2.0588% multiplied by our NAV at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. The “Catch-Up Amount” is meant to provide the Advisor an incentive fee of 15% on all of the Company’s pre-incentive fee net investment income when the Company’s aggregate pre-incentive fee net investment income in respect of the relevant Trailing Twelve Quarters reaches the Catch-Up Amount in respect of the relevant Trailing Twelve Quarters; and

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15% of the aggregate pre-incentive fee net investment income in respect of the Trailing Twelve Quarters that exceeds the Catch-Up Amount.

The Incentive Fee Cap in respect of any calendar quarter is an amount equal to 15% of the Cumulative Net Return (as defined herein) during the relevant Trailing Twelve Quarters less the aggregate incentive fees based on income that were paid to the Advisor in the preceding eleven calendar quarters (or portion thereof) comprising the relevant Trailing Twelve Quarters. In the event the Incentive Fee Cap is less than the amount of incentive fee based on income that would otherwise be payable, the amount of incentive fee based on income shall be reduced to an amount equal to the Incentive Fee Cap.
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An incentive fee on capital gains (the “Capital Gains Fee”) is calculated and payable in arrears as of the end of each fiscal year will equal 15% of the Company’s realized capital gains on a cumulative basis from inception through the end of the fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid Capital Gains Fees.

See “Fees and Expenses” and “Management Agreements — Investment Advisory Agreement and Administration Agreement.”
Use of Leverage
From time to time, we may borrow funds, including under our credit facilities, or issue debt securities or preferred securities to make additional investments or for other purposes. This is known as “leverage” and could increase or decrease returns to our shareholders. The use of borrowed funds or the proceeds of preferred securities offerings to make investments has specific benefits and risks, and all of the costs of borrowing funds or issuing preferred securities are borne by our shareholders. As a BDC, with certain limited exceptions, we may only borrow amounts such that our asset coverage ratio, as defined in the 1940 Act, is in compliance with the ratio for BDCs set forth in the 1940 Act. The Company is permitted to borrow amounts such that its asset coverage ratio is at least 150% after such borrowing (if certain requirements are met).
Our leverage may take the form of revolving or term loans from financial institutions, secured or unsecured bonds, securitization of portions of our investment portfolio via collateralized loan obligations or preferred shares.
Warehousing Transaction
We entered into multiple warehousing transactions whereby we agreed, subject to certain conditions, to purchase certain assets from parties unaffiliated with the Advisor. Such warehousing transactions were designed to assist us in deploying capital upon receipt of subscriptions. We do not currently own any investments. However, on October 19, 2022, we entered into a Facility Agreement (“Facility Agreement (USD)”) with Goldman Sachs Bank USA (the “Financing Provider”), and simultaneously with the Facility Agreement (USD), we entered into a Facility Agreement (GBP) with the Financing Provider (the “Facility Agreement (GBP)”) and a Facility Agreement (EUR) with the Financing Provider (the “Facility Agreement (EUR)”, and together with the Facility Agreement GBP and the Facility Agreement (USD), the “Facility Agreements”). The Facility Agreements create a forward obligation of the Financing Provider to sell, and a forward obligation of us or our designee to purchase certain investments (the “Portfolio Investments”) owned and held by the Financing Provider at our request, in each case in the currency of the respective Facility Agreement. It is expected that the Portfolio Investments will generally consist of originated loans to middle-market corporate and sponsor-backed U.S. companies consistent with our investment strategy. Pursuant to the Facility Agreements, we may request the Financing Provider acquire such Portfolio Investments as we may designate from time to time, which the Financing Provider can approve or reject in its sole and absolute discretion. Prior to any sale to us, the Portfolio Investments will be owned and held solely for the account of the Financing Provider. Until such time as we have received subscriptions for our shares of at least $100 million (the “Capital Condition”), we will have no obligation to purchase the Portfolio Investments under the Facility Agreements. After we have met the Capital Condition, we (or our designee) will be obligated to purchase the Portfolio Investments from the Financing Provider on or before October 19, 2023 under each of the Facility Agreements (the “Facilities End Date”). We may also elect, but are not obligated to, purchase Portfolio Investments prior to the Facilities End Date or without meeting the Capital Condition.

In consideration for the forward arrangement provided by the Financing Provider (the aggregate amount of the arrangement across the Facility Agreements collectively will not exceed $250 million between the closing date and the Facilities End Date (the “Financing Commitment Amount”)), we have agreed to pay certain fees and expenses to the Financing Provider, including (i) a facility fee at an annual rate of the 3-month Term SOFR or the relevant benchmark rate, as applicable, plus 2.75% per annum multiplied by the principal amount of the Portfolio Investments (the “Financing Amount”) (subject to adjustment for, among other things, cash amounts received by the Financing Provider with respect to the Portfolio Investments while it is being held by the Financing Provider), divided by 360, (ii) an unused fee at an annual rate of 0.375% of the average unused Financing Commitment Amount (being the greater of (x) zero and (y) the Financing Commitment Amount minus the greater of (A) the then-current minimum utilization threshold and (B) the Financing Amount), divided by 360, and (iii) a minimum utilization fee at a rate of 2.75% of the greater of (x) zero and (y) (A) the then-current minimum utilization threshold minus (B) the Financing Amount, divided by 360. The minimum utilization threshold is the product of (i) the Financing Commitment Amount multiplied by (ii) (a) for the period from the closing date to the one-month anniversary of the closing date, 45%, (b) for the period from the one-month anniversary of the closing date to the two-month anniversary of the closing date, 65%, (c) for the period from the two-month anniversary of the closing date to the three-month anniversary of the closing date, 80%, and (d) for the period from the three-month anniversary of the closing date to the Facilities End Date, 85%, and (e) on or after the Facilities End Date, zero.
As a general matter, the price we would pay to purchase any Portfolio Investment from the Financing Provider equals the cash amount paid by the Financing Provider subject to adjustment for, among other things, principal repayments and interest amounts earned by the Financing Provider. Accordingly, shareholders will benefit from any interest paid or accrued on any Portfolio Investment purchased by the Company. For additional information related to our warehousing transactions, see “Business — Portfolio & Risk Management — Warehousing Transaction.”
Emerging Growth Company
We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”); submit certain executive compensation matters to shareholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; or disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.
In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies.
We will remain an emerging growth company for up to five years, or until the earliest of: (1) the last date of the fiscal year during which we had total annual gross revenues of $1.07 billion or more; (2) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (3) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act.
Summary Risk Factors
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We currently are operating in a period of capital markets disruption, significant volatility and economic uncertainty.

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Price declines and illiquidity in the corporate debt markets, as well as macro market events affecting us or our portfolio companies, may adversely affect the fair value of our portfolio investments, reducing our NAV through increased net unrealized depreciation.

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We may be unable to meet our investment objective or investment strategy.

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We depend upon key personnel of Bain Capital Credit and our Advisor.

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We depend on strong referral relationships to provide us with potential investment opportunities.

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We may not replicate the historical results achieved by Bain Capital Credit, by our Advisor or by its affiliates.

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There are significant actual or potential conflicts of interest that could affect our investment returns.

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We may need to raise additional capital and existing shareholders may be diluted by any such capital raise.

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Our strategy involves a high degree of leverage. We intend to continue to finance our investments with borrowed money, which will magnify the potential for gain or loss on amounts invested and may increase the risk of investing in the Company. The risks of investment in a highly leverage fund include volatility and possible distribution restrictions.

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We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.

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Our Board may change our investment objective, operating policies and strategies without prior notice or shareholder approval.

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Our Advisor and/or Administrator can resign on 60 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

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We and our Advisor are subject to regulations and SEC oversight, including limits on issuance of debt. If we or they fail to comply with applicable requirements, it may adversely impact our results relative to companies that are not subject to such regulations.

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The lack of liquidity in our investments may adversely affect our business.

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We may invest in high yield debt, or junk bonds, which has greater credit and liquidity risk than more highly rated debt obligations.

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Our portfolio companies may default or may need to restructure their obligations.

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Our investments may be concentrated in a limited number of portfolio companies and industries.

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We will be subject to corporate-level income tax if we are unable to qualify as a RIC or do not distribute all of our taxable income.

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Investing in our Common Shares involves an above average degree of risk.

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The outbreak of COVID-19 has caused, and for an unknown period of time, will continue to cause, disruptions in global debt and equity markets and economies in regions in which we operate.

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The consequences of the conflict between Russia and Ukraine, including international sanctions, may have a negative impact on inflation and increase disruption to supply chains;

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Inflation may adversely affect the business, results of operations and financial condition of our portfolio companies.

Custodian, transfer agent and distribution disbursing agent
U.S. Bank National Association (“U.S. Bank”) serves as our custodian, and U.S. Bancorp Fund Services, LLC (“U.S. Bancorp”) serves as our transfer agent and distribution disbursing agent. See “Custodian and Transfer and Distribution Disbursing Agent.”

Company Information
Our principal executive offices are located at 200 Clarendon Street, 37th Floor, Boston,
Massachusetts 02116, and our telephone number is (617) 516-2000.
We have filed with the SEC a registration statement on Form N-2 under the Securities Act of which this prospectus is a part, which contains additional information about us and our Common Shares being offered by this prospectus. We will file annual, quarterly and current reports, proxy statements and other information meeting the information requirements of the Exchange Act with the SEC. This information is available on the SEC’s website at http://www.sec.gov.
We maintain a website at https://www.baincapitalprivatecredit.com and intend to make all of our periodic and current reports, proxy statements and certain other information available, free of charge, on or through our website. The information on our website is not incorporated by reference in this prospectus. You may also obtain such information by contacting us, in writing at: Bain Capital Private Credit, 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116, Attention: Investor Relations, and by telephone (collect) at (617) 516-2000.

FEES AND EXPENSES
The following table is intended to assist you in understanding the fees and expenses that an investor in this offering will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. The expenses shown in the table under “other expenses” and “annual expenses” are based on estimated amounts. The following table should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “us” or that “we” will pay fees or expenses, our shareholders will indirectly bear such fees or expenses as our investors.
	Class S Shares	Class D Shares	Class I Shares
Shareholder transaction expense (fees paid directly from your investment)
Maximum sales load(1)	—%	—%	—%
Maximum Early Repurchase Deduction(2)	2.0%	2.0%	2.0%
Annual expenses (as a percentage of net assets attributable to Common Shares)(3)
Base management fees(4)	1.20%	1.20%	1.20%
Incentive fees payable under the Investment Advisory Agreement(5)	%	%	%
Shareholder servicing and/or distribution fees(6)	0.85%	0.25%	0%
Interest payments on borrowed funds(7)	3.32%	3.32%	3.32%
Other expenses(8)	0.85%	0.85%	0.85%
Total annual expenses	6.22%	5.62%	5.37%

(1)
Neither the Company nor the Managing Dealer will charge upfront sales loads with respect to Class S shares, Class D shares or Class I shares; however, if you buy Class S shares or Class D shares through certain financial intermediaries, such intermediaries may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that they limit such charges to a 3.5% cap on NAV for Class S shares and a 1.5% cap on NAV for Class D shares. Please consult your selling agent for additional information.

(2)
Under our share repurchase program, to the extent we offer to repurchase shares in any particular quarter, we expect to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year may be subject to a fee of 2.0% of such NAV. The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

(3)
Weighted average net assets employed as the denominator for expense ratio computation is $313 million. This estimate is based on the assumption that we sell $500 million of our Common Shares in the initial 12-month period of the offering following the date we meet the minimum offering requirement. Actual net assets will depend on the number of shares we actually sell, realized gains/losses, unrealized appreciation/ depreciation and share repurchase activity, if any.

(4)
The base management fee is calculated at an annual rate of 0.75% of our gross assets, including assets purchased with borrowed funds or other forms of leverage but excluding cash and cash equivalents. For services rendered under the Investment Advisory Agreement, the base management fee is payable monthly in arrears. The base management fee for any partial month or quarter will be appropriately pro-rated. For purposes of the Investment Advisory Agreement, cash equivalents means U.S. government securities and commercial paper instruments maturing within one year of purchase. For purposes of this table, we have assumed that we maintain no cash or cash equivalents. See “Management Agreements.”

(5)
We may have capital gains and investment income that could result in the payment of an incentive fee in the first year of investment operations. The incentive fee consists of two parts, one based on income and the other based on capital gains, that are determined independent of each other, with the result that one component may be payable even if the other is not:

(i)
the Income Fee, calculated and payable quarterly in arrears will be determined as follows, subject to the Incentive Fee Cap: (i) no incentive fee based on income is payable to the Advisor for any calendar quarter for which there is no Excess Income Amount; (ii) 100% of the aggregate pre-incentive fee net investment income, attributable to each class of the Company’s Common Shares, in respect of the Trailing Twelve Quarters with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the Hurdle Amount, but is less than or equal to an amount, which we refer to as the “Catch-Up Amount,” determined as the sum of 2.0588% multiplied by our NAV at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters; and (iii) 15% of the aggregate pre-incentive fee net investment income, attributable to each class of the Company’s Common Shares, in respect of the Trailing Twelve Quarters that exceeds the Catch-Up Amount; and

(ii)
the Capital Gains Fee that will equal 15% of the Company’s realized capital gains on a cumulative basis from inception through the end of the fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid Capital Gains Fees. See “Management Agreements.”

As we cannot predict whether we will meet the necessary performance targets, we have assumed no incentive fee for this chart. Once fully invested, we expect the incentive fees we pay to increase to the extent we earn greater income or generate capital gains through our investments in portfolio companies. If we achieved an annualized total return of 7.0% for each quarter made up entirely of net investment income, no incentive fees would be payable to the Advisor because the hurdle rate was not exceeded. If instead we achieved a total return of 7.0% in a calendar year made up of entirely realized capital gains net of all realized capital losses and unrealized capital depreciation, an incentive fee equal to 1.05% of our net assets would be payable. See “Management Agreements” for more information concerning the incentive fees.
(6)
Subject to FINRA limitations on underwriting compensation, we will also pay the following shareholder servicing and/or distribution fees to the Managing Dealer and/or a participating broker: (a) for Class S shares, a shareholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class S shares and (b) for Class D shares only, a shareholder servicing fee equal to 0.25% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class D shares, in each case, payable monthly. No shareholder servicing or distribution fees will be paid with respect to the Class I shares. The total amount that will be paid over time for other underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including the shareholder servicing and/or distribution fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering. In addition, as may be required by the exemptive relief being sought by us to offer multiple classes of shares, at the end of the month in which the Managing Dealer in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to any single share held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such share (or a lower limit as determined by the Managing Dealer or the applicable selling agent), we will cease paying the shareholder servicing and/or distribution fee on either (i) each such share that would exceed such limit or (ii) all Class S shares and Class D shares in such shareholder’s account. We may modify this requirement if permitted by applicable exemptive relief. At the end of such month, the applicable Class S shares, or Class D shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S or Class D shares.

See “Plan of Distribution” and “Estimated Use of Proceeds.” The total underwriting compensation and total organization and offering expenses will not exceed 10% and 15%, respectively, of the gross proceeds from this offering.
(7)
We may borrow funds to make investments, including before we have fully invested the proceeds of this continuous offering. To the extent that we determine it is appropriate to borrow funds to make investments, the costs associated with such borrowing will be indirectly borne by shareholders. The figure in the table assumes that we borrow for investment purposes an amount equal to 100% of our weighted average net assets in the initial 12-month period of the offering after we meet the minimum offering requirement, and that the average annual cost of borrowings, including the amortization of cost associated with obtaining borrowings and unused commitment fees, on the amount borrowed is 3.32%. Our ability to incur leverage during the 12 months following the commencement of this offering depends, in large part, on whether we meet our minimum offering requirement, the amount of money we are able to raise through the sale of shares registered in this offering and the availability of financing in the market.

(8)
“Other expenses” include overhead expenses, including payments under the Administration Agreement with our Administrator, accounting, legal and auditing fees, organization and offering expenses and fees payable to our Trustees, as discussed in “Business.” The amount presented in the table estimates the amounts we expect to pay during the initial 12-month period of the offering following the date we meet our minimum offering requirement.

Example: We have provided an example of the projected dollar amount of total expenses that would be incurred over various periods with respect to a hypothetical $1,000 investment in each class of our Common Shares. In calculating the following expense amounts, we have assumed that: (1) that our annual operating expenses and offering expenses remain at the levels set forth in the table above, except to reduce annual expenses upon completion of organization and offering expenses, (2) that the annual return before fees and expenses is 5%, (3) that the net return after payment of fees and expenses is distributed to shareholders and reinvested at NAV and (4) your financial intermediary does not directly charge you transaction or other fees.
Class S shares
Return Assumption	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return from net investment income:	$62	$184	$304	$589
Total expenses assuming a 5% annual return solely from net realized capital gains:	$70	$205	$335	$639
Class D shares
Return Assumption	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return from net investment income:	$56	$168	$278	$547
Total expenses assuming a 5% annual return solely from net realized capital gains:	$64	$189	$310	$599
Class I shares
Return Assumption	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return from net investment income:	$54	$161	$267	$528
Total expenses assuming a 5% annual return solely from net realized capital gains:	$61	$182	$299	$582
While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. If we achieve sufficient returns on our investments to trigger a quarterly incentive fee on income and/or if we achieve net realized capital gains in excess of 5%, both our returns to our shareholders and our expenses would be higher. In addition, while the example assumes reinvestment of all distributions at NAV, under certain circumstances, reinvestment of distributions under our distribution reinvestment plan may occur at a price per share that differs from NAV. See “Distribution Reinvestment Plan” for additional information.
This example should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown

RISK FACTORS
Investing in our Common Shares involves certain risks. All known material risks are presented in the section below. There can be no assurance that our investment objectives will be achieved or that an investor will receive a return of its capital. In addition, there will be occasions when our Advisor and its affiliates may encounter potential conflicts of interest in connection with us. You should carefully consider these risks and uncertainties in the section below. If any of these risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our NAV and the price per share of our Common Shares could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance.
Risks Relating to Our Business and Structure
We have no operating history.
The Company is a non-diversified, closed-end management investment company that has elected to be regulated as a BDC with no operating history. As a result, we have no track record or history on which you can evaluate an investment in us. There can be no assurance that we will achieve the results achieved by past investments of Bain Capital Credit or our Advisor. Past performance should not be relied upon as an indication of future results. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives and that the value of a shareholder’s investment could decline substantially or that the shareholder will suffer a complete loss of its investment in us.
We may be unable to meet our investment objectives or investment strategy.
Investing in us is intended for long-term investors who can accept the risks associated with investing primarily in potentially illiquid, privately negotiated (i) senior first lien, stretch senior (as further described hereinafter), senior second lien and unitranche loans, (ii) mezzanine debt and other junior investments and (iii) secondary purchases of assets or portfolios that primarily consist of middle market corporate debt. We may also invest, from time to time, in equity securities, distressed debt, debtor-in-possession loans, structured products, structurally subordinate loans, investments with deferred interest features, zero-coupon securities and defaulted securities. There can be no assurance that we will achieve our investment or performance objectives, including our targeted returns. Accordingly, the possibility of partial or total loss of our capital exists.
There may be limited liquidity and restrictions on withdrawal on your investment in the Company.
An investment in the Company is suitable only for certain sophisticated investors that have no need for immediate liquidity in respect of their investment and who can accept the risks associated with investing in illiquid investments.
Our Common Shares are illiquid investments for which there is not and will likely not be a secondary market. Liquidity for our Common Shares will be limited to participation in our share repurchase program, which we have no obligation to maintain. When we make quarterly repurchase offers pursuant to the share repurchase program, we will offer to repurchase Common Shares at a price that is estimated to be equal to our net asset value per share on the last day of such quarter, which may be lower than the price that you paid for our Common Shares. As a result, to the extent you paid a price that includes the related sales load and to the extent you have the ability to sell your Common Shares pursuant to our share repurchase program, the price at which you may sell Common Shares may be lower than the amount you paid in connection with the purchase of Common Shares in this offering.
There may be risks regarding distributions and repurchases of Common Shares.
The Company intends to pay monthly distributions to shareholders out of assets legally available for distribution. The Company cannot guarantee that it will achieve investment results that will allow it to make a specified level of cash distributions or year-to-year increases in cash distributions. If the Company is unable to satisfy the asset coverage test applicable to it as a BDC, or if the Company violates certain debt financing agreements, its ability to pay distributions to shareholders could be limited. All distributions will be paid at the discretion of the Company’s Board and will depend on the Company’s earnings, financial condition, maintenance of RIC status, compliance with applicable BDC regulations, compliance with debt financing agreements and such other factors as the Board may deem relevant from time to time. The distributions the Company pays to investors in a year may exceed the Company’s taxable income for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes.
For a period of time following commencement of this offering, which time period may be significant, we expect substantial portions of our distributions may be funded indirectly through the reimbursement of certain expenses by our Advisor and its affiliates, including through the waiver of certain investment advisory fees by our Advisor, that are subject to conditional reimbursement by us within three years. Any such distributions funded through expense reimbursements or waivers of advisory fees are not based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or our Advisor or its affiliates continues to advance such expenses or waive such fees. Our future reimbursement of amounts advanced or waived by our Advisor and its affiliates will reduce the distributions that you would otherwise receive in the future. In addition, the initial advancement of expenses or waiver of fees by our Advisor and its affiliates may prevent a decline in NAV in the short term, and our reimbursement of these amounts may reduce our NAV in the future. Other than as set forth in this prospectus, our Advisor and its affiliates have no obligation to advance expenses or waive advisory fees.
Investors who periodically receive the payment of a distribution from a RIC consisting of a return of capital for U.S. federal income tax purposes may be under the impression that they are receiving a distribution of RIC’s net ordinary income or capital gains when they are not. Accordingly, investors should read carefully any written disclosure accompanying a distribution from the Company and the information about the specific tax characteristics of the Company’s distributions provided to investors after the end of each calendar year, and should not assume that the source of any distribution is the Company’s net ordinary income or capital gains.
If a share repurchase program is adopted by our Board, such a program may be amended, suspended or terminated at any time in the Board’s discretion. You may not be able to sell your shares at all in the event our Board amends, suspends or terminates the share repurchase program, absent a liquidity event, and we currently do not intend to undertake a liquidity event, and we are not obligated by our charter or otherwise to effect a liquidity event at any time. We will notify you of such developments in our quarterly reports or other filings. If less than the full amount of Common Shares requested to be repurchased in any given repurchase offer are repurchased, funds will be allocated pro rata based on the total number of Common Shares being repurchased without regard to class. The share repurchase program has many limitations and should not be relied upon as a method to sell shares promptly or at a desired price.
In the event a shareholder chooses to participate in our share repurchase program, the shareholder will be required to provide us with notice of intent to participate prior to knowing what the NAV per share of the class of shares being repurchased will be on the repurchase date. Although a shareholder will have the ability to withdraw a repurchase request prior to the repurchase date, to the extent a shareholder seeks to sell shares to us as part of our periodic share repurchase program, the shareholder will be required to do so without knowledge of what the repurchase price of our shares will be on the repurchase date.
We are dependent upon key personnel of Bain Capital Credit and our Advisor.
Our ability to achieve our investment objectives will depend on our ability to manage our business and to grow our investments and earnings. This will depend, in turn, on the financial and managerial expertise of our Advisor, including with resources utilized from Bain Capital Credit. Although we have attempted to foster a team approach to investing, the loss of key individuals employed by Bain Capital Credit or our Advisor could have a material adverse effect on our financial condition, performance and ability to achieve our investment objectives. If these individuals do not maintain their employment or other existing relationships with Bain Capital Credit or our Advisor and do not develop new relationships with other sources of investment opportunities available to us, we may not be able to grow our investment portfolio.

Bain Capital Credit’s and our Advisor’s investment professionals have substantial responsibilities in connection with the management of other Bain Capital Credit Clients. The personnel of Bain Capital Credit may be called upon to provide managerial assistance to our portfolio companies. These demands on their time, which may increase as the number of investments grow, may distract them or slow our rate of investment. The employees of our Advisor and other Bain Capital Credit investment professionals expect to devote such time and attention to the conduct of our business as such business shall reasonably require. However, there can be no assurance, for example, that the members of our Advisor or such investment professionals will devote any minimum number of hours each week to our affairs or that they will continue to be employed by Bain Capital Credit. Subject to certain remedies, in the event that certain employees of our Advisor cease to be actively involved with us, we will be required to rely on the ability of Bain Capital Credit to identify and retain other investment professionals to conduct our business. The Board intends to evaluate the commitment and performance of our Advisor in conjunction with the annual approval of the Investment Advisory Agreement and Administration Agreement.
Under the Resource Sharing Agreement, Bain Capital Credit has agreed to provide our Advisor with experienced investment professionals necessary to fulfill its obligations under the Investment Advisory Agreement. The Resource Sharing Agreement, however, may be terminated by either party on 60 days’ notice. We cannot assure shareholders that Bain Capital Credit will fulfill its obligations under the Resource Sharing Agreement. We also cannot assure shareholders that our Advisor will enforce the Resource Sharing Agreement if Bain Capital Credit fails to perform, that such agreement will not be terminated by either party or that we will continue to have access to the investment professionals of Bain Capital Credit and its affiliates or their information and deal flow. The Advisor, Bain Capital Credit and/or their affiliates will enter into employment contracts with and provide life insurance for their key personnel.
Further, we depend upon Bain Capital Credit and our Advisor to maintain their relationships with private equity sponsors, placement agents, investment banks, management groups and other financial institutions, and we expect to rely to a significant extent upon these relationships to provide us with potential investment opportunities. If they fail to maintain such relationships, or to develop new relationships with other sources of investment opportunities, we will not be able to grow our investment portfolio. In addition, individuals with whom the senior professionals of Bain Capital Credit and our Advisor have relationships are not obligated to provide us with investment opportunities, and we cannot assure you that these relationships will generate investment opportunities for us in the future.
We may not replicate the historical results achieved by Bain Capital Credit, or by our Advisor or its affiliates.
Our primary focus in making investments may differ from those of existing Bain Capital Credit Funds and Related Funds. Past performance should not be relied upon as an indication of future results. There can be no guarantee that we will replicate our own historical performance, the historical success of Bain Capital Credit or the historical performance of Bain Capital Credit Funds and/or Related Funds, and we caution shareholders that our investment returns could be substantially lower than the returns achieved by them in prior periods. We cannot assure you that we will be profitable in the future or that our Advisor will be able to continue to implement our investment objectives with the same degree of success as it has had in the past. Additionally, all or a portion of the prior results may have been achieved in particular market conditions that may never be repeated. Moreover, current or future market volatility and regulatory uncertainty may have an adverse impact on our future performance.
The due diligence process that our Advisor undertakes in connection with our investments may not reveal all the facts that may be relevant in connection with an investment.
Our Advisor’s due diligence may not reveal all of a company’s liabilities and may not reveal other weaknesses in its business. There can be no assurance that our due diligence process will uncover all relevant facts that would be material to an investment decision. Before making an investment in, or a loan to, a company, our Advisor will assess the strength and skills of the company’s management team and other factors that it believes are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, our Advisor will rely on the resources available to it and, in some cases, an investigation by third parties. This process is particularly important and highly subjective with respect to newly organized entities because there may be little or no information publicly available about the entities.

We may make investments in, or loans to, companies, including middle market companies, which are not subject to public company reporting requirements, including requirements regarding preparation of financial statements, and will, therefore, depend upon the compliance by investment companies with their contractual reporting obligations and the ability of our Advisor’s investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we may lose money on our investments. As a result, the evaluation of potential investments and the ability to perform due diligence on and effective monitoring of investments may be impeded, and we may not realize the returns which we expect on any particular investment. In the event of fraud by any company in which we invest or with respect to which we make a loan, we may suffer a partial or total loss of the amounts invested in that company.
Adverse developments in the credit markets may impair our ability to enter into new debt financing arrangements.
During the economic downturn in the United States that began in mid-2007, many commercial banks and other financial institutions stopped lending or significantly curtailed their lending activity. In addition, in an effort to stem losses and reduce their exposure to segments of the economy deemed to be high risk, some financial institutions limited refinancing and loan modification transactions and reviewed the terms of existing facilities to identify bases for accelerating the maturity of existing lending facilities. If these conditions recur, it may be difficult for us to enter into a new credit or other borrowing facility, obtain other financing to finance the growth of our investments, or refinance any outstanding indebtedness on acceptable economic terms, or at all.
Our executive officers and Trustees, our Advisor, Bain Capital Credit and their affiliates, officers, directors and employees may face certain conflicts of interest.
The executive officers and Trustees and other employees of Bain Capital Credit and our Advisor, including our portfolio managers, are, or may be, investors in, or serve, or may serve, as officers, directors, members, or principals of, entities that operate in the same or a related line of business as we do, or of Bain Capital Credit Clients. Similarly, Bain Capital Credit and Affiliated Advisors may have other clients with similar, different or competing investment objectives. Accordingly, the members of the professional staff of Bain Capital Credit and our Advisor will have demands on their time for the investment, monitoring and other functions of other funds advised by Bain Capital Credit.
In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the best interests of, or may be adverse to the interests of, us or our shareholders. Although the professional staff of Bain Capital Credit will devote as much time to our management as appropriate to enable our Advisor to perform its duties in accordance with the Investment Advisory Agreement, Bain Capital Credit has, and will continue to have management responsibilities for Bain Capital Credit Clients. There is a potential that we will compete with these Bain Capital Credit Clients, for capital and investment opportunities. As a result, Bain Capital Credit and our portfolio managers will face conflicts in the allocation of investment opportunities among us and the Bain Capital Credit Clients and may make certain investments that are appropriate for us but for which we receive a relatively small allocation of such investment or no allocation at all. Bain Capital Credit intends to allocate investment opportunities among eligible Bain Capital Credit Clients in a manner that is fair and equitable over time and consistent with its allocation policy. However, we can offer no assurance that such opportunities will be allocated to us fairly or equitably in the short-term or over time, and we may not be given the opportunity to participate in investments made by investment funds managed by our Advisor or an investment manager affiliated with our Advisor, including Bain Capital Credit. If our Advisor recommends a particular level of investment for us, and the aggregate amount recommended by our Advisor for us and for other participating Bain Capital Credit Clients exceeds the amount of the investment opportunity, subject to applicable law, investments made pursuant to exemptive relief will generally be allocated among the participants pro rata based on capital available for investment in the asset class being allocated and the respective governing documents of such Bain Capital Credit Clients. We expect that available capital for our investments will be determined based on the amount of cash on-hand, existing commitments and reserves, if any, the targeted leverage level, targeted asset mix and diversification requirements and other investment policies and restrictions set by the Board or as imposed by applicable laws, rules, regulations or interpretations. In instances when investments are not made pursuant to exemptive relief, allocations among us and other Bain Capital Credit Clients, subject to applicable law and regulation, will be done in accordance with our Advisor’s trade allocation practice, which is generally pro rata based on order size. There can be no assurance that we will be able to participate in all investment opportunities that are suitable for us.
Further, to the extent permitted by applicable law, we and our affiliates may own investments at different levels of a portfolio company’s capital structure or otherwise own different classes of a portfolio company’s securities, which may give rise to conflicts of interest or perceived conflicts of interest. Conflicts may also arise because decisions regarding our portfolio may benefit our affiliates. Our affiliates may pursue or enforce rights with respect to one of our portfolio companies, and those activities may have an adverse effect on us.
Bain Capital Credit’s Credit Committee, our Advisor or its affiliates may, from time to time, possess material non-public information, limiting our investment discretion.
The executive officers and directors, principals and other employees of Bain Capital Credit and our Advisor may serve as directors of, or in a similar capacity with, portfolio companies in which we invest, the securities of which are purchased or sold on our behalf, and may come into possession of material non-public information with respect to issuers in which we may be considering making an investment. In the event that material non-public information is obtained with respect to such companies, or we become subject to trading restrictions under the internal trading policies of those companies, the policies of Bain Capital, or as a result of applicable law or regulations, we could be prohibited for a period of time or indefinitely from purchasing or selling the securities of such companies, or we may be precluded from providing such information or other ideas to other funds affiliated with Bain Capital that may benefit from such information, and this prohibition may have an adverse effect on us.
Our management and incentive fee structure may create incentives for our Advisor that are not fully aligned with the interests of our shareholders and may induce our Advisor to make speculative investments.
In the course of our investing activities, we will pay management and incentive fees to our Advisor. We have entered into an Investment Advisory Agreement with our Advisor that provides that these fees will be based on the value of our gross assets (which includes assets purchased with borrowed amounts or other forms of leverage but excludes cash and cash equivalents), instead of our net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable). As a result, investors in our Common Shares will invest on a “gross” basis and receive distributions on a “net” basis after expenses, including the costs of leverage, resulting in a lower rate of return than one might achieve if distributions were made on a gross basis. Because our management fees are based on the value of our gross assets, the incurrence of debt or the use of leverage will increase the management fees due to our Advisor. As such, our Advisor may have an incentive to use leverage to make additional investments. In addition, as additional leverage would magnify positive returns, if any, on our portfolio, our incentive fee would become payable to our Advisor (i.e., exceed the Hurdle Amount) at a lower average return on our portfolio. Thus, if we incur additional leverage, our Advisor may receive additional incentive fees without any corresponding increase (and potentially with a decrease) in our net performance. Additionally, under the incentive fee structure, our Advisor may benefit when capital gains are recognized and, because our Advisor will determine when to sell a holding, our Advisor will control the timing of the recognition of such capital gains. As a result of these arrangements, there may be times when the management team of our Advisor has interests that differ from those of our shareholders, giving rise to a conflict. Furthermore, there is a risk our Advisor will make more speculative investments in an effort to receive this payment. Payment-in-kind (“PIK”) interest and original issue discount (“OID”) would increase our pre-incentive fee net investment income by increasing the size of the loan balance of underlying loans and increasing our AUM and makes it easier for our Advisor to surpass the Hurdle Amount and increase the amount of incentive fees payable to our Advisor.
Our Advisor may have an incentive to invest more in companies whose securities are likely to yield capital gains, as compared to income producing securities. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during cyclical economic downturns. PIK interest and OID would increase our pre-incentive fee net investment income by increasing the size of the loan balance of underlying loans and increasing our

AUM and makes it easier for our Advisor to surpass the Hurdle Amount and increase the amount of incentive fees payable to our Advisor. Our Advisor may thus have an incentive to invest in deferred interest securities in circumstances where it would not have done so but for the opportunity to continue to earn the incentive fee even when the issuers of the deferred interest securities would not be able to make actual cash payments to us on such securities. Under these investments, we accrue the interest over the life of the investment but do not receive the cash income from the investment until the end of the term. Our net investment income used to calculate the income portion of our incentive fee, however, includes accrued interest. Thus, a portion of this incentive fee is based on income that we have not yet received in cash. This risk could be increased because our Advisor is not obligated to reimburse us for any incentive fees received even if we subsequently incur losses or never receive in cash the accrued income (including accrued income with respect to OID, PIK interest and zero coupon securities).
The Board is charged with protecting our interests by monitoring how our Advisor addresses these and other conflicts of interests associated with its services and compensation. While they will not review or approve each investment decision or incurrence of leverage, our Independent Trustees will periodically review our Advisor’s services and fees as well as its portfolio management decisions and portfolio performance. In connection with these reviews, our Independent Trustees will consider whether our fees and expenses (including those related to leverage) remain appropriate.
We may invest, to the extent permitted by law, in the securities and instruments of other investment companies, including private funds, and, to the extent we so invest, bear our ratable share of any such investment company’s expenses, including management and performance fees. We also remain obligated to pay management and incentive fees to our Advisor with respect to the assets invested in the securities and instruments of other investment companies. With respect to each of these investments, each of our shareholders bears his or her share of the management and incentive fees of our Advisor as well as indirectly bearing the management and performance fees and other expenses of any investment companies in which we invest.
Conflicts created by valuation process for certain portfolio holdings.
We expect to make many of our portfolio investments in the form of loans and securities that are not publicly traded and for which no market based price quotation is available. As a result, the Board has designated the Advisor as “valuation designee” to perform fair value determinations for these investments pursuant to Rule 2a-5 under the 1940 Act, as described below in “— The majority of our portfolio investments are recorded at fair value and, as a result, there may be uncertainty as to the value of our portfolio investments.” Each of the interested members of the Board has an indirect pecuniary interest in our Advisor. The participation of our Advisor’s investment professionals in our valuation process, and the pecuniary interest in our Advisor by certain members of the Board, could result in a conflict of interest as our Advisor’s management fee is based, in part, on the value of our gross assets, and our incentive fees will be based, in part, on realized gains and realized and unrealized losses.
Conflicts may arise related to other arrangements with Bain Capital Credit and our Advisor’s other affiliates.
We have entered into an Administration Agreement with our Administrator pursuant to which we are required to pay to our Administrator our allocable portion of overhead and other expenses incurred by our Administrator in performing its obligations under such Administration Agreement, such as rent and our allocable portion of the cost of our chief financial officer and chief compliance officer and their respective staffs. In addition, our Advisor has entered into a Resource Sharing Agreement with Bain Capital Credit pursuant to which Bain Capital Credit provides our Advisor with the resources necessary to fulfill its obligations under the Investment Advisory Agreement. These agreements create conflicts of interest that the Independent Trustees will monitor.
Our Advisor has limited liability and is entitled to indemnification under the Investment Advisory Agreement.
Under the Investment Advisory Agreement, our Advisor has not assumed any responsibility to us other than to render the services called for under that agreement. Our Advisor is not responsible for any action of the Board in following or declining to follow our Advisor’s advice or recommendations. Under the Investment Advisory Agreement, our Advisor, its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with our Advisor, including without limitation our Administrator, will not be liable to us for any actions taken or omitted to be taken by our Advisor in connection with the performance of any of its duties or obligations under the Investment Advisory Agreement or otherwise as an investment adviser of us, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services. In addition, as part of the Investment Advisory Agreement, we have agreed to indemnify our Advisor and each of its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with our Advisor, and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by such party in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of us or our security holders) arising out of or otherwise based upon the performance of any of our Advisor’s duties or obligations under the Investment Advisory Agreement or otherwise as an investment adviser of us, except in respect of any liability to us or our security holders to which such party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of our Advisor’s duties or by reason of the reckless disregard of our Advisor’s duties and obligations under the Investment Advisory Agreement. These protections may lead our Advisor to act in a riskier manner when acting on our behalf than it would when acting for its own account.
We operate in an increasingly competitive market for investment opportunities, which could reduce returns and result in losses.
The business of investing in assets meeting our investment objectives is highly competitive. Competition for investment opportunities includes a growing number of nontraditional participants, such as hedge funds, senior private debt funds, including BDCs, and other private investors, as well as more traditional lending institutions and competitors. Some of these competitors may have more experience than us and considerably greater resources than us and access to greater amounts of capital and to capital that may be committed for longer periods of time or may have different return thresholds than ours, and thus these competitors may have advantages not shared by us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC or the requirements we must satisfy to maintain our RIC qualification. Increased competition for, or a diminishment in the available supply of, investments suitable for us could result in lower returns on such investments and have a material adverse effect on our business, financial condition and results of operations. As a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we can offer no assurance that we will be able to identify and make investments that are consistent with our investment objectives.
Moreover, the identification of attractive investment opportunities is difficult and involves a high degree of uncertainty. We may incur significant expenses in connection with identifying investment opportunities and investigating other potential investments that are ultimately not consummated, including expenses relating to due diligence, transportation, legal expenses and the fees of other third party advisors.
With respect to the investments we make, we will not seek to compete based primarily on the interest rates we will offer, and we believe that some of our competitors may make loans with interest rates that will be lower than the rates we offer. In the secondary market for acquiring existing loans, we expect to compete generally on the basis of pricing terms. With respect to all investments, we may lose some investment opportunities if we do not match our competitors’ pricing, terms and structure. However, if we match our competitors’ pricing, terms and structure, we may experience decreased net interest income, lower yields and increased risk of credit loss. We may also compete for investment opportunities with Bain Capital Credit Funds and Related Funds. See “— Our executive officers and Trustees, our Advisor, Bain Capital Credit and their affiliates, officers, directors and employees may face certain conflicts of interest.”
We may need to raise additional capital.
We intend to access the capital markets periodically to issue debt or equity securities or borrow from financial institutions in order to obtain additional capital to fund new investments and grow our portfolio of investments. Unfavorable economic conditions could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. A reduction in the availability of new capital could limit our ability to grow. In addition, we are required to distribute in respect of each taxable year for U.S. federal income tax purposes an amount generally at least equal to 90% of the sum of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, for such taxable year to our shareholders to maintain our ability to be eligible for treatment as a RIC. Amounts so distributed will not be available to fund new investments or repay maturing debt. An inability on our part to access the capital markets successfully could limit our ability to grow our business and execute our business strategy fully and could decrease our earnings, if any, which would have an adverse effect on the value of our securities.
Further, we may pursue growth through acquisitions or strategic investments in new businesses. Completion and timing of any such acquisitions or strategic investments may be subject to a number of contingencies and risks. There can be no assurance that the integration of an acquired business will be successful or that an acquired business will prove to be profitable or sustainable.
Our business could be adversely affected in the event we default under our debt agreements.
In the event we default on any credit or other borrowing facility or if we receive margin calls or are otherwise required to post additional collateral (which may occur as a consequence of increased volatility and uncertainty in global markets, including that related to the economic impact of the COVID-19 outbreak), our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such credit facility or such future credit or other borrowing facility, any of which would have a material adverse effect on our business, ability to make distributions, financial condition, results of operations and cash flows. If we were unable to obtain a waiver of a default from the lenders or holders of that indebtedness, as applicable, those lenders or holders could accelerate repayment under that indebtedness, which may result in cross-acceleration of other indebtedness. An acceleration could have a material adverse impact on our business, financial condition and results of operations.
In addition, following any such default, the agent for the lenders under the relevant credit facility or such future credit or other borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Lastly, as a result of any such default, we may be unable to obtain additional leverage, which could, in turn, affect our return on capital.
Our strategy involves a high degree of leverage. We intend to continue to finance our investments with borrowed money, which will magnify the potential for gain or loss on amounts invested and may increase the risk of investing in us. The risks of investment in a highly leverage fund include volatility and possible distribution restrictions.
The use of leverage magnifies the potential for gain or loss on amounts invested. The use of leverage is generally considered a speculative investment technique and increases the risks associated with investing in our securities. However, we currently borrow from, and may in the future issue debt securities to, banks, insurance companies and other lenders. Lenders of these funds will have fixed dollar claims on our assets that are superior to the claims of our common shareholders, and we would expect such lenders to seek recovery against our assets in the event of a default. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instruments we may enter into with lenders. In addition, under the terms of our debt agreements and any future credit or other borrowing facility or other debt instrument we may enter into, we are likely to be required to use the net proceeds of any investments that we sell to repay a portion of the amount borrowed under such facility or instrument before applying such net proceeds to any other uses. If the value of our assets decreases, leveraging would cause NAV to decline more sharply than it otherwise would have had we not used leverage, thereby magnifying losses or eliminating our stake in a leveraged investment. Similarly, any decrease in our revenue or income will cause our net income to decline more sharply than it would have had we not borrowed. Such a decline would also negatively affect our ability to make distribution payments on our Common Shares. Our ability to service any debt will depend largely on our financial performance and will be subject to prevailing economic conditions and competitive pressures. In addition, our common shareholders will bear the burden of any increase in our expenses as a result of our use of leverage, including interest expenses and any increase in the base management fee payable to our Advisor.
We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our debt agreements or otherwise in an amount sufficient to enable us to repay our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before it matures. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. If we cannot service our indebtedness, we may have to take actions such as selling assets or seeking additional equity. We cannot assure you that any such actions, if necessary, could be affected on commercially reasonable terms or at all, or on terms that would not be disadvantageous to our shareholders or on terms that would not require us to breach the terms and conditions of our existing or future debt agreements.
The Small Business Credit Availability Act (the “SBCAA”) modified the applicable section of the 1940 Act and decreased the asset coverage requirements applicable to BDCs from 200% to 150% (subject to either shareholder approval or approval of both a majority of the Board and a majority of Trustees who are not interested persons). As a BDC, we are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares senior to our Common Shares if our coverage ratio of total assets to total borrowings and other senior securities, which include all of our borrowings, at least equals 150% after such issuance. If this ratio declines below 150%, we will not be able to incur additional debt and could be required to sell a portion of our investments to repay some debt when it is otherwise disadvantageous for us to do so. This could have a material adverse effect on our operations, and we may not be able to make distributions. The amount of leverage that we employ will depend on our Advisor’s assessment of market and other factors at the time of any proposed borrowing. We cannot assure shareholders that we will be able to obtain credit at all or on terms acceptable to us.
The expected discontinuation of LIBOR could have a significant impact on our business.
In July 2017, the head of the United Kingdom Financial Conduct Authority announced the intention to phase out the use of LIBOR by the end of 2021. In April 2018, the U.S. Federal Reserve began publishing an alternative rate for U.S. dollar LIBOR called the Secured Overnight Financing Rate (“SOFR”). The Bank of England followed suit in April 2018 by publishing its proposed alternative rate, the Sterling Overnight Index Average (“SONIA”). Given the inherent differences between LIBOR, SOFR and SONIA, or any other alternative benchmark rate that may be established, there are many uncertainties regarding a transition from LIBOR, including, but not limited to, the need to amend all contracts with LIBOR as the referenced rate and how this will impact the cost of variable rate debt and certain derivative financial instruments. In addition, SOFR, SONIA or other replacement rates may fail to gain market acceptance. Any failure of SOFR, SONIA or alternative reference rates to gain market acceptance could adversely affect the return on, value of and market for securities linked to such rates.
On November 30, 2020, LIBOR’s administrator, the ICE Benchmark Administration Limited, or the IBA, announced a consultation beginning in early December 2020 on its intention to cease the publication of the one-week and two-month U.S. dollar LIBOR settings immediately following the LIBOR publication on December 31, 2021, and the remaining U.S. dollar LIBOR settings, including one-month LIBOR, immediately following the LIBOR publication on June 30, 2023. On March 5, 2021, the FCA released an announcement confirming that such LIBOR settings would cease to be provided by any administrator or no longer be representative as of the dates specified in the IBA proposal, and confirmed that the FCA does not expect any LIBOR settings will become unrepresentative before such dates. The IBA closed the consultation for feedback at the end of January 2021. Concurrent with the IBA’s proposal, the Federal Reserve Board, the Office of the Comptroller of the Currency, and the Federal Deposit Insurance Corporation released a statement that (i) encouraged banks to cease entering into new contracts that use U.S. dollar LIBOR as a reference rate as soon as practicable and in any event by December 31, 2021, (ii) indicated that new contracts entered into before December 31, 2021 should either utilize a reference rate other than U.S. dollar LIBOR or have robust fallback language that includes a clearly defined alternative reference rate after

U.S. dollar LIBOR’s discontinuation and (iii) explained that extending the publication of certain U.S. dollar LIBOR tenors until June 30, 2023 would allow most legacy U.S. dollar LIBOR contracts to mature before LIBOR experiences disruptions. On March 8, 2021, the Alternative Reference Rates Committee confirmed that in its opinion the March 5, 2021 announcements by the IBA and the FCA on the future cessation and loss of the representativeness of the LIBOR benchmark rates constitutes a “benchmark transition event” with respect to all U.S. dollar LIBOR settings. A “benchmark transition event” may cause, or allow for, certain contracts to replace LIBOR with an alternative reference rate and such replacement could have a material and adverse impact on the CLO market, the leveraged loan market and/or us.
On July 29, 2021, the Alternative Reference Rates Committee formally announced that it recommends the Chicago Mercantile Exchange’s forward-looking SOFR term rates for use in business loans, including securities backed by such assets. However, forward-looking SOFR term rates will not be representative of three-month LIBOR, and there is no requirement that the Chicago Mercantile Exchange continue to publish forward-looking SOFR term rates, in which case we, our lenders, and our portfolio company borrowers may be required to use other measurements of SOFR, as applicable.
The expected discontinuation of LIBOR could have a significant impact on our business. There may also be additional issues associated with our current processes and information systems that will need to be identified and evaluated by us. If a replacement rate is not widely agreed upon, the mismatch on the interest rates payable by any leverage incurred by us and the interest rate payable on the portfolio company investments could result in a decrease in our net investment income and distributions we are able to pay to our shareholders. Further changes or reforms to the determination or supervision of LIBOR may result in a sudden or prolonged increase or decrease in reported LIBOR, which could have an adverse impact on the market value for or value of any LIBOR-linked securities, loans, and other financial obligations or extensions of credit held by or due to us and could have a material adverse effect on our business, financial condition and results of operations.
We are and may be subject to restrictions under our debt agreements and any future credit or other borrowing facility that could adversely impact our business.
Our debt agreements may be backed by all or a portion of our loans and securities on which the lenders may have a security interest. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument we enter into with lenders. We expect that any security interests we grant will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, we expect that the custodian for our securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If we were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of our assets securing such debt, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.
In addition, any security interests as well as negative covenants included in our debt agreements or any future credit or other borrowing facility may limit our ability to create liens on assets to secure additional debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if our borrowing base under our debt agreements or any future credit or other borrowing facility were to decrease, we would be required to secure additional assets in an amount equal to any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under the relevant credit facility or any other borrowing facility or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to pay distributions.
In addition, under our debt agreements and any future credit or other borrowing facilities, we may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as restrictions on leverage, which may affect the amount of funding that may be obtained. For example, proceeds of the loans under the credit facilities may be used to acquire certain qualifying loans and such other uses as permitted under the credit facilities. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under our debt agreements or any future credit or other borrowing facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our revenues and, by delaying any cash payment allowed to us under the relevant credit facility or any other borrowing facility until the lenders have been paid in full, reduce our liquidity and cash flow and impair our ability to grow our business and/or make distributions to shareholders required to maintain our ability to be eligible for treatment as a RIC.
The majority of our portfolio investments are recorded at fair value and, as a result, there may be uncertainty as to the value of our portfolio investments.
We expect that many of our portfolio investments will take the form of loans and securities that are not publicly traded. The fair value of loans, securities and other investments that are not publicly traded may not have market quotations available and the fair value may not be readily determinable. If market quotations are not available or reliable, the Advisor will value these investments pursuant to its own written valuation policies and procedures as approved by the Board, pursuant to its delegation to the Advisor, including to reflect significant events affecting the value of our investments. Many, if not all, of our investments (other than cash) may be classified as Level 3 under ASC Topic 820, Fair Value Measurement (“ASC 820”). This means that our portfolio valuations will be based on unobservable inputs and our own assumptions about how market participants would price the asset or liability in question. We expect that inputs into the determination of fair value of our portfolio investments will require significant management judgment or estimation. Even if observable market data are available, such information may be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information. We retain the services of one or more independent service providers to review the valuation of these loans and securities. However, the ultimate determination of fair value will be made by the Advisor as the valuation designee and not by such third-party valuation firm. The types of factors that the Advisor may take into account in determining the fair value of our investments generally include, as appropriate, comparison to publicly traded securities including such factors as yield, maturity and measures of credit quality, the enterprise value of a portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made in the future, comparisons to publicly traded companies, relevant credit market indices and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we consider the pricing indicated by the external event to corroborate our valuation.
Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these loans and securities existed. Also, since these valuations are, to a large extent, based on estimates, comparisons and qualitative evaluations of private information, our fair valuation process could make it more difficult for investors to accurately value our investments and could lead to undervaluation or overvaluation of our securities. In addition, the valuation of these types of securities may result in substantial write-downs and earnings volatility. Also, privately held companies frequently have less diverse product lines and smaller market presence than larger public competitors.
Our NAV could be adversely affected if our determinations regarding the fair value of our investments were materially higher than the values that we ultimately realize upon the disposal of such loans and securities. Further, our NAV as of a particular date may be materially greater than or less than the value that would be realized if our assets were to be liquidated as of such date. For example, if we were required to sell a certain asset or all or a substantial portion of our assets on a particular date, the actual price that we would realize upon the disposition of such asset or assets could be materially less than the value of such asset or assets as reflected in our NAV. Volatile market conditions could also cause reduced liquidity in the market for certain assets, which could result in liquidation values that are materially less than the values of such assets as reflected in our NAV.
We will adjust on a monthly basis the valuation of our portfolio to reflect the Advisor’s determination of the fair value of each investment in our portfolio. Any changes in fair value are recorded in our consolidated statements of operations as net change in unrealized appreciation or depreciation on investments.
New or modified laws or regulations governing our operations could adversely affect our business.
We and our portfolio companies are subject to regulation by laws at the U.S. federal, state and local levels. These laws and regulations, as well as their interpretation, could change from time to time, including as the result of interpretive guidance or other directives from the U.S. President and others in the executive branch, and new laws, regulations and interpretations could also come into effect. Any such new or changed laws or regulations could have a material adverse effect on our business.
The effects of legislative and regulatory proposals directed at the financial services industry or affecting taxation could negatively impact our operations, cash flows or financial condition or our portfolio companies, impose additional costs on us or our portfolio companies, intensify the regulatory supervision of us or our portfolio companies or otherwise adversely affect our business or the business of our portfolio companies. In addition, if we do not comply with applicable laws and regulations, we could lose any licenses that we then hold for the conduct of our business and could be subject to civil fines and criminal penalties.
We invest in securities of issuers that are subject to governmental and non-governmental regulations, including by federal and state regulators and various self-regulatory organizations. Companies participating in regulated activities could incur significant costs to comply with these laws and regulations. If a company in which we invest fails to comply with an applicable regulatory regime, it could be subject to fines, injunctions, operating restrictions or criminal prosecution, any of which could materially and adversely affect the value of our investment. Additionally, changes to the laws and regulations governing our operations, including those associated with RICs, could cause us to alter our investment strategy in order to avail ourselves of new or different opportunities or result in the imposition of corporate-level taxes on us. Such changes could result in material differences to our strategies and plans and could shift our investment focus from the areas of expertise of our Advisor to other types of investments in which our Advisor could have little or no expertise or experience. Any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment. If we invest in commodity interests in the future, our Advisor could determine not to use investment strategies that trigger additional regulation by the U.S. Commodity Futures Trading Commission (“CFTC”) or may determine to operate subject to CFTC regulation, if applicable. If we or our Advisor were to operate subject to CFTC regulation, we could incur additional expenses and would be subject to additional regulation.
Further, there has been increasing commentary among regulators and intergovernmental institutions, including the Financial Stability Board and International Monetary Fund, on the topic of “shadow banking” (a term generally taken to refer to credit intermediation involving entities and activities outside the regulated banking system). We are an entity outside the regulated banking system and certain of our activities may be argued to fall within this definition and, in consequence, may be subject to regulatory developments. As a result, we and our Advisor could be subject to increased levels of oversight and regulation. This could increase costs and limit operations. In an extreme eventuality, it is possible that such regulations could render our continued operation unviable and lead to its premature termination or restructuring.
The central banks and, in particular, the Federal Reserve, have taken unprecedented steps since the financial crises of 2008-2009 and the COVID-19 global pandemic. It is impossible to predict if, how, and to what extent the United States and other governments would further intervene in the credit markets. Such intervention is often prompted by politically sensitive issues involving family homes, student loans, real estate speculation, credit card receivables, pandemics, etc., and could, as a result, be contrary to what we would predict from an “economically rational” perspective.
On the other hand, recent governmental intervention could mean that the willingness of governmental bodies to take additional extraordinary action is diminished. As a result, in the event of near-term major market disruptions, like those caused by the COVID-19 pandemic, there might be only limited additional government intervention, resulting in correspondingly greater market dislocation and materially greater market risk.
U.S. and non-U.S. markets could experience political uncertainty and/or change that subjects investments to heightened risks. These heightened risks could also include, but are not limited to: increased risk of default (by both government and private issuers); greater social, trade, economic and political instability (including the risk of war or terrorist activity); greater governmental involvement in the economy; less governmental supervision and regulation of the securities markets and market participants; greater fluctuations in currency exchange rates; controls or restrictions on foreign investment and/or trade, capital controls and limitation on repatriation of invested capital and on the ability to exchange currencies; inability to purchase and sell investments or otherwise settle security or derivative transactions (i.e., a market freeze); unavailability of currency hedging techniques; and slower clearance. During times of political uncertainty and/or change, global markets often become more volatile. There could also be a lower level of monitoring and regulation of markets while a country is experiencing political uncertainty and/or change, and the activities of investors in such markets and enforcement of existing regulations could become more limited. Markets experiencing political uncertainty and/or change could have substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates typically have negative effects on such countries’ economies and markets. Tax laws could change materially, and any changes in tax laws could have an unpredictable effect on us, our investments and our investors. There can be no assurance that political changes will not cause us or our investors to suffer losses.
We are subject to certain risks related to being an “emerging growth company”.
We will be and we will remain an “emerging growth company” as defined in the JOBS Act for five years after initial public offering or until or until the earliest of: (1) the last date of the fiscal year during which we had total annual gross revenues of $1.07 billion or more; (2) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (3) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict if investors will find our shares less attractive because we will rely on some or all of these exemptions.
The Board may change our investment objectives, operating policies and strategies without prior notice or shareholder approval.
The Board has the authority, except as otherwise provided in the 1940 Act, to modify or waive certain of our investment objectives, operating policies and strategies without prior notice and without shareholder approval. However, absent shareholder approval, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. Under Delaware law, we also cannot be dissolved without prior shareholder approval. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and financial condition. Nevertheless, any such changes could adversely affect our business and impair our ability to make distributions to our shareholders.
Provisions of the Delaware Statutory Trust Act and of our Declaration of Trust and bylaws could deter takeover attempts.
The Delaware Statutory Trust Act, as amended (the “DSTA”), contains provisions that may discourage, delay or make more difficult a change in control of us or the removal of our Trustees. Our Declaration of Trust (“Declaration of Trust”) and bylaws (“Bylaws”) contain provisions that limit liability and provide for indemnification of our trustees and officers. These provisions and others which we may adopt also may have the effect of deterring hostile takeovers or delaying changes in control or management.
We have also adopted measures that may make it difficult for a third party to obtain control of us, including provisions of our Declaration of Trust that classify the Board in three classes serving staggered three-year terms, and provisions of our Declaration of Trust authorizing our Board to classify or reclassify shares in one or more classes or series and to cause the issuance of additional Common Shares. These provisions, as well as other provisions we have adopted or may adopt in our Declaration of Trust and Bylaws, may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our shareholders.
Provisions in our Declaration of Trust could make it more difficult for a potential acquirer to acquire us.
Our Declaration of Trust contains provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. Our Board may, without shareholder action, authorize the issuance of shares in one or more classes or series, including preferred shares; our Board may, without shareholder action, amend our Declaration of Trust to increase the number of our Common Shares, of any class or series, that we will have authority to issue; and our Declaration of Trust provides that, if any class of our shares is listed on a national securities exchange, our Board will be divided into three classes of Trustees serving staggered terms of three years each. These provisions may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for shares of our Common Shares and could entrench management. In particular, a classified Board with three-year staggered terms could delay the ability of shareholders to change the membership of a majority of the Board.
Our Declaration of Trust requires, to the fullest extent permitted by law and except for claims arising under federal or state securities laws, that derivative actions brought in our name, actions against our Trustees, officers, other employees or shareholders for breach of fiduciary duty and other similar actions may be brought in a federal or state court located in the state of Delaware.
Our Declaration of Trust provides that, to the fullest extent permitted by law and except for claims arising under federal or state securities laws, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our Trustees, officers or other employees to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the DSTA, our Declaration of Trust or Bylaws or the securities, antifraud, unfair trade practices or similar laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a federal or state court located in the state of Delaware. Any person or entity purchasing or otherwise acquiring any interest in our Common Shares shall be deemed, to the fullest extent permitted by law, to have notice of and consented to these exclusive forum provisions and to have irrevocably submitted to, and waived any objection to, the exclusive jurisdiction of such courts in connection with any such action or proceeding and consented to process being served in any such action or proceeding, without limitation, by United States mail addressed to the shareholder at the shareholder’s address as it appears on our records, with postage thereon prepaid.
This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our Trustees, officers, other employees or shareholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our Declaration of Trust to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
Our Advisor has the ability to terminate the Investment Advisory Agreement on 120 days’ written notice and our Administrator has the ability to terminate the Administration Agreement on 60 days’ written notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.
The Investment Advisory Agreement provides that it is terminable (a) by the Company upon 60 days’ written notice to the Advisor: (i) upon the affirmative vote of holders of a majority of the outstanding voting securities of the Company entitled to vote on the matter (as “majority of the outstanding voting securities” is defined in Section 2(a)(42) of the 1940 Act) or (ii) by the vote of the Independent Trustees; or (b) by the Advisor upon not less than one hundred twenty (120) days’ written notice to the Company, in each case without cause or penalty. Similarly, our Administrator has the right under the Administration Agreement to resign at any time upon not less than 60 days’ written notice, whether we have found a replacement or not. If our Advisor or our Administrator were to resign, we may not be able to find a new investment adviser or administrator, as applicable, or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 120 days or 60 days, as applicable, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, and our financial condition, business and results of operations as well as our ability to pay distributions to our shareholders are likely to be adversely affected. In addition, the coordination of our internal management and investment or administrative activities, as applicable, is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by our Advisor, or our Administrator, as applicable. Even if we are able to retain a comparable service provider or individuals performing such services are retained, whether internal or external, their integration and lack of familiarity with our investment objectives may result in additional costs and time delays that may adversely affect our business, financial condition, results of operations and cash flows.
In addition, if our Advisor resigns or is terminated, we would lose the benefits of our relationship with Bain Capital Credit, including the use of Bain Capital Credit’s communication and information systems, insights into our existing portfolio, market expertise, sector and macroeconomic views and due diligence capabilities, as well as any investment opportunities referred to us by Bain Capital Credit, and we would be required to change our name, which may have a material adverse impact on our operations.
Risks Relating to the 1940 Act
We and our Advisor are subject to regulations and SEC oversight. If we or they fail to comply with applicable requirements, it may adversely impact our results relative to companies that are not subject to such regulations.
As a BDC, we will be subject to a portion of the 1940 Act. In addition, we intend to elect to be treated, and intend to operate in a manner so as to continuously qualify, as a RIC in accordance with the requirements of Subchapter M of the Code. The 1940 Act and the Code impose various restrictions on the management of a BDC, including related to portfolio construction, asset selection, and tax. These restrictions may reduce the chances that the BDC will achieve results similar to those of other vehicles managed by Bain Capital Credit and/or our Advisor.
However, if we do not maintain our status as a BDC, we would be subject to regulation as a registered closed-end investment company under the 1940 Act. As a registered closed-end investment company, we would be subject to substantially more regulatory restrictions under the 1940 Act which would significantly decrease our operating flexibility.
In addition to these and other requirements applicable to us, our Advisor is subject to regulatory oversight by the SEC. To the extent the SEC raises concerns or has negative findings concerning the manner in which we or our Advisor operate, it could adversely affect our business.
Our ability to enter into transactions with our affiliates is restricted.
We are prohibited under the 1940 Act from participating in certain transactions with our affiliates without the prior approval of our Independent Trustees and, in some cases, the SEC. We consider our Advisor and its affiliates, including Bain Capital Credit, to be our affiliates for such purposes. In addition, any person that owns, directly or indirectly, 5% or more of our outstanding voting securities will be our affiliate for purposes of the 1940 Act, and we are generally prohibited from buying or selling any security from or to such affiliate without the prior approval of our Independent Trustees. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company, without prior approval of our Independent Trustees and, in some cases, of the SEC. We are prohibited from buying or selling any security from or to any person who owns more than 25% of our voting securities or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC.
We may, however, invest alongside Bain Capital Credit Clients in certain circumstances where doing so is consistent with our investment strategy as well as applicable law and SEC staff interpretations or exemptive orders. For example, we may invest alongside Bain Capital Credit Clients consistent with guidance promulgated by the SEC staff to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that Bain Capital Credit and our Advisor, acting on our behalf and on behalf of such Bain Capital Credit Clients, negotiates no term other than price. We may also invest alongside Bain Capital Credit Clients as otherwise permissible under regulatory guidance, applicable regulations or exemptive orders and Bain Capital Credit’s allocation policy. If we are prohibited by applicable law from investing alongside Bain Capital Credit Clients with respect to an investment opportunity, we may not be able to participate in such investment opportunity. If our Advisor recommends a particular level of investment to us, and the aggregate amount recommended to us by our Advisor and to other participating Bain Capital Credit Clients exceeds the amount of the investment opportunity, subject to applicable law, investments made pursuant to exemptive relief will generally be allocated among the participants pro rata based on capital available for investment in the asset class being allocated and the respective governing documents of the Bain Capital Credit Clients. We expect that available capital for our investments will be determined based on the amount of cash on-hand, existing commitments and reserves, if any, the targeted leverage level, targeted asset mix and diversification requirements and other investment policies and restrictions set by the Board or as imposed by applicable laws, rules, regulations or interpretations. In instances when investments are not made pursuant to exemptive relief, allocations among us and other Bain Capital Credit Clients, subject to applicable law and regulation, will be done in accordance with our Advisor’s trade allocation practice, which is generally pro rata based on order size. However, there can be no assurance that we will be able to participate in all investment opportunities that are suitable to us.
In situations where co-investment with other Bain Capital Credit Clients is not permitted or appropriate, subject to the limitations described in the preceding paragraph, Bain Capital Credit will need to decide which client will proceed with the investment. Similar restrictions limit our ability to transact business with our officers or Trustees or their affiliates. These restrictions will limit the scope of investment opportunities that would otherwise be available to us.
We, our Advisor and Bain Capital Credit have been granted exemptive relief from the SEC to permit greater flexibility to negotiate the terms of co-investments if the Board determines that it would be advantageous for us to co-invest with other Bain Capital Credit Clients in a manner consistent with our investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent other Bain Capital Credit Clients funds, accounts and investment vehicles managed by Bain Capital Credit may afford us additional investment opportunities and an ability to achieve greater diversification. Accordingly, our exemptive order permits us to invest with Bain Capital Credit Clients in the same portfolio companies under circumstances in which such investments would otherwise not be permitted by the 1940 Act. Our exemptive relief permitting co-investment transactions generally applies only if our Independent Trustees and Trustees who have no financial interest in such transaction review and approve in advance each co-investment transaction. The exemptive relief imposes other conditions with which we must comply to engage in co-investment transactions.
Our ability to sell or otherwise exit investments also invested in by other Bain Capital Credit investment vehicles is restricted.
We may be considered affiliates with respect to certain of our portfolio companies because our affiliates, which may include other Bain Capital Credit Funds, also hold interests in these portfolio companies and as such these interests may be considered a joint enterprise under the 1940 Act. To the extent that our interests in these portfolio companies may need to be restructured in the future or to the extent that we choose to exit certain of these transactions, our ability to do so will be limited.
If we do not invest a sufficient portion of our assets in qualifying assets, we could fail to qualify as a BDC or be precluded from investing according to our current business strategy.
As a BDC, we may not acquire any assets other than qualifying assets unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are qualifying assets (with certain limited exceptions). Subject to certain exceptions for follow-on investments and investments in distressed companies, an investment in an issuer that has outstanding securities listed on a national securities exchange may be treated as qualifying assets only if such issuer has a common equity market capitalization that is less than $250.0 million at the time of such investment.

We may be precluded from investing in what we believe are attractive investments if such investments are not qualifying assets for purposes of the 1940 Act. If we do not invest a sufficient portion of our assets in qualifying assets, we could violate the 1940 Act provisions applicable to BDCs. As a result of such violation, specific rules under the 1940 Act could prevent us, for example, from making follow-on investments in existing portfolio companies (which could result in the dilution of our position) or could require us to dispose of investments at inappropriate times in order to come into compliance with the 1940 Act. If we need to dispose of such investments quickly, it could be difficult to dispose of such investments on favorable terms. We may not be able to find a buyer for such investments and, even if we do find a buyer, we may have to sell the investments at a substantial loss. Any such outcomes could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital.
We may issue debt securities and/or borrow money from banks or other financial institutions, which we refer to collectively as “senior securities,” up to the maximum amount permitted by the 1940 Act. Under the provisions of the 1940 Act, we will be permitted as a BDC to issue senior securities in amounts such that our asset coverage ratio, as defined in the 1940 Act, equals 150%, provided if certain disclosure and approval requirements are met, of our gross assets less all liabilities and indebtedness not represented by senior securities, after each issuance of senior securities. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to sell a portion of our investments at a time when such sales may be disadvantageous to us in order to repay a portion of our indebtedness.
Furthermore, equity capital may be difficult to raise because, subject to some limited exceptions we are not generally able to issue and sell our Common Shares at a price per share below NAV. We may, however, sell our Common Shares, or warrants, options, or rights to acquire our Common Shares, at a price below the current NAV of our Common Shares if the Board determines that such sale is in our best interests and the best interests of our shareholders, and our shareholders, including a majority of those shareholders that are not affiliated with us, approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of the Board, closely approximates the market value of such securities (less any distributing commission or discount). We do not currently have authorization from our shareholders to issue Common Shares at a price below its then current NAV per share.
Certain investors are limited in their ability to make significant investments in us.
Private funds that are excluded from the definition of “investment company” either pursuant to Section 3(c)(1) or 3(c)(7) of the 1940 Act are restricted from acquiring directly or through a controlled entity more than 3% of our total outstanding voting shares (measured at the time of the acquisition). Investment companies registered under the 1940 Act and BDCs, such as us, are also subject to this restriction as well as other limitations under the 1940 Act that would restrict the amount that they are able to invest in our securities. As a result, certain investors will be limited in their ability to make significant investments in us at a time that they might desire to do so.
Risks Relating to COVID-19
The outbreak of COVID-19 has caused, and for an unknown period of time, may continue to cause, disruptions, including supply chain disruptions, in global debt and equity markets and economies in regions in which we operate.
In late 2019 and early 2020, COVID-19 emerged in China and spread rapidly to across the world, including to the U.S. This outbreak has led and for an unknown period of time may continue to lead to disruptions in local, regional, national and global markets and economies affected thereby. With respect to the U.S. credit markets (in particular for middle market loans), this outbreak has resulted in, and until fully resolved may continue to result in, the following among other things: (i) government imposition of various forms of “stay at home” orders and the closing of “non-essential” businesses, resulting in significant disruption to the businesses of many middle-market loan borrowers including supply chains, demand and practical aspects of their operations, as well as in lay-offs of employees, and, while these effects are hoped to be temporary, some effects could be persistent or even permanent; (ii) increased draws by borrowers on revolving lines of credit and other financing instruments; (iii) increased requests by borrowers for amendments and waivers of their credit agreements to avoid default, increased defaults by such borrowers and/or increased difficulty in obtaining refinancing at the maturity dates of their loans; (iv) volatility and disruption of these markets including greater volatility in pricing and spreads and difficulty in valuing loans during periods of increased volatility, and liquidity issues; and (v) rapidly evolving proposals and/or actions by state and federal governments to address problems being experienced by the markets and by businesses and the economy in general which will not necessarily adequately address the problems facing the loan market and middle market businesses. This outbreak had, and any future outbreaks could have, an adverse impact on the markets and the economy in general, which could have a material adverse impact on, among other things, the ability of lenders to originate loans, the volume and type of loans originated, the ability of borrowers to make payments and the volume and type of amendments and waivers granted to borrowers and remedial actions taken in the event of a borrower default, each of which could negatively impact the amount and quality of loans available for investment by the Company and returns to the Company, among other things. It is impossible to determine the scope of this outbreak, or any future outbreaks, how long any such outbreak, market disruption or uncertainties may last, the effect any governmental actions will have or the full potential impact on the Company, the Advisor and portfolio companies. Any potential impact to our results of operations will depend to a large extent on future developments and new information that could emerge regarding the duration and severity of COVID-19 and the actions taken by authorities and other entities to contain the coronavirus or treat its impact, all of which are beyond our control. These potential impacts, while uncertain, could adversely affect our and our portfolio companies’ operating results.
Although it is impossible to predict the precise nature and consequences of these events, or of any political or policy decisions and regulatory changes occasioned by emerging events or uncertainty on applicable laws or regulations that impact the Company, our portfolio companies and our investments, it is clear that these types of events are negatively impacting and may, for at least some time, continue to negatively impact the Company and portfolio companies and in many instances the impact may be profound. For example, many of the smaller and middle market companies in which we may invest are being significantly negatively impacted by these emerging events and the uncertainty caused by these events. With respect to loans to such companies, the Company will be impacted if, among other things, (i) amendments and waivers are granted (or are required to be granted) to borrowers permitting deferral of loan payments or allowing for payment-in-kind (“PIK”) interest payments, (ii) borrowers default on their loans, are unable to refinance their loans at maturity, or go out of business permanently, and/or (iii) the value of loans held by the Company decreases as a result of such events and the uncertainty they cause. Such emerging events, to the extent experienced, will cause the Company to suffer a loss on its investments or interest thereon. The Company will also be negatively affected if the operations and effectiveness of the Advisor or a portfolio company (or any of the key personnel or service providers of the foregoing) is compromised or if necessary or beneficial systems and processes are disrupted as a result of stay-at-home orders or other related interruptions to regular business operations. The Company has limited exposure to cyclical industries, including those currently experiencing significant distress, such as the energy, hospitality, and airline industries. The Company has no direct investments in commercial aviation companies and has focused on identifying portfolio companies in defensive industries such as technology, aerospace & defense and healthcare & pharmaceuticals with an emphasis on the durability of a portfolio company’s cash flow profile.
Uncertainty can result in or coincide with, among other things: increased volatility in the financial markets for securities, derivatives, loans, credit and currency; a decrease in the reliability of market prices and difficulty in valuing assets (including portfolio company assets); greater fluctuations in spreads on debt investments and currency exchange rates; increased risk of default (by both government and private obligors and issuers); further social, economic, and political instability; nationalization of private enterprise; greater governmental involvement in the economy or in social factors that impact the economy; changes to governmental regulation and supervision of the loan, securities, derivatives and currency markets and market participants and decreased or revised monitoring of such markets by governments or self-regulatory organizations and reduced enforcement of regulations; limitations on the activities of investors in such markets; controls or restrictions on foreign investment, capital controls and limitations on repatriation of invested capital; the significant loss of liquidity and the inability to purchase, sell and otherwise fund investments or settle transactions (including, but not limited to, a market freeze); unavailability of currency hedging techniques; substantial, and in some periods extremely high, rates of inflation, which can last many years and have substantial negative effects on credit and securities markets as well as the economy as a whole; recessions; and difficulties in obtaining and/or enforcing legal judgments.
Adverse developments in the credit markets may impair our ability to enter into new debt financing arrangements and otherwise negatively impact our current debt financing arrangements.
In past economic downturns, such as the financial crisis in the United States that began in mid-2007 and during other times of extreme market volatility, many commercial banks and other financial institutions stopped lending or significantly curtailed their lending activity. In addition, in an effort to stem losses and reduce their exposure to segments of the economy deemed to be high risk, some financial institutions limited refinancing and loan modification transactions and reviewed the terms of existing facilities to identify bases for accelerating the maturity of existing lending facilities. If these conditions recur, it may be difficult for us to enter into a new credit or other borrowing facility, obtain other financing to finance the growth of our investments, or refinance any outstanding indebtedness on acceptable economic terms, or at all.
So far, the COVID-19 outbreak has resulted in, and until fully resolved may continue to result in, among other things, increased draws by borrowers on revolving lines of credit and increased requests by borrowers for amendments, modifications and waivers of their credit agreements to avoid default or change payment terms, increased defaults by such borrowers and/or increased difficulty in obtaining refinancing at the maturity dates of their loans. In addition, the duration and effectiveness of responsive measures implemented by governments and central banks cannot be predicted. The commencement, continuation, or cessation of government and central bank policies and economic stimulus programs, including changes in monetary policy involving interest rate adjustments or governmental policies, may contribute to the development of or result in an increase in market volatility, illiquidity and other adverse effects that could negatively impact the credit markets and the Company.
Risks Relating to Our Investments
Our portfolio companies may be unable to repay or refinance outstanding principal on their loans at or prior to maturity, and rising interests rates may make it more difficult for portfolio companies to make periodic payments on their loans.
Our portfolio companies may be unable to repay or refinance outstanding principal on their loans at or prior to maturity. This risk and the risk of default is increased to the extent that the loan documents do not require the portfolio companies to pay down the outstanding principal of such debt prior to maturity. In addition, if general interest rates rise, there is a risk that our portfolio companies will be unable to pay escalating interest amounts, which could result in a default under their loan documents with us. Any failure of one or more portfolio companies to repay or refinance its debt at or prior to maturity or the inability of one or more portfolio companies to make ongoing payments following an increase in contractual interest rates could have a material adverse effect on our business, financial condition, results of operations and cash flows.
We may need to restructure the capitalization of some portfolio companies, which could result in reduced interest payments or permanent impairments on our investments. Any such decrease in our net investment income would increase the percentage of our cash flows dedicated to debt service and distribution payments to shareholders. If these amounts become unsustainable, we may be required to reduce the amount of our distributions to shareholders.
Our debt investments may be risky, and we could lose all or part of our investments.
Debt portfolios are subject to credit and interest rate risk. “Credit risk” refers to the likelihood that an issuer will default in the payment of principal and/or interest on an instrument. Financial strength and solvency of an issuer are the primary factors influencing credit risk. In addition, subordination, lack or inadequacy of collateral or credit enhancement for a debt instrument may affect its credit risk. Credit risk may change over the life of an instrument, and securities which are rated by rating agencies are often reviewed and may be subject to downgrade. “Interest rate risk” refers to the risks associated with market changes in interest rates. Factors that may affect market interest rates include, without limitation, inflation, slow or stagnant economic growth or recession, unemployment, money supply and the monetary policies of the Federal Reserve Board and central banks throughout the world, international disorders and instability in domestic and foreign financial markets.
The Federal Reserve Board’s recent actions to increase interest rates in order to control inflation, with domestic and international debt and credit concerns, could cause interest rates to be volatile, which may negatively impact our ability to access the debt markets on favorable terms. Interest rate changes may also affect the value of a debt instrument indirectly (especially in the case of fixed rate securities) and directly (especially in the case of instruments whose rates are adjustable). In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Adjustable rate instruments may also react to interest rate changes in a similar manner although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including, among other factors, the index chosen, frequency of reset and reset caps or floors). Interest rate sensitivity is generally more pronounced and less predictable in instruments with uncertain payment or prepayment schedules. We expect that we will periodically experience imbalances in the interest rate sensitivities of our assets and liabilities and the relationships of various interest rates to each other. In a changing interest rate environment, we may not be able to manage this risk effectively, which in turn could adversely affect our performance.
We may hold the debt securities of leveraged companies.
Portfolio companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing and other capabilities, or a larger number of qualified managerial and technical personnel. As a result, portfolio companies which our Advisor expects to be stable may operate at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or to maintain their competitive position or may otherwise have a weak financial condition or be experiencing financial distress.
Portfolio companies may issue certain types of debt, such as senior loans, mezzanine or high yield in connection with leveraged acquisitions or recapitalizations in which the portfolio company incurs a substantially higher amount of indebtedness than the level at which it had previously operated. Leverage may have important consequences to these portfolio companies and us as an investor. For example, the substantial indebtedness of a portfolio company could (i) limit its ability to borrow money for its working capital, capital expenditures, debt service requirements, strategic initiatives or other purposes, (ii) require it to dedicate a substantial portion of its cash flow from operations to the repayment of its indebtedness, thereby reducing funds available to it for other purposes, (iii) make it more highly leveraged than some of its competitors, which may place it at a competitive disadvantage, and (iv) subject it to restrictive financial and operating covenants, which may preclude it from favorable business activities or the financing of future operations or other capital needs. As a result, the ability of these leveraged companies to respond to changing business and economic conditions and to take advantage of business opportunities may be limited.
A leveraged portfolio company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used. In addition, a portfolio company with a leveraged capital structure will be subject to increased exposure to adverse economic factors, such as a significant rise in interest rates, a severe downturn in the economy or deterioration in the condition of that portfolio company or its industry. Leveraged companies in which we invest may have limited financial resources and may be unable to meet their obligations under their loans and debt securities that we hold. Such developments may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of our realizing any guarantees that we may have obtained in connection with our investment. If a portfolio company is unable to generate sufficient cash flow to meet all of its obligations, it may take alternative measures (e.g., reduce or delay capital expenditures, sell assets, seek additional capital, or seek to restructure, extend or refinance indebtedness). These actions may negatively affect our investment in such a portfolio company. Accordingly, leveraged companies may enter into bankruptcy proceedings at higher rates than companies that are not leveraged.
We expect to invest in middle market companies, which involve higher risks than investments in larger companies.
We invest, and expect to invest in middle market companies, which companies often involve higher risks because they lack the management experience, financial resources, product diversification and competitive strength of larger corporations, all of which may contribute to illiquidity, and may, in turn, adversely affect the price and timing of liquidation of our investments.
Middle market companies are more likely to depend on the management talents and efforts of a small group of persons. Therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on one or more of the portfolio companies we invest in and, in turn, on us. Middle market companies also may be parties to litigation and may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence. In addition, our executive officers, Trustees and our Advisor may, in the ordinary course of business, be named as defendants in litigation arising from our investments in portfolio companies.
In addition, investment in middle market companies involves a number of other significant risks, including:
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they typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

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they generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position;

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changes in laws and regulations, as well as their interpretations, may adversely affect their business, financial structure or prospects; and

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they may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

The lack of liquidity in our investments may adversely affect our business.
The lack of an established, liquid secondary market for a large portion of our investments may have an adverse effect on the market value of our investments and on our ability to dispose of them. Additionally, our investments may be subject to certain transfer restrictions that may also contribute to illiquidity. Further, our assets that are typically traded in a liquid market may become illiquid if the applicable trading market tightens. Therefore, no assurance can be given that we can dispose of a particular investment at its prevailing fair value.
A portion of our investments may consist of securities that are subject to restrictions on resale by us because they were acquired in a “private placement” or similar transaction or because we are deemed to be an affiliate of the issuer of such securities. We will be able to sell such securities only under applicable securities laws, which may permit only limited sales under specified conditions or subject us to additional potential liability.
Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of our portfolio investments, reducing our NAV through increased net unrealized depreciation.
As a BDC, we are required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by the Advisor as the valuation designee as described above in “— The majority of our portfolio investments are recorded at fair value and, as a result, there may be uncertainty as to the value of our portfolio investments.”
When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation. While most of our investments are not publicly traded, applicable accounting standards require us to assume as part of our valuation process that our investments are sold in a principal market to market participants (even if we plan on holding an investment through its maturity). As a result, volatility in the capital markets can also adversely affect our investment valuations. We record decreases in the market values or fair values of our investments as unrealized depreciation. Declines in prices and liquidity in the corporate debt markets may result in significant net unrealized depreciation in our portfolio. The effect of all of these factors on our portfolio may reduce our NAV by increasing net unrealized depreciation in our portfolio. Depending on market conditions, we could incur substantial realized losses and may suffer additional unrealized losses in future periods, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Our investments in secured loans may nonetheless expose us to losses from default and foreclosure.
While we may invest in secured loans, we may nonetheless be exposed to losses resulting from default and foreclosure. Therefore, the value of the underlying collateral, the creditworthiness of the borrower and the priority of the lien are each of great importance. In some circumstances, our lien could be subordinated to claims of other creditors, such as trade creditors. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the debt investment. We cannot guarantee the adequacy of the protection of our interests, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. There is a risk that the collateral securing our debt investment may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. Furthermore, we cannot assure that claims may not be asserted that might interfere with enforcement of our rights. In addition, in the event of any default under a secured loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the secured loan, which could have a material adverse effect on our cash flow from operations.
In the event of a foreclosure, we may assume direct ownership of the underlying asset. The liquidation proceeds upon sale of such asset may not satisfy the entire outstanding balance of principal and interest on the loan, resulting in a loss to us. Any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss.
These risks are magnified for stretch senior loans. Stretch senior loans are senior loans that have a greater loan-to-value ratio than traditional senior loans and typically carry a higher interest rate to compensate for the additional risk. Because stretch senior loans have a greater loan-to-value ratio, there is potentially less over-collateralization available to cover the entire principal of the stretch senior loan.
Our investments in mezzanine debt and other junior securities are subordinate to senior indebtedness of the applicable company and are subject to greater risk.
The mezzanine debt and other junior securities in which we may invest are typically contractually or structurally subordinate to senior indebtedness of the applicable company, or effectively subordinated as a result of being unsecured debt and therefore subject to the prior repayment of secured indebtedness to the extent of the value of the assets pledged as security. In some cases, the subordinated debt held by us may be subject to the prior repayment of different classes of senior debt that may be in priority ahead of the debt held by us. In the event of financial difficulty on the part of a portfolio company, such class or classes of senior indebtedness ranking prior to the debt held by us, and interest thereon and related expenses, must first be repaid in full before any recovery may be had on our mezzanine or other subordinated investments. Subordinated investments are characterized by greater credit risks than those associated with the senior or senior secured obligations of the same issuer. In addition, under certain circumstances the holders of the senior indebtedness will have the right to block the payment of interest and principal on our mezzanine debt and other junior securities and to prevent us from pursuing its remedies on account of such non-payment against the issuer. Further, in the event of any debt restructuring or workout of the indebtedness of any issuer, the holders of the senior indebtedness will likely control the creditor side of such negotiations.
Many issuers of mezzanine debt and other junior securities are highly leveraged, and their relatively high debt-to-equity ratios create increased risks that their operations might not generate sufficient cash flow to service their debt obligations. In addition, many issuers of mezzanine debt and other junior securities may be in poor financial condition, experiencing poor operating results, having substantial capital needs or negative net worth or be facing special competitive or product obsolescence problems, and may include companies involved in bankruptcy or other reorganizations or liquidation proceedings. Adverse changes in the financial condition of an issuer, general economic conditions, or both, may impair the ability of such issuer to make payments on the subordinated securities and result in defaults on such securities more quickly than in the case of the senior obligations of such issuer. Mezzanine debt and other junior securities may not be publicly traded, and therefore it may be difficult to obtain information as to the true condition of the issuer. Finally, the market values of certain of mezzanine debt and other junior securities may reflect individual corporate developments.
Investments in mezzanine debt and other junior securities may also be in the form of zero-coupon or deferred interest bonds, which are bonds which are issued at a significant discount from face value. The original discount approximates the total amount of interest the bonds will accrue and compound over the period until maturity or the first interest accrual date at a rate of interest reflecting the market rate of the security at the time of issuance. While zero-coupon bonds do not require the periodic payment of interest, deferred interest bonds generally provide for a period of delay before the regular payment of interest begins. These investments typically experience greater volatility in market value due to changes in the interest rates than bonds that provide for regular payments of interest. We may make subordinated investments that rank below other obligations of the obligor in right of payment. Subordinated investments are subject to greater risk of default than senior obligations as a result of adverse changes in the financial condition of the obligor or in general economic conditions. If we make a subordinated investment in a portfolio company, the portfolio company may be highly leveraged, and its relatively high debt-to-equity ratio may create increased risks that its operations might not generate sufficient cash flow to service all of its debt obligations.
Our prospective portfolio companies may prepay loans, which may reduce our yields if capital returned cannot be invested in transactions with equal or greater expected yields.
The terms of loans acquired or originated by us may be subject to early prepayment options or similar provisions which, in each case, could result in us realizing repayments of such loans earlier than expected, sometimes with no or a nominal prepayment premium. This may happen when there is a decline in interest rates, when the portfolio company’s improved credit or operating or financial performance allows the refinancing of certain classes of debt with lower cost debt or when the general credit market conditions improve. Prepayments could also negatively impact our ability to pay, or the amount of, distributions on our Common Shares. Further, in the case of some of these loans, having the loan paid early may have the effect of reducing our actual investment income below our expected investment income if the capital returned cannot be invested in transactions with equal or greater yields. Our inability to reinvest such proceeds may materially affect our overall performance.
We are generally unable to predict the rate and frequency of such prepayments. Whether a loan is prepaid will depend both on the continued positive performance of the portfolio company and the existence of favorable financing market conditions that allow such portfolio company the ability to replace existing financing with less expensive capital. In periods of rising interest rates, the risk of prepayment of floating rate loans may increase if other financing sources are available. As market conditions change frequently, we will often be unable to predict when, and if, this may be possible for each of our portfolio companies.
Our loans may have limited amortization requirements.
We may invest in debt that has limited mandatory amortization and interim repayment requirements. A low level of amortization of any debt, over the life of the investment, may increase the risk that a portfolio company will not be able to repay or refinance the debt held by us when it comes due at its final stated maturity.
We may invest in high yield debt, or junk bonds, which has greater credit and liquidity risk than more highly rated debt obligations.
We may invest in high yield debt, a substantial portion of which may be rated below investment-grade by one or more nationally recognized statistical rating organizations or is unrated but of comparable credit quality to obligations rated below investment-grade, and has greater credit and liquidity risk than more highly rated debt obligations. High yield debt is generally unsecured and may be subordinate to other obligations of the obligor. The lower rating of high yield debt reflects a greater possibility that adverse changes in the financial condition of the obligor or in general economic conditions (including, for example, a substantial period of rising interest rates or declining earnings) or both may impair the ability of the obligor to make payment of principal and interest. Many issuers of high yield debt are highly leveraged, and their relatively high debt-to-equity ratios create increased risks that their operations might not generate sufficient cash flow to service their debt obligations. In addition, many issuers of high yield debt may be in poor financial condition, experiencing poor operating results, having substantial capital needs or negative net worth or be facing special competitive or product obsolescence problems, and may include companies involved in bankruptcy or other reorganizations or liquidation proceedings. High yield debt generally experiences greater default rates than is the case for investment-grade securities. Certain of these securities may not be publicly traded, and therefore it may be difficult to obtain information as to the true condition of the issuer. Overall declines in the below investment-grade bond and other markets may adversely affect such issuers by inhibiting their ability to refinance their debt at maturity. High yield debt is often less liquid than higher rated securities, and the market for high yield debt has recently experienced periods of volatility. The market values of certain of this high yield debt may reflect individual corporate developments.
For a description of zero-coupon or deferred interest bonds, see “— Our investments in mezzanine debt and other junior securities are subordinate to senior indebtedness of the applicable company and are subject to greater risk.”
We may invest in equity securities, which generally have greater price volatility than fixed income securities.
We may in certain limited circumstances invest in equity securities, including equity securities issued by entities with unrated or below investment-grade debt. As with other investments that we may make, the value of equity securities held by us may be adversely affected by actual or perceived negative events relating to the issuer of such securities, the industry or geographic areas in which such issuer operates or the financial markets generally. However, equity securities may be even more susceptible to such events given their subordinate position in the issuer’s capital structure. As such, equity securities generally have greater price volatility than fixed income securities, and the market price of equity securities owned by us is more susceptible to moving up or down in a rapid or unpredictable manner. The equity securities we acquire may fail to appreciate and may decline in value or become worthless, and our ability to recover our investment will depend on our portfolio company’s success. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.
Even if the portfolio company is successful, our ability to realize the value of our investment may be dependent on the occurrence of a liquidity event, such as a public offering or the sale of the portfolio company. It is likely to take a significant amount of time before a liquidity event occurs or we can otherwise sell our investment. In addition, the equity securities we receive or invest in may be subject to restrictions on resale during periods in which it could be advantageous to sell them.
There are special risks associated with investing in preferred securities, including:
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preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without any adverse consequences to the issuer. If we own a preferred security that is deferring its distributions, we may be required to report income for tax purposes before we receive such distributions;

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preferred securities are subordinated to debt in terms of priority to income and liquidation payments, and therefore will be subject to greater credit risk than debt;

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preferred securities may be substantially less liquid than many other securities, such as Common Shares or U.S. government securities; and

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generally, preferred security holders have no voting rights with respect to the issuing company, subject to limited exceptions.

The prices of the financial instruments in which we invest may be highly volatile.
Price movements of instruments in which our assets may be invested are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments and national and international political and economic events and policies. In addition, governments, from time to time, intervene, directly and by regulation, in certain markets, particularly those in currencies and financial instrument options. Such intervention is intended to influence prices directly and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations.
Our investment in entire portfolios may not be as successful as acquiring the assets individually.
We may invest in entire portfolios of assets sold by hedge funds, other BDCs, regional commercial banks, specialty finance companies and other types of financial firms. The performance of individual assets in such a portfolio will vary, and the return on our investment in an entire portfolio may not exceed the returns we would have received had we purchased some, but not all, of the assets contained in such portfolio.
Investments in financially troubled companies involve significantly greater risk than investments in non-troubled companies.
We may invest in the obligations of companies that are financially troubled and that are either engaged in a reorganization or expect to file for bankruptcy. Although the terms of such financing may result in significantly greater returns to us, investments in financially troubled companies also involve significantly greater risk than investments in non-troubled companies, and the repayment of obligations of financially troubled companies is subject to significant uncertainties. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. There is no assurance that we will correctly evaluate the value of the assets collateralizing our loans or the prospects for a successful reorganization or similar action. We may make investments that become distressed due to factors outside the control of our Advisor. There is also no assurance that there will be sufficient collateral to cover the value of the loans and/or other investments purchased by us or that there will be a successful reorganization or similar action of the company or investment which becomes distressed. In any reorganization or liquidation proceeding relating to a company in which we invest, we may lose all or part of our investment, may be required to accept collateral, cash or securities with a value less than our original investment and/or may be required to accept payment over an extended period of time. Additionally, we may invest in the securities of financially troubled companies that are non-U.S. issuers. Such non-U.S. issuers may be subject to bankruptcy and reorganization processes and proceedings that are not comparable to those in the United States and that may be less favorable to the rights of lenders.
Investments in “event-driven” special situations may not fully insulate us from risks inherent in our planned activities.
Our strategies, from time to time, involve investments in “event-driven” special situations such as recapitalizations, spinoffs, corporate and financial restructurings, litigation or other catalyst-orientated situations. Investments in such securities are often difficult to analyze, and we could be incorrect in our assessment of the downside risk associated with an investment, thus resulting in a significant loss. Although we intend to utilize appropriate risk management strategies, such strategies cannot fully insulate us from the risks inherent in our planned activities. Moreover, in certain situations, we may be unable to, or may choose not to, implement risk management strategies because of the costs involved or other relevant circumstances.
We may be subject to lender liability and equitable subordination.
In recent years, a number of judicial decisions in the United States have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories (collectively termed “lender liability”). Generally, lender liability is founded upon the premise that an institutional lender has violated a duty (whether implied or contractual) of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of certain of our investments, we could be subject to allegations of lender liability.
In addition, under common law principles that in some cases form the basis for lender liability claims, if a lending institution (i) intentionally takes an action that results in the undercapitalization of a borrower to the detriment of other creditors of such borrower, (ii) engages in other inequitable conduct to the detriment of such other creditors, (iii) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (iv) uses its influence as a shareholder to dominate or control a borrower to the detriment of the other creditors of such borrower, a court may elect to subordinate the claim of the offending lending institution to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.” Because of the nature of certain of our investments, we could be subject to claims from creditors of an obligor that our investments issued by such obligor should be equitably subordinated. A significant number of our investments will involve investments in which we will not be the lead creditor. It is, accordingly, possible that lender liability or equitable subordination claims affecting our investments could arise without our direct involvement.
If we purchase debt securities of an affiliate of a portfolio company in the secondary market at a discount, (i) a court might require us to disgorge profit it realizes if the opportunity to purchase such securities at a discount should have been made available to the issuer of such securities or (ii) we might be prevented from enforcing such securities at their full face value if the issuer of such securities becomes bankrupt.
Participation on creditors’ committees may expose our Advisor to liability.
Our Advisor may participate on committees formed by creditors to negotiate the management of financially troubled companies that may or may not be in bankruptcy or our Advisor may seek to negotiate directly with the debtors with respect to restructuring issues. If our Advisor does join a creditors’ committee, the participants of the committee would be interested in obtaining an outcome that is in their respective individual best interests and there can be no assurance of obtaining results most favorable to us in such proceedings. By participating on such committees, our Advisor may be deemed to have duties to other creditors represented by the committees, which might expose our Advisor to liability to such other creditors who disagree with our Advisor’s actions.
While our Advisor intends to comply with all applicable securities laws and to make judgments concerning restrictions on trading in good faith, our Advisor may trade in a portfolio company’s securities while engaged in the portfolio company’s restructuring activities. Such trading creates a risk of litigation and liability that may cause our Advisor and/or us to incur significant legal fees and potential losses.
We cannot assure the accuracy of projections and forecasts used by our Advisor.
Our Advisor may rely upon projections, forecasts or estimates developed by us or a portfolio company in which we are invested concerning the portfolio company’s future performance and cash flow. Projections, forecasts and estimates are forward-looking statements and are based upon certain assumptions. Actual events are difficult to predict and beyond our control. Actual events may differ from those assumed. Some important factors that could cause actual results to differ materially from those in any forward-looking statements include changes in interest rates, domestic and foreign business, market, financial or legal conditions, differences in the actual allocation of our investments among asset groups from that described herein, the degree to which our investments are hedged and the effectiveness of such hedges, among others. Accordingly, there can be no assurance that estimated returns or projections can be realized or that actual returns or results will not be materially lower than those estimated therein.
We are a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited by the 1940 Act with respect to the proportion of our assets that may be invested in securities of a single issuer or industry.
We are classified as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. Beyond the Diversification Tests (as defined below under “Material U.S. Federal Income Tax Considerations — Taxation as a RIC”) associated with our qualification as a RIC under the Code, we do not have fixed guidelines for diversification. As such, our assets may not be diversified. Any such non-diversification would increase the risk of loss to us if there was a decline in the market value of any loan in which we had invested a large percentage of its assets. If a large portion of our assets is held in cash or similarly liquid form, our performance might be adversely affected. Investment in a non-diversified fund will generally entail greater risks than investment in a “diversified” fund. We may have a more concentrated or less broad and varied portfolio than a “diversified” fund. A more concentrated portfolio can cause a portfolio such as ours to have higher volatility. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. Our portfolio may be concentrated in a limited number of portfolio companies and industries, which will subject us to a risk of significant loss if any of these companies defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry.
Our failure to make follow-on investments in our portfolio companies could impair the value of our portfolio.
Following our initial investment in a portfolio company, we may decide to provide additional funds to such portfolio company, seeking to:
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increase or maintain in whole or in part our position as a creditor or equity ownership percentage in a portfolio company;

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exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

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preserve or enhance the value of our investment.

There is no assurance that we will make follow-on investments or that we will have sufficient funds to make all or any of such investments. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our level of risk, because we prefer other opportunities or because we are inhibited by compliance with BDC requirements of the 1940 Act or the desire to maintain our qualification as a RIC. Our ability to make follow-on investments may also be limited by Bain Capital Credit and our Advisor’s allocation policy or our ability to comply with our exemptive relief. Any decision by us not to make follow-on investments or its inability to make such investments may have a substantial adverse effect on a portfolio company in need of such an investment. Additionally, a failure to make such investments may result in a lost opportunity for us to increase its participation in a successful portfolio company or the dilution of our ownership in a portfolio company if a third party invests in the portfolio company.
Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies, and such portfolio companies may not generate sufficient cash flow to service their debt obligations to us.
The characterization of certain of our investments as senior debt or senior secured debt does not mean that such debt will necessarily be repaid in priority to all other obligations of the businesses in which we invest. Furthermore, debt and other liabilities incurred by non-guarantor subsidiaries of the borrowers of senior secured loans made by us may be structurally senior to the debt held by us. In the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, the debt and other liabilities of such subsidiaries could be repaid in full before any distribution can be made to an obligor of the senior secured loans held by us. Further, portfolio companies will typically incur trade credit and other liabilities or indebtedness, which by their terms may provide that their holders are entitled to receive principal payments on or before the dates payments are due in respect of the senior secured loans held by us.
Where we hold a first lien to secure senior indebtedness, the portfolio companies may be permitted to issue other senior loans with liens that rank junior to the first liens granted to us. The intercreditor rights of the holders of such other junior lien debt may, in any liquidation, reorganization, insolvency, dissolution or bankruptcy of such a portfolio company, affect the recovery that we would have been able to achieve in the absence of such other debt.
Additionally, certain loans that we may make to portfolio companies may be secured on a second priority basis by the same collateral securing senior secured debt of such companies. The first priority liens on the collateral will secure the portfolio company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the portfolio company under the agreements governing the loans. The holders of obligations secured by first priority liens on the collateral will generally control the liquidation of, and be entitled to receive proceeds from, any realization of the collateral to repay their obligations in full before us. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the loan obligations secured by the second priority liens, then we, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the portfolio company’s remaining assets, if any.
Even where the senior loans held by us are secured by a perfected lien over a substantial portion of the assets of a portfolio company and its subsidiaries, the portfolio company and its subsidiaries will often be able to incur a substantial amount of additional indebtedness, which may have an exclusive lien over particular assets. For example, debt and other liabilities incurred by non-guarantor subsidiaries of portfolio companies will be structurally senior to the debt held by us. Accordingly, any such debt and other liabilities of such subsidiaries would, in the event of liquidation, dissolution, insolvency, reorganization or bankruptcy of such subsidiary, be repaid in full before any distributions to an obligor of the loans held by us. Furthermore, these other assets over which other lenders have a lien may be substantially more liquid or valuable than the assets over which we have a lien.
The rights we may have with respect to the collateral securing the loans we make to our portfolio companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of such senior debt. Under a typical intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens:
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the ability to cause the commencement of enforcement proceedings against the collateral;

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the ability to control the conduct of such proceedings;

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the approval of amendments to collateral documents;

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releases of liens on the collateral; and

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waivers of past defaults under collateral documents

We may not have the ability to control or direct such actions, even if our rights are adversely affected.
The disposition of our investments may result in contingent liabilities.
We may, from time to time, incur contingent liabilities in connection with an investment. For example, we may acquire a revolving credit or delayed draw term facility that has not yet been fully drawn or may originate or make a secondary purchase of a revolving credit facility. If the borrower subsequently draws down on the facility, we will be obligated to fund the amounts due. In connection with the disposition of an investment in loans and private securities, we may be required to make representations about the business and financial affairs of the portfolio company typical of those made in connection with the sale of a business. We may also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate or with respect to potential liabilities. We may incur numerous other types of contingent liabilities. There can be no assurance that we will adequately reserve for its contingent liabilities and that such liabilities will not have an adverse effect on us.
We may be subject to risks under hedging transactions and may become subject to risk if we invest in non-U.S. securities.
Our investment strategy contemplates potential investments in securities of non-U.S. companies to the extent permissible under the 1940 Act. Investing in loans and securities of non-U.S. issuers involves additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, nationalization and expropriation, imposition of tariffs and foreign taxes (potentially at confiscatory levels), less liquid markets, less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility. There may be less information publicly available about a non-U.S. issuer than about a U.S. issuer, and non-U.S. issuers may not be subject to accounting, auditing and financial reporting standards and practices comparable to those in the United States. These risks are likely to be more pronounced for investments in companies located in emerging markets and particularly for middle-market companies in these economies. The Company may have limited rights and few practical remedies in emerging markets and the ability of U.S. authorities to bring enforcement actions in emerging markets may be limited. Further, our investments that are denominated in a non-U.S. currency will be subject to the risk that the value of a particular currency will change in relation to the U.S. dollar. The rates of exchange between the U.S. dollar and other currencies are affected by many factors, including forces of supply and demand in the foreign exchange markets. These rates are also affected by the international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. We are not obligated to engage in any currency hedging operations, and there can be no assurance as to the success of any hedging operations that we may implement. We may employ hedging techniques to minimize these risks, but we cannot assure you that such strategies will be effective or without risk to us. The values and relative yields of investments in the securities markets of different countries, and their associated risks, are expected to change independently of each other. We are authorized to use various investment strategies to hedge interest rate or currency exchange risks. These strategies are generally accepted as portfolio management techniques and are regularly used by many investment funds and other institutional investors. Techniques and instruments may change over time as new instruments and strategies are developed or regulatory changes occur. We may use any or all such types of interest rate hedging transactions and currency hedging transactions at any time and no particular strategy will dictate the use of one transaction rather than another. The choice of any particular interest rate hedging transactions and currency hedging transactions will be a function of numerous variables, including market conditions. Our investments or liabilities may be denominated in currencies other than the U.S. dollar, and hence the value of such investments, or the amount of such liabilities, will depend in part on the relative strength of the U.S. dollar. We may be affected favorably or unfavorably by exchange control regulations or changes in the exchange rate between foreign currencies and the U.S. dollar.
Changes in foreign currency exchange rates may also affect the value of distributions and interest earned as well as the level of gains and losses realized on the sale of securities. Although we intend to engage in any interest rate hedging transactions and currency hedging transactions only for hedging purposes and not for speculation, use of interest rate hedging transactions and currency hedging transactions involves certain inherent risks. These risks include (i) the possibility that the market will move in a manner or direction that would have resulted in gain for us had an interest rate hedging transaction or currency hedging transaction not been utilized, in which case it would have been better had we not engaged in the interest rate hedging transaction or currency hedging transaction, (ii) the risk of imperfect correlation between the risk sought to be hedged and the interest rate hedging transaction or currency hedging transaction utilized, (iii) potential illiquidity for the hedging instrument utilized, which may make it difficult for us to close-out or unwind an interest rate hedging transaction or currency hedging transaction and (iv) credit risk with respect to the counterparty to the interest rate hedging transaction or currency hedging transaction. In addition, it might not be possible for us to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those loans and securities would likely fluctuate as a result of factors not related to currency fluctuations.
Our investments in OID and PIK interest income may expose us to risks associated with such income being required to be included in accounting income and taxable income prior to receipt of cash.
Our investments may include OID and PIK instruments. To the extent OID and PIK interest income constitute a portion of our income, we will be exposed to risks associated with such income being required to be included in accounting income and taxable income prior to receipt of cash, including the following:
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OID instruments and PIK securities may have unreliable valuations because the accretion of OID as interest income and the continuing accruals of PIK securities require judgments about their collectability and the collectability of deferred payments and the value of any associated collateral;

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OID income may also create uncertainty about the source of our cash distributions;

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OID instruments may create heightened credit risks because the inducement to the borrower to accept higher interest rates in exchange for the deferral of cash payments typically represents, to some extent, speculation on the part of the borrower;

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for accounting purposes, cash distributions to shareholders that include a component of accreted OID income do not come from paid-in capital, although they may be paid from the offering proceeds. Thus, although a distribution of accreted OID income may come from the cash invested by the shareholders, the 1940 Act does not require that shareholders be given notice of this fact;

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generally, we need to recognize income for income tax purposes no later than when we recognize such income for accounting purposes;

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the higher interest rates on PIK securities reflects the payment deferral and increased credit risk associated with such instruments and PIK securities generally represent a significantly higher credit risk than coupon loans;

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the presence of accreted OID income and PIK interest income create the risk of non-refundable cash payments to our Advisor in the form of incentive fees on income based on non-cash accreted OID income and PIK interest income accruals that may never be realized;

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even if accounting conditions are met, borrowers on such securities could still default when our actual collection is expected to occur at the maturity of the obligation;

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OID and PIK create the risk that incentive fees will be paid to our Advisor based on non-cash accruals that ultimately may not be realized, while our Advisor will be under no obligation to reimburse us for these fees; and

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PIK interest has the effect of generating investment income and increasing the incentive fees payable at a compounding rate. In addition, the deferral of PIK interest also reduces the loan-to-value ratio at a compounding rate.

We are subject to risks associated with investing alongside other third parties.
We may invest in joint ventures alongside third parties through partnerships, joint ventures or other entities in the future. Such investments may involve risks not present in investments where a third party is not involved, including the possibility that such third party may at any time have economic or business interests or goals which are inconsistent with ours, or may be in a position to take action contrary to our investment objectives. In addition, we may in certain circumstances be liable for actions of such third party.
More specifically, joint ventures involve a third party that has approval rights over activity of the joint venture. The third party may take actions that are inconsistent with our interests. For example, the third party may decline to approve an investment for the joint venture that we otherwise want the joint venture to make. A joint venture may also use investment leverage which magnifies the potential for gain or loss on amounts invested. Generally, the amount of borrowing by the joint venture is not included when calculating our total borrowing and related leverage ratios and is not subject to asset coverage requirements imposed by the 1940 Act. If the activities of the joint venture were required to be consolidated with our activities because of a change in GAAP rules or SEC staff interpretations, it is likely that we would have to reorganize any such joint venture.
We may be subject to risks related to the Warehousing Transaction.
We may not be able to consummate or realize the anticipated benefits from the Warehousing Transaction. Under the Warehousing Transaction, we have agreed to purchase assets from the warehouse provider at prices based on cost plus adjustments or fees designed to compensate the warehouse provider for holding the assets before we purchase them from it. As a result, we will pay additional cost in connection with acquiring assets through the warehouse compared to purchasing them directly.
Purchases of assets from the warehouse provider would be at prices determined under the Warehousing Transaction regardless of the assets’ market prices at the time of acquisition. As a result, we may pay more or less than the current market value of such assets when we acquire them. We may purchase such assets even if they are in default.

We may not be able to raise sufficient funds to purchase the assets in the Warehousing Transaction. If we purchase some of the assets in the Warehousing Transaction, we will impose on ourselves a requirement to purchase all of the assets in the Warehousing Transaction, and we will treat our forward obligation to purchase the remaining assets as subject to the asset coverage requirements set forth in Sections 18 and 61 of the 1940 Act. If we do not have the necessary funds to purchase all of the assets, we may borrow funds to do so and/or may have the Advisor provide us with a capital infusion, which could be in the form of unsecured debt. If such capital infusion comes in the form of unsecured debt, it will be at then current market rates, which may be at a rate higher than that charged by the Financing Provider. Additionally, even if we have sufficient funds to purchase the assets in the Warehousing Transaction, we may not have sufficient funds to make other investments. We may also borrow to obtain funds necessary to purchase assets from the Warehousing Transaction. See “Business — Portfolio & Risk Management — Warehousing Transaction.”
Federal Income Tax and Other Tax Risks
We will be subject to corporate-level income tax if we are unable to qualify as a RIC.
In order to qualify and be eligible for taxation as a RIC under the Code, we must meet certain source-of-income, asset diversification and distribution requirements. The distribution requirement for a RIC is satisfied if we distribute in respect of each taxable year of an amount equal to at least 90% of our investment company taxable income, determined without regard to any deduction for distributions paid, to our shareholders. We will be subject, to the extent we use debt financing, to certain asset coverage ratio requirements under the 1940 Act and financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to enable us to be eligible for taxation as a RIC. If we are unable to obtain cash from other sources, we may fail to be eligible for taxation as a RIC and, thus, may be subject to corporate-level income tax. To qualify and be eligible for taxation as a RIC, we must also meet certain asset diversification requirements at the end of each quarter of our taxable year. These tests may result in our having to dispose of certain investments quickly in order to prevent the loss of our qualifications as a RIC. Because most of our investments will be in private or thinly traded public companies, any such dispositions could be made at disadvantageous prices and may result in substantial losses. If we fail to qualify to be eligible for taxation as a RIC for any reason and become subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distributions to our shareholders and the amount of funds available for new investments. Such a failure would have a material adverse effect on us and our shareholders.
Shareholders may be required to pay tax in excess of the cash they receive.
Under the DRIP, if a shareholder owns our Common Shares, the shareholder will have all cash distributions automatically reinvested in additional shares of that shareholder’s Common Shares unless such shareholder, or his, her or its nominee on such shareholder’s behalf, specifically “opts out” of the DRIP by delivering a written notice to the plan administrator prior to the record date of the next distribution. If a shareholder does not “opt out” of the DRIP, that shareholder will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in our Common Shares to the extent the amount reinvested was not a tax-free return of capital. As a result, a shareholder may have to use funds from other sources to pay U.S. federal income tax liability on the value of the Common Shares received. Even if a shareholder chooses to “opt out” of the DRIP, we will have the ability to declare a large portion of a distribution in our Common Shares instead of in cash in order to satisfy the Annual Distribution Requirement. To qualify as a RIC, the Annual Distribution Requirement requires that we must, among other things, distribute to our shareholders, for each taxable year, distributions of an amount at least equal to 90% of our “investment company taxable income,” which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses and determined without regard to any deduction for dividends paid.
As long as a portion of this distribution is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, a shareholder generally will be subject to tax on 100% of the fair market value of the distribution on the date the distribution is received by the shareholder in the same manner as a cash distribution, even though most of the distribution was paid in Common Shares.
We may have difficulty paying our required distributions if we recognize income before, or without, receiving cash representing such income.
For U.S. federal income tax purposes, we will include in income certain amounts that we have not yet received in cash, such as amounts accrued as OID. OID may arise if we receive warrants in connection with the making of a loan and in other circumstances, or through contracted PIK interest, which represents contractual interest added to the loan balance and due at the end of the loan term. Such OID, which could be significant relative to our overall investment activities, or increases in loan balances as a result of contracted PIK arrangements, will be included in income regardless of whether we concurrently receive any corresponding cash payments. We also may be required to include in income certain other amounts that we will not receive in cash concurrently with such inclusion.
Since in certain cases we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the requirement in a given taxable year to distribute at least 90% of our investment company taxable income, determined without regard to any deduction for distributions paid, as distributions to our shareholders in order to maintain our ability to be eligible for treatment as a RIC. In such a case, we may have to sell some of our investments at times we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If we are not able to obtain such cash from other sources, we may fail to qualify to be eligible for treatment as a RIC and thus be subject to corporate-level income tax.
We may be subject to withholding of U.S. federal income tax on distributions for non-U.S. shareholders.
Distributions by a BDC generally are treated as dividends for U.S. tax purposes, and will be subject to U.S. income or withholding tax unless the shareholder receiving the distribution qualifies for an exemption from U.S. tax, or the distribution is subject to one of the special look-through rules described below. Distributions paid out of net capital gains can qualify for a reduced rate of taxation in the hands of an individual U.S. shareholder, and an exemption from U.S. tax in the hands of a non-U.S. shareholder.
However, if properly reported by a RIC as such, distributions by the RIC derived from certain interest income (such distributions, “interest-related distributions”) and certain net short-term capital gains (such distributions, “short-term capital gain distributions”) generally are exempt from U.S. withholding tax otherwise imposed on non-U.S. shareholders. Interest-related distributions are distributions that are attributable to “qualified net interest income” (i.e., “qualified interest income,” which generally consists of certain interest and OID on obligations “in registered form” as well as interest on bank deposits earned by a RIC, less allocable deductions) from sources within the United States. Short-term capital gain distributions are distributions that are attributable to net short-term capital gains, other than short-term capital gains recognized on the disposition of U.S. real property interests, earned by a RIC. However, no assurance can be given as to whether any of our distributions will be eligible for this exemption from U.S. withholding tax or, if eligible, will be reported as such by us. Furthermore, in the case of our Common Shares held through an intermediary, the intermediary may have withheld U.S. federal income tax even if we reported the payment as an interest-related distribution or short-term capital gain distribution. Since our Common Shares will be subject to significant transfer restrictions, and an investment in our Common Shares will generally be illiquid, non-U.S. shareholders whose distributions on our Common Shares are subject to U.S. withholding tax may not be able to transfer their our Common Shares easily or quickly or at all.
A failure of any portion of our distributions to qualify for the exemption for interest-related distributions or short-term capital gain distributions would not affect the treatment of non-U.S. shareholders that qualify for an exemption from U.S. withholding tax on distributions by reason of their special status (for example, foreign government-related entities and certain pension funds resident in favorable treaty jurisdictions).
We may retain income and capital gains in excess of what is permissible for excise tax purposes and such amounts will be subject to 4% U.S. federal excise tax, reducing the amount available for distribution to taxpayers.
We may retain some income and capital gains in the future, including for purposes of providing us with additional liquidity, which amounts would be subject to the 4% U.S. federal excise tax. In that event, we will be liable for the tax on the amount by which we do not meet the foregoing distribution requirement.

Our business may be adversely affected if we fail to maintain our qualification as a RIC.
To maintain RIC tax treatment under the Code, we must meet the Annual Distribution Requirement, 90% Income Test and Diversification Tests described below under “Material U.S. Federal Income Tax Considerations — Taxation as a RIC”. The Annual Distribution Requirement will be satisfied if we distribute distributions to our shareholders in respect of each taxable year of an amount generally at least equal to 90% of our investment company taxable income, determined without regard to any deduction for distributions paid. In this regard, a RIC may, in certain cases, satisfy the Annual Distribution Requirement by making distributions relating to a taxable year after the close of such taxable year under the “spillback dividend” provisions of Subchapter M of the Code. We will be subject to tax, at regular corporate rates, on any retained income and/or gains, including any short-term capital gains or long-term capital gains. We must also satisfy the Excise Tax Avoidance Requirement, which is an additional distribution requirement with respect to each calendar year in order to avoid the imposition of a 4% excise tax on the amount of any under-distribution. Because we may use debt financing, we are subject to (i) an asset coverage ratio requirement under the 1940 Act and may, in the future, be subject to (ii) certain financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to satisfy the distribution requirements. If we are unable to obtain cash from other sources, or chose or be required to retain a portion of our taxable income or gains, we could (i) be required to pay excise tax and (ii) fail to qualify for RIC tax treatment, and thus become subject to corporate-level income tax on our taxable income (including gains).
The 90% Income Test will be satisfied if we earn at least 90% of our gross income each taxable year from distributions, interest, gains from the sale of stock or securities, or other income derived from the business of investing in stock or securities. The Diversification Tests will be satisfied if we meet certain asset diversification requirements at the end of each quarter of our taxable year. To satisfy the Diversification Tests, at least 50% of the value of our assets at the close of each quarter of each taxable year must consist of cash, cash equivalents (including receivables), U.S. government securities, securities of other RICs, and other acceptable securities, and no more than 25% of the value of our assets can be invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships.” Failure to meet these requirements may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.
We may invest in certain debt and equity investments through taxable subsidiaries and the net taxable income of these taxable subsidiaries will be subject to federal and state corporate income taxes. We also may invest in certain foreign debt and equity investments which could be subject to foreign taxes (such as income tax, withholding, and value added taxes). If we fail to maintain RIC tax treatment for any reason and are subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution, and the amount of our distributions.
We may be impacted by recently enacted federal tax legislation.
Significant U.S. federal tax reform legislation was recently enacted that, among other things, permanently reduces the maximum federal corporate income tax rate, reduces the maximum individual income tax rate (effective for taxable years 2018 through 2025), restricts the deductibility of business interest expense, changes the rules regarding the calculation of net operating loss deductions that may be used to offset taxable income, expands the circumstances in which a foreign corporation will be treated as a “controlled foreign corporation” and, under certain circumstances, requires accrual method taxpayers to recognize income for U.S. federal income tax purposes no later than the income is taken into account as revenue in an applicable financial statement. The impact of this new legislation on us, our shareholders and entities in which we may invest is uncertain. Prospective investors are urged to consult their tax advisors regarding the effects of the new legislation on an investment in us.

Risks Relating to Our Common Shares
Investing in our Common Shares involves an above average degree of risk.
The investments we make in accordance with our investment objectives may result in a higher amount of risk than alternative investment options and a higher risk of volatility or loss of principal. Therefore, an investment in our Common Shares may not be suitable for someone with lower risk tolerance. In addition, our Common Shares is intended for long-term investors who can accept the risks of investing primarily in illiquid loans and other debt or debt-like instruments and should not be treated as a trading vehicle.
There is a risk that you may not receive distributions or that our distributions may not grow over time and a portion of our distributions may be a return of capital.
We intend to make distributions on a monthly basis to our shareholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. Our ability to pay distributions might be adversely affected by the impact of one or more of the risk factors described in this prospectus. If we are unable to satisfy the asset coverage test applicable to us as a BDC, or if we violate certain covenants under our debt agreements or any future credit or other borrowing facility, our ability to pay distributions to our shareholders could be limited because we may be required by its terms to use all payments of interest and principal that we receive from our current investments as well as any proceeds received from the sale of our current investments to repay amounts outstanding thereunder. All distributions will be paid at the discretion of our Board and will depend on our earnings, financial condition, maintenance of our RIC status, compliance with applicable BDC regulations, compliance with covenants under our debt agreements or any future credit or other borrowing facility and such other factors as our Board may deem relevant from time to time.
Furthermore, the tax treatment and characterization of our distributions may vary significantly from time to time due to the nature of our investments. The ultimate tax characterization of our distributions made during a taxable year may not finally be determined until after the end of that taxable year. The distributions we pay to our shareholders in a year may exceed our net ordinary income and capital gains for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes that would reduce a shareholder’s adjusted tax basis in its our Common Shares and correspondingly increase such shareholder’s gain, or reduce such shareholder’s loss, on disposition of such shares. Distributions in excess of a shareholder’s adjusted tax basis in its our Common Shares will generally constitute capital gains to such shareholder.
A distribution from a RIC consisting of a return of capital for U.S. federal income tax purposes is not a distribution of the RIC’s net ordinary income or capital gains. Accordingly, shareholders should carefully read any written disclosure accompanying a distribution from us and the information about the specific tax characteristics of our distributions provided to shareholders after the end of each calendar year, and should not assume that the source of any distribution is our net ordinary income or capital gains.
Our shareholders may experience dilution in their ownership percentage.
Our shareholders do not have preemptive rights to any our Common Shares we issue in the future. To the extent that we issue additional equity interests at or below NAV your percentage ownership interest in us may be diluted. In addition, depending upon the terms and pricing of any future and the value of our investments, you may also experience dilution in the book value and fair value of your our Common Shares.
Under the 1940 Act, we generally are prohibited from issuing or selling our Common Shares at a price below NAV per share, which may be a disadvantage as compared with certain public companies. We may, however, sell up to 25% of our then outstanding our Common Shares, or warrants, options, or rights to acquire our Common Shares, at a price below the current NAV of our Common Shares if the Board determines that such sale is in our best interests and the best interests of our shareholders, and our shareholders, including a majority of those shareholders that are not affiliated with us, approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of the Board, closely approximates the fair value of such securities (less any distributing commission or discount). If we raise additional funds by issuing our Common Shares or senior securities convertible into, or exchangeable for, our Common Shares, then the percentage ownership of our shareholders at that time will decrease and you will experience dilution.
We may incur significant costs as a result of being a public company.
Public companies incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act, as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act. Accordingly, we may incur significant additional costs as a result of being a public company. These requirements may place a strain on our systems and resources. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting, which are discussed below. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls, significant resources and management oversight may be required. We may be implementing additional procedures, processes, policies and practices for the purpose of addressing the standards and requirements applicable to public companies. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We may incur significant additional annual expenses related to these steps and, among other things, directors’ and officers’ liability insurance, Trustee fees, reporting requirements of the SEC, transfer agent fees, additional administrative expenses payable to our Administrator to compensate it for hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses.
General Risk Factors
Global capital markets could enter a period of severe disruption and instability. These conditions have historically affected and could again materially and adversely affect debt and equity capital markets in the United States and around the world and our business.
From time to time, the global capital markets may experience periods of disruption and instability resulting in increasing spreads between the yields realized on riskier debt securities and those realized on risk-free securities, a lack of liquidity in parts of the debt capital markets, significant write-offs in the financial services sector or the re-pricing of credit risk in the broadly syndicated market. Deteriorating market conditions could result in increasing volatility and illiquidity in the global credit, debt and equity markets generally. The duration and ultimate effect of such market conditions cannot be accurately forecasted. Deteriorating market conditions and uncertainty regarding economic markets generally could result in declines in the market values of potential investments or declines in the market values of investments after they are made or acquired by us and affect the potential for liquidity events involving such investments or portfolio companies. Such declines may be exacerbated by other events, such as the failure of significant financial institutions or hedge funds, dislocations in other investment markets or other extrinsic events. Applicable accounting standards require us to determine the fair value of our investments as the amount that would be received in an orderly transaction between market participants at the measurement date. While most of our investments are not publicly traded, as part of our valuation process we consider a number of measures, including comparison to publicly traded securities. As a result, volatility in the public capital markets can adversely affect our investment valuations.
During any such periods of market disruption and instability, we and other companies in the financial services sector may have limited access, if any, to alternative markets for debt and equity capital. In addition, our ability to incur indebtedness is limited by applicable regulations such that our asset coverage, as defined in the 1940 Act, must equal at least 200% (or 150% if certain disclosure and approval requirements are met) immediately after each time we incur indebtedness. The debt capital that will be available, if any, may be at a higher cost and on less favorable terms and conditions in the future. Any inability to raise capital could have a negative effect on our business, financial condition and results of operations.
A prolonged period of market illiquidity may cause us to reduce the volume of loans and debt securities we originate and/or fund and adversely affect the value of our portfolio investments, which could have a material and adverse effect on our business, financial condition, results of operations and cash flows.

We may also invest a portion of our capital in debt securities issued by issuers domiciled in Europe, including issuers domiciled in the U.K. On January 31, 2020, the U.K. ended its membership in the European Union (commonly referred to as “Brexit”). Under the terms of the withdrawal agreement negotiated and agreed between the U.K. and the EU (the “EU Withdrawal Agreement”), the UK’s departure from the EU was followed by a transition period (the “Transition Period”), which ran until December 31, 2020. On December 31, 2021, the U.K. and the EU signed the EU-UK Trade and Cooperation Agreement (“TCA”), which is an agreement on the terms governing certain aspects of the EU’s and UK’s relationship post Brexit. However, under the TCA, many aspects of the EU-UK relationship remain subject to further negotiation. The longer term economic, legal, political and social implications of Brexit are unclear at this stage. Brexit has led to ongoing political and economic uncertainty and periods of increased volatility in both the United Kingdom and in wider European markets for some time. In particular, Brexit could lead to calls for similar referendums in other European Union jurisdictions, which could cause increased economic volatility in the European and global markets. This mid- to long-term uncertainty could have adverse effects on the economy generally and on our ability to earn attractive returns. In particular, currency volatility could mean that our returns are adversely affected by market movements and could make it more difficult, or more expensive, for us to execute prudent currency hedging policies. Potential decline in the value of the British Pound and/or the Euro against other currencies, along with the potential further downgrading of the United Kingdom’s sovereign credit rating, could also have an impact on the performance of certain investments made in the United Kingdom or Europe.
Economic recessions or downturns could impair our portfolio companies, and defaults by our portfolio companies will harm our operating results.
Many of the portfolio companies in which we have invested or expect to make investments are likely to be susceptible to economic slowdowns or recessions and may be unable to repay our loans during such periods. Therefore, the number of our non-performing assets is likely to increase and the value of our portfolio is likely to decrease during such periods. Adverse economic conditions may also decrease the value of collateral securing some of our loans and debt securities and the value of our equity investments. If the value of collateral underlying our loan declines during the term of our loan, a portfolio company may not be able to obtain the necessary funds to repay our loan at maturity through refinancing. Decreasing collateral value may hinder a portfolio company’s ability to refinance our loan because the underlying collateral cannot satisfy the debt service coverage requirements necessary to obtain new financing. Thus, economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. We consider a number of factors in making our investment decisions, including, but not limited to, the financial condition and prospects of a portfolio company and its ability to repay our loan. Unfavorable economic conditions could negatively affect the valuations of our portfolio companies and, as a result, make it more difficult for such portfolio companies to repay or refinance our loan. Therefore, these events could prevent us from increasing our investments and harm our operating results.
A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due, termination of its loans and foreclosure on its assets, which could trigger cross-defaults under other agreements and jeopardize such portfolio company’s ability to meet its obligations under the loans and debt securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company, which may include the waiver of certain financial covenants. Furthermore, if one of our portfolio companies were to file for bankruptcy protection, depending on the facts and circumstances, including the extent to which we actually provide significant managerial assistance to that portfolio company, a bankruptcy court might re-characterize our debt holding and subordinate all or a portion of our claim to claims of other creditors, even though we may have structured our investment as senior secured debt.
We currently are operating in a period of capital markets disruption, significant volatility and economic uncertainty.
The global capital markets are experiencing a period of disruption and instability resulting in increasing spreads between the yields realized on riskier debt securities and those realized on risk-free securities, lack of liquidity in parts of the debt capital markets, significant write-offs in the financial services sector and the re-pricing of credit risk in the broadly syndicated market. Highly disruptive market conditions have resulted in increasing volatility and illiquidity in the global credit, debt and equity markets generally. The duration and ultimate effect of such market conditions cannot be accurately forecasted. Extreme uncertainty regarding economic markets is resulting in declines in the market values of potential investments and declines in the market values of investments after they are made or acquired by us and affecting the potential for liquidity events involving such investments or portfolio companies. During periods of market disruption, portfolio companies may be more likely to seek to draw on unfunded commitments we have made, and the risk of being unable to fund such commitments is heightened during such periods. Applicable accounting standards require us to determine the fair value of our investments as the amount that would be received in an orderly transaction between market participants at the measurement date. While most of our investments are not publicly traded, as part of our valuation process we consider a number of measures, including comparison to publicly traded securities. As a result, volatility in the public capital markets can adversely affect our investment valuations.
Various social and political tensions around the world may contribute to increased market volatility, may have long-term effects on the worldwide financial markets and may cause further economic uncertainties worldwide. In particular, the consequences of the conflict between Russia and Ukraine, including international sanctions, the potential impact on inflation and increased disruption to supply chains may impact our portfolio companies. Such consequences also may increase our funding cost or limit our access to the capital markets.
During any such periods of market disruption and instability, we and other companies in the financial services sector may have limited access, if any, to alternative markets for debt and equity capital. Equity capital may be difficult to raise because, subject to some limited exceptions that will apply to us as a BDC, we will generally not be able to issue additional our Common Shares at a price less than NAV without first obtaining approval for such issuance from our shareholders and our Independent Trustees. In addition, our ability to incur indebtedness is limited by applicable regulations such that our asset coverage, as defined in the 1940 Act, must equal at least 150% immediately after each time we incur indebtedness. The debt capital that will be available, if any, may be at a higher cost and on less favorable terms and conditions in the future. Any inability to raise capital could have a negative effect on our business, financial condition and results of operations.
A prolonged period of market illiquidity may cause us to reduce the volume of loans and debt securities we originate and/or fund and adversely affect the value of our portfolio investments, which could have a material and adverse effect on our business, financial condition, results of operations and cash flows.
We may be subject to risks related to the invasion of Ukraine.
On February 24, 2022, Russia launched a full-scaled military invasion of Ukraine. In response, countries worldwide, including the United States, have imposed sanctions against Russia on certain businesses and individuals, including, but not limited to, those in the banking, import and export sectors. This invasion has led, is currently leading, and for an unknown period of time will continue to lead to disruptions in local, regional, national, and global markets and economies affected thereby. These disruptions caused by the invasion have included, and may continue to include, political, social, and economic disruptions and uncertainties that may affect our business operations or the business operations of portfolio companies in which we invest.
We are highly dependent on information systems, and systems failures or cyber-attacks could significantly disrupt our business, which may, in turn, negatively affect the value of our Common Shares and our ability to pay distributions.
Our business is highly dependent on the communications and information systems of Bain Capital Credit. In addition, certain of these systems are provided to Bain Capital Credit by third-party service providers. Any failure or interruption of such systems, including as a result of the termination of an agreement with any such third-party service provider, could cause delays or other problems in our activities. This, in turn, could have a material adverse effect on our business, financial condition and results of operations. In addition, these systems are subject to potential attacks, including cyber espionage, malware, ransomware, and other types of hacking, may threaten the confidentiality, integrity or availability of our information resources. These attacks may involve a third party gaining unauthorized access to our communications or information systems for purposes of misappropriating assets, stealing confidential information, corrupting or destroying data, degrading or sabotaging our systems or causing other operational disruption. Any such attack could result in disruption to our business, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our business relationships, any of which could have a material adverse effect on our business, financial condition and results of operations.
The Company and Bain Capital Credit may be subject to numerous laws in various jurisdictions relating to privacy and the storage, sharing, use, processing, disclosure and protection of information that we and our affiliates hold. The European Union’s (the “EU”) General Data Protection Regulation, the Cayman Islands Data Protection Law, 2017, and the California Consumer Privacy Act of 2018 are recent examples of such laws, and Bain Capital Credit anticipates new privacy and data protection laws will be passed in other jurisdictions in the future. In general, these laws introduce many new obligations on Bain Capital Credit and its affiliates and service providers and create new rights for parties who have given us their personal information, such as investors and others.
Breach of these laws could result in significant financial penalties for Bain Capital Credit and/or us. As interpretation of these laws evolves and new laws are passed, Bain Capital Credit could be required to make changes to its business practices, which could result in additional risks, costs and liabilities to us and adversely affect investment returns. While Bain Capital Credit intends to comply with its privacy and data protection obligations under the privacy and data protection laws that are applicable to it, it is possible that Bain Capital Credit will not be able to accurately anticipate the ways in which regulators and courts will apply or interpret these laws. A violation of applicable privacy and data protection law could result in negative publicity and/or subject Bain Capital Credit or us, to significant costs associated with litigation, settlements, regulatory action, judgments, liabilities and/or penalties.
Uncertainty about presidential administration initiatives could negatively impact our business, financial condition and results of operations.
The current administration has called for significant changes to U.S. trade, healthcare, immigration, foreign and government regulatory policy. In this regard, there is significant uncertainty with respect to legislation, regulation and government policy at the federal level, as well as the state and local levels. Recent events have created a climate of heightened uncertainty and introduced new and difficult-to-quantify macroeconomic and political risks with potentially far-reaching implications. There has been a corresponding meaningful increase in the uncertainty surrounding interest rates, inflation, foreign exchange rates, trade volumes and fiscal and monetary policy. To the extent the U.S. Congress or the current administration implements changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, corporate taxes, healthcare, the U.S. regulatory environment, inflation and other areas. Although we cannot predict the impact, if any, of these changes to our business, they could adversely affect our business, financial condition, operating results and cash flows. Until we know what policy changes are made and how those changes impact our business and the business of our competitors over the long term, we will not know if, overall, we will benefit from them or be negatively affected by them.
Inflation may adversely affect the business, results of operations and financial condition of our portfolio companies.
Certain of our portfolio companies may be impacted by inflation. If such portfolio companies are unable pass any increases in their costs along to their customers, it could adversely affect their results and their ability to pay interest and principal on our loans. In addition, any projected future decreases in our portfolio companies’ operating results due to inflation could adversely impact the fair value of those investments. Any decreases in the fair value of our investments could result in future unrealized losses and therefore reduce our net assets resulting from operations.
We may experience fluctuations in our quarterly operating results.
We could experience fluctuations in our quarterly operating results due to a number of factors, including the interest rate payable on the loans and debt securities we acquire, the default rate on such loans and securities, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. In light of these factors, results for any period should not be relied upon as being indicative of performance in future periods.
We may be the target of litigation.
We may be the target of securities litigation in the future, particularly if the value of our Common Shares fluctuates significantly. We could also generally be subject to litigation, including derivative actions by our shareholders. In addition our investment activities subject us to litigation relating to the bankruptcy process and the normal risks of becoming involved in litigation by third parties. This risk is somewhat greater where we exercise control or significant influence over a portfolio company’s direction. Any litigation could result in substantial costs and divert management’s attention and resources from our business and cause a material adverse effect on our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS
This prospectus contains, and any applicable prospectus supplement or free writing prospectus, contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. Our forward-looking statements include information in this prospectus, and any applicable prospectus supplement or free writing prospectus, regarding general domestic and global economic conditions, our future financing plans, our ability to operate as a BDC and the expected performance of, and the yield on, our portfolio companies. In particular, there are forward-looking statements under “Prospectus Summary” and “Business”. There may be events in the future, however, that we are not able to predict accurately or control. The factors listed under “Risk Factors,” as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our Common Shares, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, results of operation and financial position.
The following factors are among those that may cause actual results to differ materially from our forward-looking statements:
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our future operating results;

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our business prospects and the prospects of our portfolio companies including as to the impact of COVID-19 on our portfolio companies;

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changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, including changes from the impact of the COVID-19 pandemic and sharp declines in energy prices;

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currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars;

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the ability of our Advisor to locate suitable investments for us and to monitor and administer our investments;

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the ability of our Advisor and its affiliates to attract and retain highly talented professionals;

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risk associated with possible disruptions in our operations or the economy generally;

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the timing of cash flows, if any, from the operations of our portfolio companies;

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the ability of our portfolio companies to achieve their objectives, including as a result of the COVID-19 pandemic;

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changes in laws, policies or regulations (including the interpretation thereof) affecting our operations or the operations of our portfolio companies;

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the valuation of our investments in portfolio companies, particularly those having no liquid trading market;

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our ability to recover unrealized losses;

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market conditions and our ability to access alternative debt markets and additional debt and equity capital;

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competition with other entities and our affiliates for investment opportunities;

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our ability to continue to effectively manage our business due to the disruptions caused by the COVID-19 pandemic;

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the dependence of our future success on the general economy and its effect on the industries in which we invest;

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our ability to maintain our qualification as a BDC and as a RIC;

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the use of borrowed money to finance a portion of our investments and how much money we may borrow;

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the adequacy of our financing sources and working capital;

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the speculative and illiquid nature of our investments;

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the timing, form and amount of any distribution;

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actual or potential conflicts of interest with our Advisor and its affiliates;

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the costs associated with being a public company;

•
our contractual arrangements and relationships with third parties; and

•
the risks, uncertainties and other factors we identify under “Risk Factors” and elsewhere in this prospectus.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including our annual reports on Form 10-K, registration statements on Form N-2, quarterly reports on Form 10-Q, current reports on Form 8-K and definitive proxy statements on Schedule 14A. Under Sections 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with any offering of securities pursuant to this prospectus or in the periodic reports we file under the Exchange Act.

ESTIMATED USE OF PROCEEDS
We intend to use the net proceeds from this offering to (1) make investments in accordance with our investment strategy and policies, (2)  fund repurchases under our share repurchase program and (3) for general corporate purposes. Generally, our policy will be to pay distributions and operating expenses from cash flow from operations, however, we are not restricted from funding these items from proceeds from this offering or other sources and may choose to do so, particularly in the earlier part of this offering.
We will seek to invest the net proceeds received in this offering as promptly as practicable after receipt thereof, and in any event generally within 90 days of each subscription closing. However, depending on market conditions and other factors, including the availability of investments that meet our investment objective, we may be unable to invest such proceeds within the time period we anticipate. Pending such investment, we may have a greater allocation to syndicated loans or other liquid investments than we otherwise would or we may make investments in cash or cash equivalents (such as U.S. government securities or certain high quality debt instruments).
We estimate that we will incur approximately $2.1 million of offering expenses (excluding the shareholder servicing and/or distribution fee) in connection with this offering, or approximately 0.11% of the gross proceeds, assuming maximum gross proceeds of $2,000,000,000. The Advisor has agreed to advance all of our organization and offering expenses on our behalf through the date on which we break escrow for this offering. We will be obligated to reimburse the Advisor for such advanced expenses upon breaking escrow for this offering. Any reimbursements will not exceed actual expenses incurred by the Advisor and its affiliates.
The following tables sets forth our estimate of how we intend to use the gross proceeds from this offering. Information is provided assuming that the Company sells the maximum number of shares registered in this offering, or 80,000,000 shares. The amount of net proceeds may be more or less than the amount depicted in the table below depending on the public offering price of our shares and the actual number of shares we sell in this offering. The table below assumes that shares are sold at the current offering price of $25.00 per share. Such amount is subject to increase or decrease based upon our NAV per share.
The following tables present information about the net proceeds raised in this offering for each class, assuming that we sell the minimum offering amount of $100,000,000 and the maximum primary offering amount of $2,000,000,000. The tables assume that 1/3 of our gross offering proceeds are from the sale of Class S shares, 1/3 of our gross offering proceeds are from the sale of Class D shares and 1/3 of our gross offering proceeds are from the sale of Class I shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from what is shown in the tables below. Because amounts in the following tables are estimates, they may not accurately reflect the actual receipt or use of the gross proceeds from this offering. Amounts expressed as a percentage of net proceeds or gross proceeds may be higher or lower due to rounding.
The following table presents information regarding the use of proceeds raised in this offering with respect to Class S shares.
	Minimum Offering of $33,333,333 in Class S Shares		Maximum Offering of $666,666,667 in Class S Shares
Gross Proceeds(1)	$33,333,333	100%	$666,666,667	100%
Upfront Sales Load(2)	$—	—%	$—	—%
Organization and Offering Expenses(3)	$675,300	2.03%	$703,633	0.11%
Net Proceeds Available for Investment	$32,658,033	97.97%	$665,963,034	99.89%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class D shares.
	Minimum Offering of $33,333,333 in Class D Shares		Maximum Offering of $666,666,667 in Class D Shares
Gross Proceeds(1)	$33,333,333	100%	$666,666,667	100%
Upfront Sales Load(2)	$—	—%	$—	—%
Organization and Offering Expenses(3)	$675,300	2.03%	$703,633	0.11%
Net Proceeds Available for Investment	$32,658,033	97.97%	$665,963,034	99.89%
The following table presents information regarding the use of proceeds raised in this offering with respect to Class I shares.
	Minimum Offering of $33,333,333 in Class I Shares		Maximum Offering of $666,666,667 in Class I Shares
Gross Proceeds(1)	$33,333,333	100%	$666,666,667	100%
Upfront Sales Load(2)	$—	—%	$—	—%
Organization and Offering Expenses(3)	$675,300	2.03%	$703,633	0.11%
Net Proceeds Available for Investment	$32,658,033	97.97%	$665,963,034	99.89%

(1)
We intend to conduct a continuous offering of an unlimited number of Common Shares over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act; however, in certain states this offering is subject to annual extensions.

(2)
Neither the Company nor the Managing Dealer will charge upfront sales loads with respect to Class S shares, Class D shares or Class I shares; however, if you buy Class S shares or Class D shares through certain financial intermediaries, such intermediaries may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that they limit such charges to a 3.5% cap on NAV for Class S shares and a 1.5% cap on NAV for Class D shares. Selling agents will not charge such fees on Class I shares. We will pay the following shareholder servicing and/or distribution fees to the Managing Dealer and/or a participating broker, subject to FINRA limitations on underwriting compensation: (a) for Class S shares, a shareholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class S shares and (b) for Class D shares only, a shareholder servicing fee equal to 0.25% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class D shares, in each case, payable monthly. The total amount that will be paid over time for shareholder servicing and/or distribution fees depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments, and is not expected to be paid from sources other than cash flow from operating activities. We will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including the shareholder servicing and/or distribution fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering. In addition, as may be required by the exemptive relief being sought by us to offer multiple classes of shares, at the end of the month in which the Managing Dealer in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to any single share held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such share (or a lower limit as determined by the Managing Dealer or the applicable selling agent), we will cease paying the shareholder servicing and/or distribution fee on either (i) each such share that would exceed such limit or (ii) all Class S shares and Class D shares in such shareholder’s account. We may modify this requirement if permitted by applicable exemptive relief. At the end of such month, the applicable Class S shares or Class D shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S or Class D shares. See “Plan of Distribution.”
(3)
The organization and offering expense numbers shown above represent our estimates of expenses to be incurred by us in connection with this offering and include estimated wholesaling expenses reimbursable by us. See “Plan of Distribution” for examples of the types of organization and offering expenses we may incur.

DISTRIBUTIONS
We expect to pay regular monthly distributions commencing with the first full calendar quarter after the escrow period concludes. Any distributions we make will be at the discretion of our Board, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Delaware law. As a result, our distribution rates and payment frequency may vary from time to time.
Our Board’s discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the RIC requirements. To maintain our treatment as a RIC, we generally are required to make aggregate annual distributions to our shareholders of at least 90% of investment company taxable income. See “Description of our Common Shares” and “Certain U.S. Federal Income Tax Considerations.”
The per share amount of distributions on Class S, Class D and Class I shares generally differ because of different class-specific shareholder servicing and/or distribution fees that are deducted from the gross distributions for each share class. Specifically, distributions on Class S shares will be lower than Class D shares, and distributions on Class D shares will be lower than Class I shares because we are required to pay higher ongoing shareholder servicing and/or distribution fees with respect to the Class S shares (compared to Class D shares and Class I shares), and we are required to pay higher ongoing shareholder servicing fees with respect to Class D shares (compared to Class I shares).
There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may fund from such sources for distributions. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering will result in us having less funds available to acquire investments. As a result, the return you realize on your investment may be reduced. Additionally, funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your Common Shares. We believe the likelihood that we pay distributions from sources other than cash flow from operations will be higher in the early stages of the offering, but over time, we intend to fund distributions fully from cash flow from operations.
From time to time, we may also pay special interim distributions in the form of cash or Common Shares at the discretion of our Board.
We have not established limits on the amount of funds we may use from any available sources to make distributions. There can be no assurance that we will achieve the performance necessary to sustain our distributions or that we will be able to pay distributions at a specific rate or at all. The Advisor and its affiliates have no obligation to waive advisory fees or otherwise reimburse expenses in future periods. See “Management Agreements.”
Consistent with the Code, shareholders will be notified of the source of our distributions. Our distributions may exceed our earnings and profits, especially during the period before we have substantially invested the proceeds from this offering. As a result, a portion of the distributions we make may represent a return of capital for tax purposes. The tax basis of shares must be reduced by the amount of any return of capital distributions, which will result in an increase in the amount of any taxable gain (or a reduction in any deductible loss) on the sale of shares.
For a period of time following commencement of this offering, which time period may be significant, we expect substantial portions of our distributions may be funded indirectly through the reimbursement of certain expenses by our Advisor and its affiliates, including through the waiver of certain investment advisory fees by our Advisor, that are subject to conditional reimbursement by us within three years. Any such distributions funded through expense reimbursements or waivers of advisory fees are not based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or our Advisor or its affiliates continues to advance such expenses or waive such fees. Our future reimbursement of amounts advanced or waived by our Advisor and its affiliates will reduce the distributions that you would otherwise receive in the future. In addition, the initial advancement of expenses or waiver of fees by our Advisor and its affiliates may prevent a decline in NAV in the short term, and our reimbursement of these amounts may reduce our NAV in the future. Other than as set forth in this prospectus, our Advisor and its affiliates have no obligation to advance expenses or waive advisory fees.
We intend to elect to be treated, and intend to operate in a manner so as to continuously qualify, as a RIC under Subchapter M of the Code. To obtain and maintain our RIC tax status, we must distribute at least 90% of our investment company taxable income (as defined by the Code, which generally includes net ordinary income and net short-term taxable gains) to our shareholders in respect of each taxable year, as well as satisfy other applicable requirements under the Code. In addition, we generally will be subject to a nondeductible U.S. federal excise tax equal to 4% of
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98% of our net ordinary income, taking into account certain deferrals and elections, recognized during a calendar year;

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98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the one-year period ending on October 31 of such calendar year; and

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the sum of any net ordinary income and capital gains net income for preceding years that were not distributed during such years and on which we paid no federal income tax.

For these excise tax purposes, we will be deemed to have distributed any net ordinary taxable income or capital gain net income on which we have paid U.S. federal income tax. Depending on the level of taxable income earned in a calendar year, we may choose to carry forward taxable income for distribution in the following calendar year, and pay any applicable U.S. federal excise tax. We cannot assure you that we will achieve results that will permit the payment of any dividends. See “Risk Factors — Risks Relating to Our Investments” above.
We currently intend to distribute net capital gains (i.e., net long-term capital gains in excess of net short-term capital losses), if any, at least annually out of the assets legally available for such distributions. However, we may decide in the future to retain such capital gains for investment and elect to treat such capital gains as deemed distributions to you. If this happens, you will be treated for U.S. federal income tax purposes as if you had received an actual distribution of the capital gains that we retain and reinvested the net after tax proceeds in us. In this situation, you would be eligible to claim a tax credit (or, in certain circumstances, a tax refund) equal to your allocable share of the tax we paid on the capital gains deemed distributed to you.
We cannot offer assurance that we will achieve results that will permit us to pay any cash distributions, and if we issue senior securities, we will be prohibited from making distributions if doing so would cause us to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if such distributions are limited by the terms of any of our borrowings. Business disruption and financial distress experienced by our portfolio companies is likely to reduce, over time, the amount of interest and dividend income that we receive from our investments and may require us to contribute additional capital to such companies in the form of follow-on investments. We may need to restructure the capitalization of some portfolio companies, which could result in reduced interest payments or permanent impairments on our investments. Any such decrease in our net investment income would increase the percentage of our cash flows dedicated to debt service and distribution payments to shareholders. If these amounts become unsustainable, we may be required to reduce the amount of our distributions to shareholders
Unless you elect to receive your distributions in cash, we intend to make such distributions in additional Common Shares under our distribution reinvestment plan. Distributions paid in the form of additional Common Shares will generally be subject to U.S. federal, state and local taxes in the same manner as cash distributions and, for this purpose, investors receiving distributions in the form of Common Shares will generally be treated as receiving distributions equal to the fair market value of the Common Shares received through the plan; however, investors participating in our distribution reinvestment plan will not receive any corresponding cash with which to pay any such applicable taxes. If you hold Common Shares through a broker or financial intermediary, you may elect to receive distributions in cash by notifying your broker or financial intermediary of your election to receive distributions in cash in lieu of Common Shares. Any distributions reinvested through the issuance of Common Shares through our distribution reinvestment plan will increase our assets on which the management fee and the incentive fee are determined and paid to our Advisor. See “Distribution Reinvestment Plan.”

PLAN OF DISTRIBUTION
General
We are offering a maximum of $2,000,000,000 in Common Shares pursuant to this prospectus on a “best efforts” basis through Emerson Equity LLC, the Managing Dealer, a registered broker-dealer. Because this is a “best efforts” offering, the Managing Dealer will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in this offering. In addition, no underwriter, broker or other person will be obligated to purchase any shares. The Managing Dealer is headquartered at 155 Bovet Road, Suite 725, San Mateo, CA 94402. We will take purchase orders and hold investors’ funds in an interest-bearing escrow account until we receive purchase orders for at least $100,000,000 (excluding any shares purchased by our Advisor, its affiliates and our Trustees and officers but including any shares purchased in any private offerings), and our Board has authorized the release of the escrowed purchase order proceeds to us so that we can commence operations. See “Escrow Arrangement.”
The shares are being offered on a “best efforts” basis, which means generally that the Managing Dealer is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. The Company intends that the Common Shares offered pursuant to this prospectus will not be listed on any national securities exchange, and neither the Managing Dealer nor the participating brokers intend to act as market-makers with respect to our Common Shares. Because no public market is expected for the shares, shareholders will likely have limited ability to sell their shares until there is a liquidity event for the Company.
We are offering to the public three classes of Common Shares: Class S shares, Class D shares and Class I shares. We are offering to sell any combination of share classes with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different ongoing shareholder servicing and/or distribution fees.
Class S shares are available through brokerage and transactional-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating brokers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating brokers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating brokers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) by our executive officers and Trustees and their immediate family members, as well as officers and employees of the Advisor or other affiliates and their immediate family members, and, if approved by our Board, joint venture partners, consultants and other service providers, or (5) by other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, where a holder of Class S or Class D shares exits a relationship with a participating broker or the Managing Dealer, as applicable, for this offering and does not enter into a new relationship with a participating broker or the Managing Dealer, as applicable, for this offering, such holder’s shares may be exchanged into an equivalent NAV amount of Class I shares. We may also offer Class I shares to certain feeder vehicles primarily created to hold our Class I shares, which in turn offer interests in themselves to investors; we expect to conduct such offerings pursuant to exceptions to registration under the Securities Act and not as a part of this offering. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests. We may also offer Class I shares to other investment vehicles. The minimum initial investment for Class I shares is $1,000,000, unless waived by the Managing Dealer. If you are eligible to purchase all three classes of shares, then in most cases you should purchase Class I shares because participating brokers will not charge transaction or other fees, including upfront placement fees or brokerage commissions, on Class I shares and Class I shares have no shareholder servicing or distribution fees, which will reduce the NAV or distributions of the other share classes. However, Class I shares will not receive shareholder services. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of Common Shares you may be eligible to purchase. Neither the Managing Dealer nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in us.
The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may extend this offering one additional year if all of the shares we have registered are not yet sold within two years. With the filing of a registration statement for a subsequent offering, we may also be able to extend this offering beyond three years until the follow-on registration statement is declared effective. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of Common Shares over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415. In such a circumstance, the issuer may also choose to enlarge the continuous offering by including on such new registration statement a further amount of securities, in addition to any unsold securities covered by the earlier registration statement.
This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.
Purchase Price
During the escrow period, the per share purchase price for the class of share being purchased will be $25.00. After the close of the escrow period, shares will be sold at the then-current NAV per share, as described in “Determination of Net Asset Value.” Each class of shares may have a different NAV per share because shareholder servicing and/or distribution fees differ with respect to each class.
Escrow Arrangement
We will take purchase orders and hold investors’ funds in an interest-bearing escrow account until we receive purchase orders for at least $100,000,000 (excluding any shares purchased by our Advisor, its affiliates and our Trustees and officers but including any shares purchased in any private offerings), and our Board has authorized the release of the escrowed purchase order proceeds to us so that we can commence operations. Even if we receive purchase orders for $100,000,000, our Board may elect to wait a substantial amount of time before authorizing, or may elect not to authorize, the release of the escrowed proceeds. If we do not raise the minimum amount and commence operations by the date that is one year following the effective date of the registration statement of which this prospectus is a part, this offering will be terminated and our escrow agent will promptly send you a full refund of your investment with interest and without deduction for escrow expenses. Notwithstanding the foregoing, you may elect to withdraw your purchase order and request a full refund of your investment with interest and without deduction for escrow expenses at any time before the escrowed funds are released to us. If we break escrow for this offering and commence operations, interest earned on funds in escrow will be released to our account and constitute part of our net assets. Our escrow agent is U.S. Bank.
Underwriting Compensation
We entered into a Managing Dealer Agreement with the Managing Dealer, pursuant to which the Managing Dealer agreed to, among other things, manage our relationships with third-party brokers engaged by the Managing Dealer to participate in the distribution of Common Shares, which we refer to as “participating brokers,” and financial advisors. The Managing Dealer also coordinates our marketing and distribution efforts with participating brokers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.

Upon effectiveness of the offering, we will pay the Managing Dealer an engagement fee equal to $250,000 (the “Engagement Fee”). The Advisor has agreed to advance the Engagement Fee on our behalf. We will be obligated to reimburse the Advisor for the advanced Engagement Fee upon breaking escrow for this offering. Once we have received purchase orders for at least $500,000,000, the Managing Dealer will be entitled to receive a fee equal to .05% of the offering proceeds (together with the Engagement Fee, the “Managing Dealer Fee”). Assuming we sell all of the shares offered by this prospectus at the maximum offering of $2,000,000,000, the maximum estimated Managing Dealer Fee would be $1,000,000. In accordance with FINRA Rule 2310, we will not pay the Managing Dealer Fee out of offering proceeds prior to the release of such proceeds from escrow.
Upfront Sales Loads
Class S, Class D and Class I Shares. Neither the Company nor the Managing Dealer will charge upfront sales loads with respect to Class S shares, Class D shares or Class I shares; however, if you buy Class S shares or Class D shares through certain financial intermediaries, such intermediaries may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that they limit such charges to a 3.5% cap on NAV for Class S shares and a 1.5% cap on NAV for Class D shares. Selling agents will not charge such fees on Class I shares.
Shareholder Servicing and/or Distribution Fees — Class S and Class D
The following table shows the shareholder servicing and/or distribution fees we pay the Managing Dealer with respect to the Class S, Class D and Class I on an annualized basis as a percentage of our NAV for such class. The shareholder servicing and/or distribution fees will be paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month.
Shareholder Servicing and/or Distribution Fee as a % of NAV
Class S shares	0.85%
Class D shares	0.25%
Class I shares	—
Subject to FINRA and other limitations on underwriting compensation described in “— Limitations on Underwriting Compensation” below, we will pay a shareholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class S shares, and a shareholder servicing fee equal to 0.25% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class D shares, in each case, payable monthly.
The shareholder servicing and/or distribution fees will be paid monthly in arrears. The Managing Dealer will reallow (pay) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services. Because the shareholder servicing and/or distribution fees with respect to Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under our distribution reinvestment plan.
Eligibility to receive the shareholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Class S or Class D shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive the shareholder servicing and/or distribution fee due to failure to provide these services, the Managing Dealer will waive the shareholder servicing fee and/or distribution that broker would have otherwise been eligible to receive. The shareholder servicing and/or distribution fees are ongoing fees that are not paid at the time of purchase.

Other Compensation
We or the Advisor may also pay directly, or reimburse the Managing Dealer if the Managing Dealer pays on our behalf, any organization and offering expenses (other than any upfront selling commissions and shareholder servicing and/or distribution fees), non-cash compensation (including gifts, training and education, and business entertainment expenses), legal fees allocable to the Managing Dealer, commissions and non-transaction based compensation paid to registered persons associated with the Managing Dealer in connection with the wholesaling of this offering, and expense reimbursements for actual costs incurred by employees and associated persons of the Managing Dealer in the performance of wholesaling activities.
Limitations on Underwriting Compensation
We will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including the shareholder servicing and/or distribution fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.
In addition, as may be required by the exemptive relief being sought by us to offer multiple classes of shares, at the end of the month in which the Managing Dealer in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to any single share held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such share (or a lower limit as determined by the Managing Dealer or the applicable selling agent), we will cease paying the shareholder servicing and/or distribution fee on either (i) each such share that would exceed such limit or (ii) all Class S shares and Class D shares in such shareholder’s account. We may modify this requirement if permitted by applicable exemptive relief. At the end of such month, the applicable Class S shares or Class D shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S or Class D shares.
This offering is being made in compliance with FINRA Rule 2310. Under the rules of FINRA, all items of underwriting compensation, including any upfront selling commissions, Managing Dealer fees, reimbursement fees for bona fide due diligence expenses, training and education expenses, non-transaction based compensation paid to registered persons associated with the Managing Dealer in connection with the wholesaling of our offering and all other forms of underwriting compensation, will not exceed 10% of the gross offering proceeds from this offering (excluding shares purchased through our distribution reinvestment plan). FINRA rules also limit our total organization and offering expenses to 15% of the gross proceeds from this offering.
Term of the Managing Dealer Agreement
Either party may terminate the Managing Dealer Agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the Investment Advisory Agreement. Our obligations under the Managing Dealer Agreement to pay the shareholder servicing and/or distribution fees with respect to the Class S and Class D shares distributed in this offering as described therein shall survive termination of the agreement until such shares are no longer outstanding (including such shares that have been converted into Class I shares, as described above).
Indemnification
To the extent permitted by law and our charter, we will indemnify the participating brokers and the Managing Dealer against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from an untrue statement of material fact contained in, or omission to state a material fact in, this prospectus or the registration statement of which this prospectus is a part, blue sky applications or approved sales literature.

Supplemental Sales Material
In addition to this prospectus, we will use sales material in connection with the offering of shares, although only when accompanied by or preceded by the delivery of this prospectus. Some or all of the sales material may not be available in certain jurisdictions. This sales material may include information relating to this offering, the past performance of the Advisor and its affiliates, case studies and articles and publications concerning credit markets and direct lending. In addition, the sales material may contain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
We are offering shares only by means of this prospectus. Although the information contained in the sales material will not conflict with any of the information contained in this prospectus, the sales material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part.
Share Distribution Channels and Special Discounts
We expect our Managing Dealer to use multiple distribution channels to sell our shares. These channels may charge different brokerage fees for purchases of our shares. Our Managing Dealer is expected to engage participating brokers in connection with the sale of the shares of this offering in accordance with participating broker agreements.
Notice to Prospective Investors in the Cayman Islands
This is not an offer to the public in the Cayman Islands to subscribe for interests, and applications originating from the Cayman Islands will only be accepted from Cayman Islands exempted companies, trusts registered as exempted in the Cayman Islands, Cayman Islands exempted limited partnerships, or companies incorporated in other jurisdictions and registered as foreign corporations in the Cayman Islands or limited partnerships formed in other jurisdictions and registered as foreign limited partnerships in the Cayman Islands.

BUSINESS
General
The Company was formed on December 21, 2021 (“Inception”) as a Delaware statutory trust structured as an externally managed, closed-end, non-diversified management investment company. The Company has elected to be treated as a BDC under the 1940 Act. In addition, the Company intends to elect to be treated, and intends to operate in a manner so as to continuously qualify, for U.S. federal income tax purposes as a regulated investment company (a “RIC”) under Subchapter M of the Code. As a RIC, the Company will not be taxed on its income to the extent that it distributes such income each year and satisfies other applicable income tax requirements.
The Company is managed by the Advisor, an investment adviser that is registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Advisor also provides the administrative services necessary for the Company to operate (in such capacity, the “Administrator”). Company management consists of investment and administrative professionals from the Advisor and Administrator along with the Board. The Advisor directs and executes the investment operations and capital raising activities of the Company subject to oversight from the Board, which sets the broad policies of the Company. The Board has delegated investment management of the Company’s investment assets to the Advisor. The Board consists of eight trustees, five of whom are independent.
Under normal conditions, we intend to invest at least 80% of our Managed Assets (measured at the time of investment) in private credit investments. If we change our 80% test, we will provide shareholders with at least 60 days’ notice of such change, including the conditions that require such change. Our primary focus is capitalizing on opportunities by investing primarily in middle-market direct lending opportunities across North America, Europe and Australia and also in other geographic markets. We use the term “middle market” to refer to companies with between $10.0 million and $150.0 million in annual EBITDA. However, we may, from time to time, invest in larger or smaller companies. We focus on (i) senior secured investments with a first or second lien on collateral and strong structures and documentation intended to protect the lender (including “unitranche” loans, which are loans that combine both senior and mezzanine debt) and (ii) mezzanine debt and other junior securities with a focus on downside protection. We generally seek to retain effective voting control in respect of the loans or particular class of securities in which we invest through maintaining affirmative voting positions or negotiating consent rights that allow us to retain a blocking position. We may also invest in common and preferred equity and in secondary purchases of assets or portfolios, on an opportunistic basis, but such investments are not the principal focus of our investment strategy. We may also invest, from time to time, in distressed debt, debtor-in-possession loans, structured products, structurally subordinate loans, investments with deferred interest features, zero-coupon securities and defaulted securities. Our debt investments may be at fixed or floating interest rates, and our floating rate investments may utilize one or more reference rates, such as SOFR. Our investments are subject to a number of risks. Our investments are subject to a number of risks.
Investment Decision Process
The Advisor’s investment process can be broken into four processes: (1) Sourcing and Idea Generation, (2) Investment Diligence & Recommendation, (3) Credit Committee Approval and Portfolio Construction and (4) Portfolio & Risk Management.
Sourcing and Idea Generation
The investment decision-making process begins with sourcing ideas. Bain Capital Credit’s Private Credit Group interacts with a broad and deep set of global contacts as a means to generate middle market investment opportunities. Our Advisor also seeks to leverage the contacts of Bain Capital Credit’s industry groups, Trading Desk, Portfolio Group and Special Situations team, including private equity firms, banks and a variety of advisors and other intermediaries.
Investment Diligence & Recommendation
Our Advisor utilizes Bain Capital Credit’s bottom-up approach to investing, and it starts with the due diligence performed by its Private Credit Group. The group works with the close support of Bain Capital

Credit’s industry groups. This diligence process typically begins with a detailed review of an offering memorandum as well as Bain Capital Credit’s own independent diligence efforts, including in-house materials and expertise, third-party independent research and interviews, and hands-on field checks where appropriate. For deals that progress beyond an initial stage, the team will usually schedule one or more meetings with company management, facilities visits and also meetings with the sponsor in order to ask more detailed questions and to better understand the sponsor’s view of the business and plans for it going forward. The team’s diligence work is summarized in investment memoranda and accompanying credit packs. Work product also includes full models and covenant analysis.
Credit Committee Approval and Portfolio Construction
If the reviewing team deems an investment worthy of serious consideration, it generally must be presented to the credit committee, which is comprised of at least three experienced credit professionals, who are selected based on strategy and geography. A portfolio manager leads the decision making process for each investment and engages the credit committee throughout the investment process in order to prioritize and direct the underwriting of each potential investment opportunity. For middle market holdings, the path to exit an investment is often discussed at credit committee meetings, including restructurings, acquisitions and sale to strategic buyers. Since most middle market investments are illiquid, exits are driven by a sale of the portfolio company or a refinancing of the portfolio company’s debt.
Portfolio & Risk Management
Our Advisor utilizes Bain Capital Credit’s Private Credit Group for the daily monitoring of its respective credits after an investment has been made. Our Advisor believes that the ongoing monitoring of financial performance and market developments of portfolio investments is critical to successful investment management. Accordingly, our Advisor is actively involved in an on-going portfolio review process and attends board meetings. To the extent a portfolio investment is not meeting our Advisor’s expectations, our Advisor takes corrective action when it deems appropriate, which may include raising interest rates, gaining a more influential role on its board, taking warrants and, where appropriate, restructuring the balance sheet to take control of the company. Our Advisor will utilize the Bain Capital Credit Risk and Oversight Committee. The Risk and Oversight Committee is responsible for monitoring and reviewing risk management, including portfolio risk, counterparty risk and firm-wide risk issues. In addition to the methods noted above, there are a number of proprietary methods and tools used through all levels of Bain Capital Credit to manage portfolio risk.
Leverage may be utilized to help the Company meet its investment objective. Any such leverage would be expected to increase the total capital available for investment by the Company.
We may invest in debt securities which are either rated below investment grade or not rated by any rating agency but, if they were rated, would be rated below investment grade. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value.
We may borrow money from time to time within the levels permitted by the 1940 Act. We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares senior to our Common Shares if our asset coverage, as defined in the 1940 Act, would at least equal 150% immediately after each such issuance. Our sole initial shareholder intends to adopt this 150% threshold pursuant to Section 61(a)(2) of the 1940 Act. In determining whether to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook. The use of borrowed funds to make investments would have its own specific set of benefits and risks, and all of the costs of borrowing funds would be borne by holders of our Common Shares.
Investment Strategy
The Advisor, through the resources and personnel provided by Bain Capital Credit through the Resource Sharing Agreement, uses detailed business, industry and competitive analyses to make investments. In evaluating potential opportunities, Bain Capital Credit’s investment professionals typically complete market analyses to assess the attractiveness of a given industry and a specific investment and monitor, on an ongoing basis, financial performance and market developments. The Advisor’s approach to making investments generally involves evaluating the following business characteristics: market definition, market size and growth prospects, competitive analysis, historical financial performance, margin analysis and cost structure, quality of earnings, capital structure, access to capital markets and regulatory, risk analysis, tax and legal matters. Additionally, the Advisor places significant emphasis on the quality and track record of the controlling shareholders and management team as well as careful consideration to the underlying deal structure and documentation. When considering an investment that meets the Company’s return objectives, the Advisor seeks to mitigate downside risk.
We seek to create a broad and varied portfolio of investments across various industries as a method to manage risk and capitalize on specific sector trends, all concentrated in a small number of industries.
The Investment Advisor
The Company’s investment activities are managed by the Advisor, an investment adviser that is registered with the SEC under the Advisers Act. The Advisor is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring our investments and monitoring our investments and portfolio companies on an ongoing basis. The Advisor has served as the investment advisor for Bain Capital Specialty Finance, Inc., a publicly listed BDC since its inception in 2016. More information regarding the Advisor and its business activities can be found on its registration under Form ADV located on the Investment Advisor Registration Depository website of the SEC.
The Advisor has entered into the Resource Sharing Agreement with Bain Capital Credit, pursuant to which Bain Capital Credit provides the Advisor with experienced investment professionals (including the members of the Advisor’s Credit Committee) and access to the resources of Bain Capital Credit so as to enable the Advisor to fulfill its obligations under the Investment Advisory Agreement. Through the Resource Sharing Agreement, the Advisor intends to capitalize on the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Bain Capital Credit’s investment professionals. There can be no assurance that Bain Capital Credit will perform its obligations under the Resource Sharing Agreement. The Resource Sharing Agreement may be terminated by either party on 60 days’ notice, which if terminated may have a material adverse consequence on the Company’s operations.
About Bain Capital Credit
Bain Capital Credit was established in 1998. Bain Capital Credit and its subsidiaries (including the credit vehicles managed by its Alternative Investment Fund Manager affiliate) had approximately $57 billion in assets under management as of June 30, 2022. To date, Bain Capital Credit has invested across the credit products and fixed income universe, including performing and distressed bank loans, high yield bonds, debtor-in-possession loans, global direct lending, mezzanine debt and other junior securities, structured products, credit-based equities and other investments. Bain Capital Credit has invested over $18 billion in the Global Direct Lending and Middle Market Credit Strategies since 1998 and has an extensive track record as a lender in the middle market.
Bain Capital Credit is a wholly-owned subsidiary of Bain Capital and the Advisor is a majority-owned subsidiary of Bain Capital Credit. As a diversified private investment firm, Bain Capital and its affiliates, including Bain Capital Credit and the Advisor, engage in a broad range of activities, including investment activities for their own account and for the account of other investment funds or accounts, and provide investment banking, advisory, management and other services to funds and operating companies.
The Board of Trustees
Our business and affairs are managed under the direction of the Board. The Board consists of eight members, five of whom are not “interested persons” of the Company, the Advisor or their respective affiliates as defined in Section 2(a)(19) of the 1940 Act. We refer to these individuals as our “Independent Trustees.” The Independent Trustees compose a majority of the Board. The Board elects our officers, who serve at the discretion of the Board. The responsibilities of the Board include monthly determinations of fair value of our assets, corporate governance activities, oversight of our financing arrangements and oversight of our investment activities.
Investment Focus
Under normal conditions, we intend to invest at least 80% of our Managed Assets measured at the time of investment) in private credit investments. If we change our 80% test, we will provide shareholders with at least 60 days’ notice of such change, including the conditions that require such change. Our primary focus is capitalizing on opportunities by investing primarily in middle-market direct lending opportunities across North America, Europe and Australia and also in other geographic markets. We use the term “middle market” to refer to companies with between $10.0 million and $150.0 million in EBITDA. However, we may, from time to time, invest in larger or smaller companies. We focus on (i) senior secured investments with a first or second lien on collateral and strong structures and documentation intended to protect the lender and (ii) mezzanine debt and other junior securities with a focus on downside protection. We generally seek to retain effective voting control in respect of the loans or particular class of securities in which we invest through maintaining affirmative voting positions or negotiating consent rights that allow us to retain a blocking position. We may also invest in common and preferred equity and in secondary purchases of assets or portfolios, on an opportunistic basis, but such investments are not the principal focus of our investment strategy. We may also invest, from time to time, in equity securities, distressed debt, debtor in possession loans, structured products, structurally subordinate loans, investments with deferred interest features, zero coupon securities and defaulted securities. Leverage is expected to be utilized to help the Company meet its investment objective. Any such leverage, if incurred, is expected to increase the total capital available for investment by the Company. As a BDC, we may also invest up to 30% of our portfolio opportunistically in “non-qualifying” portfolio investments, such as investments in non-U.S. companies.
We may invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated (i.e. junk bonds). Our investment strategy will also include a smaller allocation to more liquid credit investments such as broadly syndicated loans and corporate bonds. We intend to use these investments to help maintain liquidity for our share repurchase program and manage cash before investing subscription proceeds into directly originated loans, while also seeking attractive investment returns.
The Advisor monitors our portfolio companies on an ongoing basis. It monitors the financial trends of each portfolio company to determine if they are meeting their respective business plans and to assess the appropriate course of action for each company. The Advisor has several methods of evaluating and monitoring the performance and fair value of our investments, which may include the following:
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assessment of success in adhering to the portfolio company’s business plan and compliance with covenants;

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periodic or regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor to discuss financial position, requirements and accomplishments;

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comparisons to our other portfolio companies in the industry, if any;

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attendance at and participation in board meetings or presentations by portfolio companies; and

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review of monthly and quarterly consolidated financial statements and financial projections of portfolio companies.

The Advisor rates the investments in our portfolio at least quarterly and it is possible that the rating of a portfolio investment may be reduced or increased over time. For investments rated 3 or 4, the Advisor enhances its level of scrutiny over the monitoring of such portfolio company. Our internal performance ratings do not constitute any rating of investments by a nationally recognized statistical rating organization or represent or reflect any third-party assessment of any of our investments.
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An investment is rated 1 if, in the opinion of the Advisor, it is performing above underwriting expectations, and the business trends and risk factors are generally favorable, which may include the performance of the portfolio company or the likelihood of a potential exit.

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An investment is rated 2 if, in the opinion of the Advisor, it is performing as expected at the time of our underwriting and there are generally no concerns about the portfolio company’s performance or ability to meet covenant requirements, interest payments or principal amortization, if applicable. All new investments or acquired investments in new portfolio companies are initially given a rating of 2.

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An investment is rated 3 if, in the opinion of the Advisor, the investment is performing below underwriting expectations and there may be concerns about the portfolio company’s performance or trends in the industry, including as a result of factors such as declining performance, non-compliance with debt covenants or delinquency in loan payments (but generally not more than 180 days past due).

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An investment is rated 4 if, in the opinion of the Advisor, the investment is performing materially below underwriting expectations. For debt investments, most of or all of the debt covenants are out of compliance and payments are substantially delinquent. Investments rated 4 are not anticipated to be repaid in full, if applicable, and there is significant risk that we may realize a substantial loss on our investment.

Competition
Our primary competitors in providing financing to middle-market companies include public and private funds, other business development companies, commercial and investment banks, commercial financing companies and, to the extent they provide an alternative form of financing, private equity and hedge funds. Some of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, we believe some competitors may have access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC or to the distribution and other requirements we must satisfy to maintain our qualification as a RIC.
We expect to use the expertise of the investment professionals of Bain Capital Credit to which we have access to assess investment risks and determine appropriate pricing for our investments in portfolio companies. In addition, we expect that the relationships of Bain Capital Credit will enable us to learn about, and compete effectively for, financing opportunities with attractive middle-market companies in the industries in which we seek to invest.
Fees and Expenses
Our primary operating expenses include the payment of fees to the Advisor under the Investment Advisory Agreement, our allocable portion of overhead expenses under the Administration Agreement and other operating costs described below. We bear all other out-of-pocket costs and expenses of our operations and transactions, including:
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organization and offering expenses associated with this offering (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses and other offering expenses, including costs associated with technology integration between the Company’s systems and those of participating broker-dealers, reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials and other marketing expenses, design and website expenses, fees and expenses of the Company’s escrow agent and transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and costs, expenses and reimbursements for travel, meals, accommodations, entertainment and other similar expenses related to meetings or events with prospective investors, broker-dealers, registered investment advisors or financial or other advisors, but excluding the shareholder servicing fee);

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all taxes, fees, costs, and expenses, retainers and/or other payments of accountants, legal counsel, advisors (including tax advisors), administrators, auditors (including with respect to any additional auditing required under The Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and any applicable legislation implemented by an EEA Member state in connection with such Directive (the “AIFMD”), investment bankers, administrative agents, paying agents, depositaries, custodians, trustees, sub-custodians, consultants (including individuals consulted through expert network consulting firms), engineers, senior advisors, industry experts, operating partners, deal sourcers (including personnel dedicated to but not employed by the Administrator or its affiliates), and other professionals (including, for the avoidance of doubt, the costs and charges allocable with respect to the provision of internal legal, tax, accounting, technology or other services and professionals related thereto (including secondees and temporary personnel or consultants that may be engaged on short- or long-term arrangements) as deemed appropriate by the Administrator, with the oversight of the Board of Trustees, where such internal personnel perform services that would be paid by the Company if outside service providers provided the same services); fees, costs, and expenses herein include (x) costs, expenses and fees for hours spent by its in-house attorneys and tax advisers that provide transactional legal advice and/or services to the Company or its portfolio companies on matters related to potential or actual investments and transactions and the ongoing operations of the Company and (y) expenses and fees to provide administrative and accounting services to the Company or its portfolio companies, and expenses, charges and/or related costs incurred directly by the Company or affiliates in connection such services (including overhead related thereto), in each case, (I) that are specifically charged or specifically allocated or attributed by the Administrator, with the oversight of the Board of Trustees, to the Company or its portfolio companies and (II) provided that any such amounts shall not be greater than what would be paid to an unaffiliated third party for substantially similar advice and/or services);
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the cost of calculating the Company’s net asset value, including the cost of any third-party valuation services;

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the cost of effecting any sales and repurchases of the Common Shares and other securities;

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fees and expenses payable under any managing dealer and selected dealer agreements, if any;

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interest and fees and expenses arising out of all borrowings, guarantees and other financings or derivative transactions (including interest, fees and related legal expenses) made or entered into by the Company, including, but not limited to, the arranging thereof and related legal expenses;

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all fees, costs and expenses of any loan servicers and other service providers and of any custodians, lenders, investment banks and other financing sources;

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costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Company’s assets for tax or other purposes;

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costs of derivatives and hedging;

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expenses, including travel, entertainment, lodging and meal expenses, incurred by the Advisor, or members of its investment team, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Company’s rights;

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expenses (including the allocable portions of compensation and out-of-pocket expenses such as travel expenses) or an appropriate portion thereof of employees of the Advisor to the extent such expenses relate to attendance at meetings of the Board of Trustees or any committees thereof;

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all fees, costs and expenses, if any, incurred by or on behalf of the Company in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including, without limitation any legal, tax, administrative, accounting, travel, meals, accommodations and entertainment, advisory, consulting and printing expenses, reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments;

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the allocated costs incurred by the Advisor and the administrator in providing managerial assistance to those portfolio companies that request it;

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all brokerage costs, hedging costs, prime brokerage fees, custodial expenses, agent bank and other bank service fees; private placement fees, commissions, appraisal fees, commitment fees and underwriting costs; costs and expenses of any lenders, investment banks and other financing sources, and other investment costs, fees and expenses actually incurred in connection with evaluating, making, holding, settling, clearing, monitoring or disposing of actual investments (including, without limitation, travel, meals, accommodations and entertainment expenses and any expenses related to attending trade association and/or industry meetings, conferences or similar meetings, any costs or expenses relating to currency conversion in the case of investments denominated in a currency other than U.S. dollars) and expenses arising out of trade settlements (including any delayed compensation expenses);
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investment costs, including all fees, costs and expenses incurred in sourcing, evaluating, developing, negotiating, structuring, trading (including trading errors), settling, monitoring and holding prospective or actual investments or investment strategies including, without limitation, any financing, legal, filing, auditing, tax, accounting, compliance, loan administration, travel, meals, accommodations and entertainment, advisory, consulting, engineering, data-related and other professional fees, costs and expenses in connection therewith (to the extent the Advisor is not reimbursed by a prospective or actual issuer of the applicable investment or other third parties or capitalized as part of the acquisition price of the transaction) and any fees, costs and expenses related to the organization or maintenance of any vehicle through which the Company directly or indirectly participates in the acquisition, holding and/or disposition of investments or which otherwise facilitate the Company’s investment activities, including without limitation any travel and accommodations expenses related to such vehicle and the salary and benefits of any personnel (including personnel of Advisor or its affiliates) reasonably necessary and/or

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advisable for the maintenance and operation of such vehicle, or other overhead expenses (including any fees, costs and expenses associated with the leasing of office space (which may be made with one or more affiliates of Blackstone as lessor in connection therewith));

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transfer agent, distribution/dividend agent and custodial fees;

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fees and expenses associated with marketing efforts;

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federal and state registration fees, franchise fees, costs associated with an exchange listing (including stock exchange listing fees) and fees payable to rating agencies;

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independent trustees’ fees and expenses including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisors retained by, or at the discretion or for the benefit of, the independent trustees;

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costs of preparing financial statements and maintaining books and records, costs of Sarbanes-Oxley Act of 2002 compliance and attestation and costs of preparing and filing reports or other documents with the SEC, Financial Industry Regulatory Authority, U.S. Commodity Futures Trading Commission (“CFTC”) and other regulatory bodies and other reporting and compliance costs, including registration and exchange listing and the costs associated with reporting and compliance obligations under the 1940 Act and any other applicable federal and state securities laws, and the compensation of professionals responsible for the foregoing;

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all fees, costs and expenses associated with the preparation and issuance of the Company’s periodic reports and related statements (e.g., financial statements and tax returns) and other internal and third-party printing (including a flat service fee), publishing (including time spent performing such printing and publishing services) and reporting-related expenses (including other notices and communications) in respect of the Company and its activities (including internal expenses, charges and/or related costs incurred, charged or specifically attributed or allocated by the Company or the Advisor or its affiliates in connection with such provision of services thereby);

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the costs of any reports, proxy statements or other notices to shareholders (including printing and mailing costs) and the costs of any shareholder or Trustee meetings;

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proxy voting expenses;

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costs of registration rights granted to certain investors;

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any taxes and/or tax-related interest, fees or other governmental charges (including any penalties incurred where the Advisor lacks sufficient information from third parties to file a timely and complete tax return) levied against the Company and all expenses incurred in connection with any tax audit, investigation, litigation, settlement or review of the Company and the amount of any judgments, fines, remediation or settlements paid in connection therewith;

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all fees, costs and expenses of any litigation, arbitration or audit involving the Company any vehicle or its portfolio companies and the amount of any judgments, assessments fines, remediations or settlements paid in connection therewith, Trustees and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of the Company;

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all fees, costs and expenses associated with the Company’s information, obtaining and maintaining technology (including the costs of any professional service providers), hardware/software, data-related communication, market data and research (including news and quotation equipment and services and including costs allocated by the Advisor’s or its affiliates’ internal and third-party research groups (which are generally based on time spent, assets under management, usage rates, proportionate holdings or a combination thereof or other reasonable methods determined by the Administrator) and expenses and fees (including compensation costs) charged or specifically attributed or allocated by Advisor and/or its affiliates for data-related services provided to the Company and/or its portfolio companies (including in connection with prospective investments), each including expenses, charges, fees and/or related costs of an internal nature; provided, that any such expenses, charges or related costs shall not be greater than what would be paid to an unaffiliated third party for substantially similar services) reporting costs (which includes notices and other communications and internally allocated charges), and dues and expenses incurred in connection with membership in industry or trade organizations;

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the costs of specialty and custom software for monitoring risk, compliance and the overall portfolio, including any development costs incurred prior to the filing of the Company’s election to be treated as a business development company;

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costs associated with individual or group shareholders;

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fidelity bond, trustees and officers errors and omissions liability insurance and other insurance premiums;

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direct costs and expenses of administration, including printing, mailing, long distance telephone, copying and secretarial and other staff;

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all fees, costs and expenses of winding up and liquidating the Company’s assets;

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extraordinary expenses (such as litigation or indemnification);

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all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings; notices or disclosures related to the Company’s activities (including, without limitation, expenses relating to the preparation and filing of filings required under the Securities Act, TIC Form SLT filings, Internal Revenue Service filings under FATCA and FBAR reporting requirements applicable to the Company or reports to be filed with the CFTC, reports, disclosures, filings and notifications prepared in connection with the laws and/or regulations of jurisdictions in which the Company engages in activities, including any notices, reports and/or filings required under the AIFMD, European Securities and Markets Authority and any related regulations, and other regulatory filings, notices or disclosures of the Advisor relating to the Company and its affiliates relating to the Company, and their activities) and/or other regulatory filings, notices or disclosures of the Advisor and its affiliates relating to the Company including those pursuant to applicable disclosure laws and expenses relating to FOIA requests, but excluding, for the avoidance of doubt, any expenses incurred for general compliance and regulatory matters that are not related to the Company and its activities;

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costs and expenses (including travel) in connection with the diligence and oversight of the Company’s service providers;

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costs and expenses, including travel, meals, accommodations, entertainment and other similar expenses, incurred by the Advisor or its affiliates for meetings with existing investors and any broker-dealers, registered investment advisors, financial and other advisors representing such existing investors; and

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all other expenses incurred by the Administrator in connection with administering the Company’s business.

To the extent that expenses to be borne by us are paid by our Advisor, we will generally reimburse our Advisor for such expenses. To the extent the Administrator outsources any of its functions, we will pay the fees associated with such functions on a direct basis without profit to the Administrator. We also reimburse the Administrator for its costs and expenses and our allocable portion of overhead incurred by it in performing its obligations under the Administration Agreement, including rent and compensation paid to or compensatory distributions received by our officers (including our Chief Compliance Officer and Chief Financial Officer) and any of their respective staff who provide services to us, operations staff who provide services to us, internal audit staff, if any, to the extent internal audit performs a role in our Sarbanes-Oxley internal control assessment and fees paid to third-party providers for goods or services. Our allocable portion of overhead will be determined by the Administrator, which expects to use various methodologies such as allocation based on the percentage of time certain individuals devote, on an estimated basis, to our business and affairs, and will be subject to oversight by the Board. The sub-administrator is paid its compensation for performing its sub-administrative services under the sub-administration agreement.
All of the foregoing expenses are ultimately borne by our shareholders.
From time to time, the Administrator or its affiliates may pay third-party providers of goods or services. We will reimburse the Administrator or such affiliates thereof for any such amounts paid on our behalf. The Administrator will waive its right to be reimbursed in the event that such reimbursements would cause any distributions to our shareholders to constitute a return of capital.
The Advisor is authorized to determine the broker to be used for each securities transaction. In selecting brokers to execute transactions, the Advisor need not solicit competitive bids and does not have an obligation to seek the lowest available commission cost. In selecting brokers, the Advisor may or may not negotiate “execution only” commission rates and thus we may be deemed to be paying for other services provided by the broker that are included in the commission rate. In negotiating commission rates, the Advisor will take into account the financial stability and reputation of the broker and the brokerage, research and other services provided to us, the Advisor and other customers of the Advisor and its affiliates by such broker, even though we may not, in any particular instance, be the direct or indirect beneficiaries of the research or other services provided and the base management fee payable to the Advisor is not reduced because it receives such services. In addition, the Advisor may direct commissions to certain brokers that on the foregoing basis may furnish other services to us, the Advisor and other customers of the Advisor and its affiliates, such as telephone lines, news and quotation equipment, electronic office equipment, account record keeping and clerical services, trading software, financial publications and economic consulting services. As a result of the brokerage practices described above, the levels of commission paid and prices paid or received by us in securities transactions may be less favorable than in securities transactions effected on a best price and execution basis.
Capital Resources and Borrowings
We anticipate cash to be generated from future offerings of securities and cash flows from operations, including interest earned from the temporary investment of cash in cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less. Additionally, we are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of securities senior to our Common Shares if our asset coverage, as defined in the 1940 Act, is at least equal to 150% immediately after each such issuance. Furthermore, while any indebtedness and senior securities remain outstanding, we must make provisions to prohibit any distribution to our shareholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. In connection with borrowings, our lenders may require us to pledge assets, investor commitments to fund capital calls and/or the proceeds of those capital calls. In addition, the lenders may ask us to comply with positive or negative covenants that could have an effect on our operations.
Warehousing Transaction
We entered into multiple warehousing transactions whereby we agreed, subject to certain conditions, to purchase certain assets from parties unaffiliated with the Advisor. Such warehousing transactions were designed to assist us in deploying capital upon receipt of subscriptions. We do not currently own any investments. However, on October 19, 2022, we entered into the Facility Agreements. The Facility Agreements create a forward obligation of the Financing Provider to sell, and a forward obligation of us or our designee to purchase the Portfolio Investments owned and held by the Financing Provider at our request, in each case in the currency of the respective Facility Agreement. It is expected that the Portfolio Investments will generally consist of originated loans to middle-market corporate and sponsor-backed U.S. companies consistent with our investment strategy. Pursuant to the Facility Agreements, we may request the Financing Provider acquire such Portfolio Investments as we may designate from time to time, which the Financing Provider can approve or reject in its sole and absolute discretion. Prior to any sale to us, the Portfolio Investments will be owned and held solely for the account of the Financing Provider. Until such time as we have received subscriptions for our shares of at least $100 million, we will have no obligation to purchase the Portfolio Investments under the Facility Agreements. After we have met the Capital Condition, we (or our designee) will be obligated to purchase the Portfolio Investments from the Financing Provider on or before the Facilities End Date. We may also elect, but are not obligated to, purchase Portfolio Investments prior to the Facilities End Date or without meeting the Capital Condition.
In consideration for the forward arrangement provided by the Financing Provider (the aggregate amount of the arrangement across the Facility Agreements collectively will not exceed the Financing Commitment Amount, we have agreed to pay certain fees and expenses to the Financing Provider, including (i) the Financing Amount (subject to adjustment for, among other things, cash amounts received by the Financing Provider with respect to the Portfolio Investments while it is being held by the Financing Provider), divided by 360, (ii) an unused fee at an annual rate of 0.375% of the average unused Financing Commitment Amount (being the greater of (x) zero and (y) the Financing Commitment Amount minus the greater of (A) the then-current minimum utilization threshold and (B) the Financing Amount), divided by 360, and (iii) a minimum utilization fee at a rate of 2.75% of the greater of (x) zero and (y) (A) the then-current minimum utilization threshold minus (B) the Financing Amount, divided by 360. The minimum utilization threshold is the product of (i) the Financing Commitment Amount multiplied by (ii) (a) for the period from the closing date to the one-month anniversary of the closing date, 45%, (b) for the period from the one-month anniversary of the closing date to the two-month anniversary of the closing date, 65%, (c) for the period from the two-month anniversary of the closing date to the three-month anniversary of the closing date, 80%, and (d) for the period from the three-month anniversary of the closing date to the Facilities End Date, 85%, and (e) on or after the Facilities End Date, zero.
As a general matter, the price we would pay to purchase any Portfolio Investment from the Financing Provider equals the cash amount paid by the Financing Provider subject to adjustment for, among other things, principal repayments and interest amounts earned by the Financing Provider. Accordingly, shareholders will benefit from any interest paid or accrued on any Portfolio Investment purchased by the Fund.
Each of the Portfolio Investments that the Financing Provider has purchased to date was purchased pursuant to a request that we made prior to our election to be regulated as a BDC under the 1940 Act. After our election to be regulated as a BDC under the 1940 Act is made, we will: (i) not request that the Financing Provider purchase any additional Portfolio Investments pursuant to the Facility Agreement; (ii) impose on ourselves a requirement — not an option — to purchase already-existing Portfolio Investments from the Financing Provider at such time as we raise sufficient assets; and (iii) treat our forward obligation to purchase Portfolio Investments from the Financing Provider once the requirement to purchase already-existing Portfolio Investments is triggered as subject to the asset coverage requirements set forth in Sections 18 and 61 of the 1940 Act. Additionally, we note that the SEC Staff takes the view that we may not rely on the exemptive order from the SEC that permits us to co-invest with certain affiliates of the Advisor and certain funds managed and controlled by the Advisor and its affiliates with respect to the acquisition of the Portfolio Investments from the Financing Provider under the Facility Agreement. Further, if we do not have the necessary funds to purchase all Portfolio Investments, we may borrow funds to do so and/or may have the Advisor provide us with a capital infusion, which may be in the form of unsecured debt.
As of January 30, 2023, there were 26 Portfolio Investments that the Financing Provider purchased having an aggregate cost of $182.83 million and an aggregate fair market value of $186.72 million. As of January 30, 2023, there were no additional Portfolio Investments that the Financing Provider committed to purchasing.
The following is a list of each Portfolio Investment at January 30, 2023:
Company Name of Portfolio	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amounts/Units	Cost	Fair Value	Percentage of Net Assets of Warehouse
Abracon	Wholesale	Loan	SOFR+ 5.90%	10.48%	7/6/2028	3.6%	14,962,500	14,663,250	14,663,250	7.4%
Access	High Tech Industries	Loan	SONIA+ 5.25%	8.68%	6/4/2029	0.3%	8,023,486	7,113,924	8,023,486	4.0%
Access	High Tech Industries	Loan	SONIA+ 5.25%	8.68%	6/4/2029	0.3%	4,244,251	3,012,011	3,293,829	2.1%
Apollo Intelligence	Healthcare & Pharmaceuticals	Loan	SOFR+ 5.75%	9.93%	5/31/2028	16.1%	13,712,259	13,613,259	13,712,259	6.8%
Apollo Intelligence	Healthcare & Pharmaceuticals	Loan	Unfunded	Unfunded	5/31/2028	5.9%	1,187,741	—	—	0.6%
Concert Golf	Hotel, Gaming & Leisure	Loan	SOFR+ 5.75%	10.28%	4/2/2029	5.1%	1,011,367	426,397	446,624	0.5%
Concert Golf	Hotel, Gaming & Leisure	Loan	SOFR+ 5.75%	10.28%	4/2/2029	4.3%	8,942,577	8,763,725	8,942,577	4.4%
CPS	Healthcare & Pharmaceuticals	Loan	L+ 5.75%	10.48%	3/3/2025	6.0%	14,969,925	14,954,925	14,895,075	7.4%
Ergotron	Capital Equipment	Loan	SOFR+ 5.75%	10.18%	7/6/2028	4.3%	14,962,500	14,663,250	14,663,250	7.4%
Gulf Winds International	Transportation: Cargo	Loan	SOFR+ 7.00%	11.33%	12/16/2028	6.9%	10,000,000	9,700,000	9,700,000	5.0%
Intoxalock	Automotive	Loan	SOFR+ 6.75%	11.18%	11/1/2028	1.9%	10,000,000	9,900,000	9,900,000	5.0%
Outright Games	Media: Publishing	Loan	SONIA+ 6.25%	7.44%	6/29/2029	15.0%	10,027,112	9,027,189	10,027,112	5.0%
Outright Games	Media: Publishing	Loan	SOFR+ 6.25%	8.53%	9/2/2029	17.9%	4,642,181	4,361,035	4,403,250	2.3%
Outright Games	Media: Publishing	Loan	Unfunded	Unfunded	6/29/2029	12.6%	3,899,432	729,927	779,886	1.9%
Pyramid Global Hospitality	Hotel, Gaming & Leisure	Loan	SOFR+ 8%	12.48%	1/19/2027	7.4%	10,000,000	9,700,000	9,700,000	5.0%
Reconomy	Environmental Industries	Loan	Unfunded	Unfunded	6/25/2029	1.2%	3,093,249	—	—	1.5%
Reconomy	Environmental Industries	Loan	Unfunded	Unfunded	6/25/2029	1.2%	3,093,249	—	—	1.5%
Reconomy	Environmental Industries	Loan	SONIA+ 6.25%	9.68%	6/25/2029	1.2%	2,876,720	2,589,848	2,876,720	1.4%
Reconomy	Environmental Industries	Loan	EURIBOR+ 6.00%	8.20%	6/25/2029	1.2%	1,018,649	908,183	1,018,649	0.5%
RoadOne	Transportation: Cargo	Loan	SOFR+ 6.25%	10.81%	12/29/2028	2.6%	8,000,000	7,760,000	7,760,000	4.0%
Solairus	Aerospace & Defense	Loan	SOFR+ 5.60%	8.54%	7/23/2029	6.0%	15,000,000	14,700,000	15,000,000	7.5%
SureWerx	Wholesale	Loan	SOFR+ 6.75%	11.30%	12/28/2029	2.7%	10,000,000	9,750,000	9,750,000	5.0%
Utimaco	High Tech Industries	Loan	SOFR+ 6.00%	10.06%	5/14/2029	8.9%	5,372,847	5,319,119	5,372,847	2.7%
Utimaco	High Tech Industries	Loan	EURIBOR+ 6.00%	7.95%	5/14/2029	7.1%	8,291,469	7,392,305	8,291,469	4.1%
Utimaco	High Tech Industries	Loan	SOFR+ 6.00%	10.06%	5/14/2029	16.2%	2,000,008	1,980,008	2,000,008	1.0%
Vertellus	Chemicals, Plastics & Rubber	Loan	SOFR+ 5.75%	8.99%	12/22/2027	3.4%	11,946,278	11,796,950	11,498,293	5.9%

HOW TO SUBSCRIBE
You may buy or request that we repurchase Common Shares through your financial advisor, a participating broker or other financial intermediary that has a selling agreement with the Managing Dealer. Because an investment in our Common Shares involves many considerations, your financial advisor or other financial intermediary may help you with this decision. Due to the illiquid nature of investments in originated loans, our Common Shares are only suitable as a long-term investment. Because there is no public market for our shares, shareholders may have difficulty selling their shares if we choose to repurchase only some, or even none, of the shares in a particular quarter, or if our Board modifies, suspends or terminates the share repurchase program.
Investors who meet the suitability standards described herein may purchase Common Shares. See “Suitability Standards” in this prospectus. Investors seeking to purchase Common Shares must proceed as follows:
•
Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•
Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved by the Managing Dealer. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature.

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Deliver a check, submit a wire transfer, instruct your broker to make payment from your brokerage account or otherwise deliver funds for the full purchase price of the Common Shares being subscribed for along with the completed subscription agreement to the participating broker.

•
During the escrow period, checks should be made payable as follows:

First Class Mail — Lockbox U.S. Bank National Association TFM Escrow- Lockbox P.O. Box 860573 Minneapolis, MN 55486-0573 Ref: Bain Capital Private Credit Escrow	For Overnight delivery: U.S. Bank National Association TFM Escrow/860573 1200 Energy Park Drive St. Paul, MN 55108

•
During the escrow period, wire transfers should be directed to:

RBK   U.S. Bank N.A.
ABA   091000022
BNF   US BANK TFM ESCROW
Beneficiary Account Number:   A/C 104793255431
Beneficiary Account Address:   777 E. Wisconsin Avenue
Milwaukee, WI 53202-5300
Ref: Bain Capital Private Credit Escrow / 236833000
•
After the escrow period, checks should be made payable as follows:

By Regular Mail to: Bain Capital Private Credit c/o U.S. Bank Global Fund Services PO Box 701 Milwaukee, WI 53201-0701	By Overnight Express Mail to: Bain Capital Private Credit c/o U.S. Bank Global Fund Services 615 E. Michigan St., FL3 Milwaukee, WI 53202-5207

•
After the escrow period, wire transfers should be directed to:

US Bank NA
777 E Wisconsin Ave.
Milwaukee, WI 53202

ABA # 075000022
Credit: US Bank Global Fund Services
Account Number: 182383870900
Further Credit: Bain Capital Private Credit
•
For Class S and Class D shares, after you have satisfied the applicable minimum purchase requirement of $2,500, additional purchases must be in increments of $500. For Class I shares, after you have satisfied the applicable minimum purchase requirement of $1,000,000, additional purchases must be in increments of $500, unless such minimums are waived by the Managing Dealer. The minimum subsequent investment does not apply to purchases made under our distribution reinvestment plan.

•
By executing the subscription agreement and paying the total purchase price for the Common Shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms. Certain participating brokers may require additional documentation.

A sale of the shares to a subscriber may not be completed until at least five business days after the subscriber receives our final prospectus. Subscriptions to purchase our Common Shares may be made on an ongoing basis, but investors may only purchase our Common Shares pursuant to accepted subscription orders as of the first day of each month (based on the NAV per share as determined as of the previous day, being the last day of the preceding month), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order, including satisfying any additional requirements imposed by the subscriber’s broker, and payment of the full purchase price of our Common Shares being subscribed at least five business days prior to the first day of the month (unless waived by the Managing Dealer). During the escrow period, the per share purchase price for our Common Shares will be $25.00.
For example, if you wish to subscribe for Common Shares in October, your subscription request must be received in good order at least five business days before November 1. Notice of each share transaction will be furnished to shareholders (or their financial representatives) as soon as practicable but not later than seven business days after the Company’s NAV as of October 31 is determined and credited to the shareholder’s account, together with information relevant for personal and tax records. While a shareholder will not know our NAV applicable on the effective date of the share purchase, our NAV applicable to a purchase of shares will be available generally within 20 business days after the effective date of the share purchase; at that time, the number of shares based on that NAV and each shareholder’s purchase will be determined and shares will be credited to the shareholder’s account as of the effective date of the share purchase. In this example, if accepted, your subscription would be effective on the first calendar day of November.
If for any reason we reject the subscription, or if the subscription request is canceled before it is accepted or withdrawn as described below, we will return the subscription agreement and the related funds, without interest or deduction, within ten business days after such rejection, cancellation or withdrawal.
Common Shares purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.
You have the option of placing a transfer on death (TOD), designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return a TOD form, which you may obtain from your financial advisor, in order to effect the designation.
Investors, in determining which class of shares to purchase, should consider any ongoing account-based fees payable to outside financial service providers that may apply to shares held in fee-based accounts, as well as the total length of time that the investor will hold the shares.

Purchase Price
During the escrow period, the per share purchase price for the class of share being purchased will be $25.00. After the close of the escrow period, shares will be sold at the then-current NAV per share, as described in “Determination of Net Asset Value.” Each class of shares may have a different NAV per share because shareholder servicing and/or distribution fees differ with respect to each class.
If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. The purchase price for shares purchased under our distribution reinvestment plan will be equal to the most recent available NAV per share for such shares at the time the distribution is payable.
We will generally adhere to the following procedures relating to purchases of Common Shares in this continuous offering:
•
On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Investors may only purchase our Common Shares pursuant to accepted subscription orders as of the first day of each month (based on the NAV per share as determined as of the previous day, being the last day of the preceding month), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our Common Shares being subscribed at least five business days prior to the first day of the month. If a purchase order is received less than five business days prior to the first day of the month, unless waived by the Managing Dealer, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month. As a result of this process, the price per share at which your order is executed may be different than the price per share for the month in which you submitted your purchase order.

•
Generally, within 20 business days after the first calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the immediately preceding month, which will be the purchase price for shares purchased with that effective date.

•
Completed subscription requests will not be accepted by us before two business days before the first calendar day of each month.

•
Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. You may withdraw your purchase request, including during the period before we break escrow, by notifying the transfer agent, through your financial intermediary or directly on the toll-free, automated telephone line, 888-484-1944.

•
You will receive a confirmation statement of each new transaction in your account as soon as practicable but generally not later than seven business days after the shareholder transactions are settled when the applicable NAV per share is determined. The confirmation statement will include information on how to obtain information we have filed with the SEC and made publicly available on our website, https://www.baincapitalprivatecredit.com, including supplements to this prospectus.

Our NAV may vary significantly from one month to the next. Through our website at https://www.baincapitalprivatecredit.com, you will have information about the most recently available NAV per share.
In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV will be calculated once monthly using our valuation methodology, and the price at which we sell new shares and repurchase outstanding shares will not change depending on the level of demand by investors or the volume of requests for repurchases.

SHARE REPURCHASE PROGRAM
We do not intend to list our shares on a securities exchange and we do not expect there to be a public market for our shares. As a result, if you purchase our Common Shares, your ability to sell your shares will be limited.
Beginning no later than the first full calendar quarter from the date on which we break escrow for this offering, and at the discretion of our Board, we intend to commence a share repurchase program in which we intend to repurchase, in each quarter, up to 5% of our Common Shares outstanding (by number of shares) as of the close of the previous calendar quarter. Our Board may amend, suspend or terminate the share repurchase program if it deems such action to be in our best interest and the best interest of our shareholders. As a result, share repurchases may not be available each quarter. Upon a suspension of our share repurchase program, our Board will consider at least quarterly whether the continued suspension of our share repurchase program remains in our best interest and the best interest of our shareholders. However, our Board is not required to authorize the recommencement of our share repurchase program within any specified period of time. Our Board may also determine to terminate our share repurchase program if required by applicable law or in connection with a transaction in which our shareholders receive liquidity for their Common Shares, such as a sale or merger of the Company or listing of our Common Shares on a national securities exchange.
We expect to repurchase shares pursuant to tender offers each quarter using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. For purposes of determining whether the Early Repurchase Deduction may apply, the Company will first repurchase shares held longest by a particular investor. The Early Repurchase Deduction may be waived, at our discretion, in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders. We intend to conduct the repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act. All shares purchased by us pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.
You may tender all of the Common Shares that you own. There is no repurchase priority for a shareholder under the circumstances of death or disability of such shareholder.
In the event the amount of shares tendered exceeds the repurchase offer amount, shares will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted in the next quarterly tender offer, or upon the recommencement of the share repurchase program, as applicable. We will have no obligation to repurchase shares, including if the repurchase would violate the restrictions on distributions under federal law or Delaware law. The limitations and restrictions described above may prevent us from accommodating all repurchase requests made in any quarter. Our share repurchase program has many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market.
We will offer to repurchase shares on such terms as may be determined by our Board in its complete and absolute discretion unless, in the judgment of our Independent Trustees, such repurchases would not be in the best interests of our shareholders or would violate applicable law. There is no assurance that our board will exercise its discretion to offer to repurchase shares or that there will be sufficient funds available to accommodate all of our shareholders’ requests for repurchase. As a result, we may repurchase less than the full amount of shares that you request to have repurchased. If we do not repurchase the full amount of your shares that you have requested to be repurchased, or we determine not to make repurchases of our shares, you will likely not be able to dispose of your shares, even if we under-perform. Any periodic repurchase offers will be subject in part to our available cash and compliance with the RIC qualification and diversification rules and the 1940 Act. Shareholders will not pay a fee to us in connection with our repurchase of shares under the share repurchase program.
The Company will repurchase shares from shareholders pursuant to written tenders on terms and conditions that the Board determines to be fair to the Company and to all shareholders. When the Board determines that the Company will repurchase shares, notice will be provided to shareholders describing the terms of the offer, containing information shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Shareholders deciding whether to tender their shares during the period that a repurchase offer is open may obtain the Company’s most recent NAV per share on our website at: https://www.baincapitalprivatecredit.com. However, our repurchase offers will generally use the NAV on or around the last business day of a calendar quarter, which will not be available until after the expiration of the applicable tender offer, so you will not know the exact price of shares in the tender offer when you make your decision whether to tender your shares.
Repurchases of shares from shareholders by the Company will be paid in cash promptly after the determination of the relevant NAV per share is finalized. Repurchases will be effective after receipt and acceptance by the Company of eligible written tenders of shares from shareholders by the applicable repurchase offer deadline. The Company does not impose any charges in connection with repurchases of shares. All shares purchased by us pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares. Any repurchases of the Advisor’s shares will be on the same terms and subject to the same limitations as repurchases of shares from other shareholders.
Most of our assets will consist of instruments that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to make repurchase offers. In order to provide liquidity for share repurchases, we intend to generally maintain under normal circumstances an allocation to broadly syndicated loans and other liquid investments. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. Should making repurchase offers, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in originated loans or other illiquid investments rather than repurchasing our shares is in the best interests of the Company as a whole, then we may choose to offer to repurchase fewer shares than described above, or none at all.
In the event that any shareholder fails to maintain the minimum balance of $500 of our shares, we may, at the time of such failure or any time subsequent to such failure, repurchase all of the shares held by that shareholder at the repurchase price in effect on the date we determine that the shareholder has failed to meet the minimum balance, less any Early Repurchase Deduction. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account repurchases may be subject to the Early Repurchase Deduction.
Payment for repurchased shares may require us to liquidate portfolio holdings earlier than our Advisor would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase our investment-related expenses as a result of higher portfolio turnover rates. Our Advisor intends to take measures, subject to policies as may be established by our Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of shares.

REGULATION
We have elected to be regulated as a BDC under the 1940 Act. A BDC must be organized in the United States for the purpose of investing in or lending to primarily private companies and making significant managerial assistance available to them. A BDC may use capital provided by shareholders and from other sources to make long-term, private investments in businesses.
We may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC unless authorized by vote of a majority of the outstanding voting securities, as required by the 1940 Act. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of such company. We do not anticipate any substantial change in the nature of our business.
As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements. A majority of our Trustees must be persons who are not interested persons, as that term is defined in the 1940 Act. Additionally, we are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the BDC. Furthermore, as a BDC, we are prohibited from protecting any Trustee or officer against any liability to us or our shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.
As a BDC, we are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares senior to our Common Shares if our asset coverage, as defined in the 1940 Act, would at least equal 150% immediately after each such issuance. Our sole initial shareholder intends to adopt this 150% threshold pursuant to Section 61(a)(2) of the 1940 Act. We may also be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of our Trustees who are not interested persons and, in some cases, prior approval by the SEC. As a BDC, we are limited in our ability to invest in any portfolio company in which the Advisor or any of its affiliates currently has an investment or to make any co-investments with the Advisor or its affiliates without an exemptive order from the SEC, subject to certain exceptions.
We do not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, except for registered money market funds, we generally cannot acquire more than 3% of the voting stock of any investment company, invest more than 5% of the value of our total assets in the securities of one investment company or invest more than 10% of the value of our total assets in the securities of investment companies in the aggregate. The portion of our portfolio invested in securities issued by investment companies ordinarily will subject our shareholders to additional expenses. Our investment portfolio is also subject to diversification requirements by virtue of our intention to qualify as a RIC for U.S. tax purposes.
Qualifying Assets
We may invest up to 30% of our portfolio opportunistically in “non-qualifying assets”, which will be driven primarily through opportunities sourced through the Advisor. However, under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as “qualifying assets,” unless, at the time the acquisition is made, qualifying assets represent at least 70% of the BDC’s total assets. The principal categories of qualifying assets relevant to our proposed business are the following:
(1)
securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

(a)
is organized under the laws of, and has its principal place of business in, the United States;

(b)
is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c)
satisfies either of the following:

i.
does not have any class of securities that is traded on a national securities exchange or has any class of securities listed on a national securities exchange subject to a $250.0 million market capitalization maximum; or;

ii.
is controlled by a BDC or a group of companies including a BDC the BDC actually exercises a controlling influence over the management or policies of the eligible portfolio company, and, as a result, the BDC has an affiliated person who is a director of the eligible portfolio company.

(2)
securities of any eligible portfolio company which we control;

(3)
securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements;

(4)
securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company;

(5)
securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities; and

(6)
cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

Limitations on Leverage
As a BDC, we are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares senior to our Common Shares if our asset coverage, as defined in the 1940 Act, would at least equal 150% immediately after each such issuance. Our sole initial shareholder intends to adopt this 150% threshold pursuant to Section 61(a)(2) of the 1940 Act.
Managerial Assistance to Portfolio Companies
A BDC must have been organized under the laws of, and have its principal place of business in, any state or states within the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its directors or officers, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.
Monitoring Investments
In most cases, we will not have influence over the Board of Trustees of our portfolio companies. In some instances, the Advisor’s investment professionals may obtain board representation or observation rights in conjunction with our investments. In conjunction with the Advisor’s Credit Committee and the Board, the Advisor will take an active approach in monitoring all investments, which includes reviews of financial performance on at least a quarterly basis and may include discussions with management and/or the equity sponsor. The monitoring process will begin with structuring terms and conditions which require the timely delivery and access to critical financial and business information regarding portfolio companies.
Temporary Investments
Pending investment in other types of “qualifying assets,” as described above, our investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as “temporary investments,” so that 70% of our assets are qualifying assets. Typically, we will invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our gross assets constitute repurchase agreements from a single counterparty, we may not satisfy the diversification tests in order to qualify as a RIC. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. The Advisor will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.
Senior Securities
Historically, the 1940 Act has permitted us to issue “senior securities,” including borrowing money from banks or other financial institutions, only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 200% after such incurrence or issuance. In March 2018, the Small Business Credit Availability Act, or the SBCAA, was enacted into law. The SBCAA, among other things, amended the 1940 Act to reduce the asset coverage requirements applicable to business development companies from 200% to 150% so long as the business development company meets certain disclosure requirements and obtains certain approvals. On November 11, 2022, our sole shareholder approved the adoption of this 150% threshold pursuant to Section 61(a)(2) of the 1940 Act and such election became effective the following day.
While any senior securities remain outstanding, we must make provisions to prohibit any distribution to our shareholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage.
Code of Ethics
As required by Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, we and the Advisor have adopted a code of ethics which apply to, among others, our and the Advisor’s executive officers, including our Chief Executive Officer and Chief Financial Officer, as well as the Advisor’s officers, directors and employees. Our code of ethics generally will not permit investments by our and the Advisor’s personnel in securities that may be purchased or sold by us. You may read and copy the code of ethics at the SEC’s Public Reference Room in Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. You may also obtain copies of the code of ethics, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.
Compliance Policies and Procedures
We and the Advisor have adopted and implemented written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws and we are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a Chief Compliance Officer to be responsible for administering the policies and procedures.

Sarbanes-Oxley Act of 2002
The Sarbanes-Oxley Act imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements may affect us. For example:
•
pursuant to Rule 13a-14 under the Exchange Act, our President and Chief Financial Officer must certify the accuracy of the consolidated financial statements contained in our periodic reports;

•
pursuant to Item 307 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), our periodic reports must disclose our conclusions about the effectiveness of our disclosure controls and procedures;

•
if the Company no longer qualifies as an emerging growth company and is a large accelerated filer, pursuant to Rule 13a-15 under the Exchange Act, our management report regarding its assessment of our internal control over financial reporting must be audited by our independent public accounting firm; and

•
pursuant to Item 308 under Regulation S-K under the Securities Act and Rule 13a-15 under the Exchange Act, our periodic reports must disclose whether there were significant changes in our internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act requires us to review our current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will continue to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.
Proxy Voting Policies and Procedures
•
We will delegate our proxy voting responsibility to the Advisor. The Proxy Voting Policies and Procedures of the Advisor are set forth below. The guidelines will be reviewed periodically by the Advisor and our non-interested Trustees will receive a copy annually, and, accordingly, are subject to change.

•
An investment adviser registered under the Advisers Act has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, the Advisor recognizes that conflicts of interest may arise from time to time in relation to proxy voting requirements. A conflict between the Advisor and any client can arise in a number of situations. The following non-exclusive examples illustrate conflicts of interest that could arise:

•
A failure to vote in favor of a position supported by management may harm the relationship the Advisor or the Company has with the company;

•
A failure to vote in favor of a particular proposal may harm the relationship the Advisor or the Company has with the proponent of the proposal;

•
A failure to vote for or against a particular proposal may adversely affect a business or personal relationship, such as when an officer of the Advisor has a spouse or other relative who serves as a director of the company, is employed by the company or otherwise has an economic interest therein; or

•
Conflicts arising from investment positions held by affiliates of the Advisor.

These policies and procedures for voting proxies are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.
The Advisor intends to vote proxies or similar corporate actions in accordance with the best interests of our shareholders, taking into account such factors as it deems relevant in its sole discretion. Upon receipt of a proxy request, the Advisor’s Operations department contacts a senior investment professional responsible for the issuer. The senior investment professional communicates the proxy voting decision to

Operations. The hard-copy documentation is completed by Operations and sent back to the appropriate party. Operations maintains a log of all proxy voting documentation received and the status thereof.
Privacy Principles
We are committed to maintaining the privacy of our shareholders and to safeguarding their non-public personal information. The following information is provided to help investors understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.
Pursuant to our privacy policy, we will not disclose any non-public personal information concerning any of our shareholders who are individuals unless the disclosure meets certain permitted exceptions under Regulation S-P under the Gramm — Leach Bliley Act, as amended. We generally will not use or disclose any shareholder information for any purpose other than as required by law.
We may collect non-public information about investors from our Subscription Agreements or other forms, such as name, address, account number and the types and amounts of investments, and information about transactions with us or our affiliates, such as participation in other investment programs, ownership of certain types of accounts or other account data and activity. We may disclose the information that we collect from our shareholders or former shareholders, as described above, only to our affiliates and service providers and only as allowed by applicable law or regulation. Any party that receives this information will use it only for the services required by us and as allowed by applicable law or regulation, and is not permitted to share or use this information for any other purpose. To protect the non-public personal information of individuals, we permit access only by authorized personnel who need access to that information to provide services to us and our shareholders.
In order to guard our shareholders’ non-public personal information, we maintain physical, electronic and procedural safeguards that are designed to comply with applicable law. Non-public personal information that we collect about our shareholders will generally be stored on secured servers. An individual shareholder’s right to privacy extends to all forms of contact with us, including telephone, written correspondence and electronic media, such as the Internet.
Pursuant to our privacy policy, we will provide a clear and conspicuous notice to each investor that details our privacy policies and procedures at the time of the investor’s subscription.

MANAGEMENT
Our Board oversees our management. Our Board currently consists of eight members, five of whom are Independent Trustees. Our Board elects our officers, who serve at the discretion of our Board until the next election of officers or until his or her successor is duly elected and qualifies, or until his or her death, resignation, retirement, disqualification or removal. The responsibilities of our Board include the monthly valuation of our assets and the oversight of our investment activity, corporate governance activities and financing arrangements. Oversight of our investment activities extends to oversight of the risk management processes employed by our Advisor as part of its day-to-day management of our investment activities. Our Board anticipates reviewing risk management processes at both regular and special Board meetings throughout the year, consulting with appropriate representatives of our Advisor as necessary and periodically requesting the production of risk management reports or presentations. The goal of our Board’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. However, our Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.
Our Board has also established an Audit Committee, a nominating and corporate governance committee of our Board (the “Nominating and Corporate Governance Committee”), and a compensation committee of our Board (the “Compensation Committee”) and may establish additional committees in the future.
Board of Trustees and Executive Officers
Trustees
Our Board is presently composed of eight Trustees. Each Trustee will hold office until his or her successor is duly elected and qualified. While we do not intend to list our shares on any securities exchange, if any class of our shares is listed on a national securities exchange, our Board will be divided into three classes of Trustees serving staggered terms of three years each.
Name	Age	Position with the Company	Length of Service	Principal Occupation During Past 5 Year(s)	Other Directorships
Interested Trustees
Michael J. Boyle	37	Trustee and President	Since 2022
Managing Director in the Private Credit Group and Portfolio Manager for Global Direct Lending fund strategy of Bain Capital Credit (2019 – Present); Director in the Private Credit Group and Portfolio Manager for Global Direct Lending fund strategy of Bain Capital Credit (2016 – 2019)
					Director of Bain Capital Specialty Finance, Inc. (July 2022 – Present)

Name	Age	Position with the Company	Length of Service	Principal Occupation During Past 5 Year(s)	Other Directorships
Michael A. Ewald	50	Trustee and Chief Executive Officer	Since 2022	Managing Director, the head of the Private Credit Group and Portfolio Manager for the Middle Market Opportunities and Senior Direct Lending fund strategies of Bain Capital Credit (2008 – Present)
Board Member and Chair of the Board at Cradles To Crayons (2014 – Present); Board Member of ADT Pizza (2018 – Present); Tenax Aerospace, LLC (2018 – Present); Precinmac Precision Machining (2020 – Present); Trustee of Boston Athenaeum (2021 – Present); Board Member of Rotorcraft Leasing Company, LLC (2012 – 2018); Frontier Tubular Solutions, LLC (2010 – 2018); Work N’ Gear (2008 – 2017); Dana Farber Leadership Council(2008 – 2020); Director of Bain Capital Specialty Finance, Inc. (2016 – Present)

Jeffrey B. Hawkins	53	Trustee and Chairman of the Board of Trustees	Since 2022	Managing Director and Deputy Managing Partner of Bain Capital Credit, a Risk & Oversight Committee member and member of the Investment Committee of Bain Capital Credit (2007 – Present)
Chair of the Board of the Boston Public Library Fund (2014 – Present); Board Member of Buckingham, Browne and Nichols (2019 – Present); Board Member of Trinity College (2019 – Present) and Former Board Member of Dana Hall School (2014 – 2020); Chairman of the Board and Director of Bain Capital Specialty Finance, Inc. (2016 – Present)

Independent Trustees
Amy Butte	54	Trustee	Since 2022	None
Chairman of Board of Iron Spark (2021 – Present); Board Member and Audit Committee Chair of DigitalOcean (2018 – Present); Independent Director and Audit Committee Chair of BNP Paribas USA (2016 – Present); Independent Trustee and Chair of Audit Committee of Fidelity Investments Strategic Advisers Funds (2011 – 2017); Board Member of Tuscan Holdings Corp. (2019 – 2021); Director of Bain Capital Specialty Finance, Inc. (2019 – Present)

David G. Fubini	68	Trustee and Chairman of the Nominating and Corporate Governance Committee	Since 2022	Senior Lecturer in the Organizational Behavior Unit at Harvard Business School (2015 – Present)
Board Member of Leidos (2013 – Present); J.M. Huber Corporation (industrial products) (2017 – Present); and Mitre Corporations (2014 –  2022); a Trustee of the University of Massachusetts System (2013 – 2020); Director of Bain Capital Specialty Finance, Inc. (2016 – Present)

Name	Age	Position with the Company	Length of Service	Principal Occupation During Past 5 Year(s)	Other Directorships
Thomas A. Hough	69	Trustee and Chairman of the Audit Committee	Since 2022	None
Independent Board Member, Audit Committee Member, Chair of the Finance Committee and Investment Committee of the National Kidney Foundation (2012 – 2021); Director of Bain Capital Specialty Finance, Inc. (2016 – Present)

Jay Margolis	73	Trustee	Since 2022	None
Board Member of Iron Spark (2021 – Present); Lovepop (2019  – 2022); Boston Beer Company (NYSE:SAM) (2006 – 2017); NFP Off Broadway Theater Company (2015 – 2021); Director of Bain Capital Specialty Finance, Inc. (2016 – Present)

Clare S. Richer	63	Trustee	Since 2022	Chief Financial Officer of Putnam Investments (investment management) (2008 – 2017)
Independent Board Member, Audit Committee Member and Head of the Finance Committee of Principal Financial Group (2020 – Present); Board Member and Audit Committee Member of the State Street Global Advisors SPDR ETF Mutual Funds (2018 – Present), University of Notre Dame (2015 – Present) and Alzheimer’s Association, MA /NH Chapter (2017 – Present); Director of Bain Capital Specialty Finance, Inc. (2019 – Present)

*
Messrs. Boyle, Ewald and Hawkins are deemed to be “interested persons” of us under the 1940 Act because of their affiliations with our Advisor.

The address for each of our Trustees is c/o Bain Capital Private Credit, 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116.
Information About the Executive Officers Who Are Not Directors
Set forth below is certain information about our executive officers who are not directors:
Name	Age	Position
Sally F. Dornaus	49	Chief Financial Officer and Principal Accounting Officer
James Goldman	47	Chief Compliance Officer
Michael Treisman	50	Vice President
Jessica Yeager	34	Secretary
The address for each executive officer is c/o Bain Capital Private Credit, 200 Clarendon Street, 37th Floor, Boston, MA 02116. Each officer holds office at the pleasure of the Board until the next election of officers or until his or her successor is duly elected and qualified.
Biographical Information
Trustees
The Board has determined that each of the Trustees is qualified to serve as our Trustee based on a review of the experience, qualifications, attributes and skills of each Trustee, including those described below. The Board has determined that each Trustee has significant experience in the investment or financial services industries and has held management, board or oversight positions in other companies and organizations. Each of our Trustees has demonstrated high character and integrity and has expertise and diversity of experience to be able to offer advice and guidance to our management. For the purposes of this presentation, our Trustees have been divided into two groups — Independent Trustees and non-Independent Trustees. Non-Independent Trustees are “interested persons” as defined in the 1940 Act. In addition to not being an “interested person,” as defined in the 1940 Act, of the Company, each Independent Trustee meets the independence requirements of Section 10A(m)(3) of the Exchange Act. Messrs. Boyle, Ewald and Hawkins are each deemed to be an “interested person” of the Company and are each referred to as an “Interested Trustee.”
Interested Trustees
Michael J. Boyle. Mr. Boyle has served as a Trustee since July 2022 and as President of the Company since April 2022. He is a Managing Director and Portfolio Manager in the Private Credit Group for Bain Capital Credit. He is responsible for Bain Capital Credit’s Global Direct Lending strategy and serves as President and Director of Bain Capital Specialty Finance, Inc., a registered business development company. Mr. Boyle started his career at Bain Capital Credit, over which time he has been a member of the portfolio analytics team, the Industry Research team, and the Liquid Credit portfolio management team. Mr. Boyle received a B.S. from Boston College.
Michael A. Ewald has served as a Trustee since April 2022. Mr. Ewald is Chief Executive Officer of the Company, serves on the Advisor’s Credit Committee. He joined Bain Capital Credit in 1998, and is a Managing Director, the head of the Private Credit Group and a Portfolio Manager for Bain Capital Credit’s Middle Market Opportunities and Senior Direct Lending fund strategies, each of which is an affiliate of the Company. Additionally, he a member of Bain Capital Credit’s Investment Committee. Previously, Mr. Ewald was an Associate Consultant at Bain & Company for three years where he focused on strategy consulting to the Financial Services, Manufacturing and Consumer Products industries. Prior to that, he worked at Credit Suisse First Boston as an analyst in the Regulated Industries group. Mr. Ewald received an M.B.A. from the Amos Tuck School of Business at Dartmouth College and a B.A. magna cum laude from Tufts University.
Jeffrey B. Hawkins has served as a Trustee since April 2022 and is the Chairman of the Board. He is a Managing Director and Deputy Managing Partner, a member of both the Risk & Oversight Committee and the Investment Committee of Bain Capital Credit, an affiliate of the Company. As the Chief Operating Officer, he is responsible for the firm’s business strategy and all non-investment activities. Previously, Mr. Hawkins was at Ropes & Gray, LLP working on securities law, mergers & acquisitions and collateralized debt funds. Mr. Hawkins received a J.D. from Harvard Law School and a B.A. Phi Beta Kappa from Trinity College.
Independent Trustees
Amy Butte has served as a Trustee since April 2022. Ms. Butte is currently Chairman of the Board of Iron Spark, an independent director, audit committee chair and risk committee member for BNP Paribas USA and audit committee chair and board member for DigitalOcean. She is an advisor to the Long-Term Stock Exchange and the CORI Innovation Fund. Ms. Butte also served as an independent trustee, and chair of the audit committee, for the Fidelity Investments Strategic Advisers Funds (2011 to 2017) and was a Board Member of Tuscan Holdings Corp. (2019 to 2021). She was the Founder of TILE Financial and SpendGrowGive (2008 to 2012), Chief Financial Officer of Man Financial (2006 to 2008) and Chief Financial Officer and Executive Vice President of the New York Stock Exchange (2004 to 2006). Prior to that, Ms. Butte was an Equity Research Analyst at Bear Stearns and Merrill Lynch. Ms. Butte received her M.B.A. from Harvard and her B.A. from Yale University.
David G. Fubini has served as a Trustee since April 2022. Mr. Fubini has served as a Senior Lecturer in the Organizational Behavior Unit at Harvard Business School since 2015. Previously, he was a Senior Partner of McKinsey & Company where he worked for over 34 years. He was McKinsey’s Managing Director of the Boston office, and the past leader of the North American Organization Practice as well as the co-founder and leader of the firm’s Worldwide Merger Integration Practice. During his tenure, Mr. Fubini led, and/or had been a member of, many firm personnel committees, as well as a participant in a wide cross-section of McKinsey’s governance forums and committees. Prior to joining McKinsey, he was an initial member of a small group that became the McNeil Consumer Products Company of Johnson & Johnson and helped launch the Tylenol family of products into the over-the-counter consumer marketplace. Mr. Fubini graduated with a B.B.A. from University of Massachusetts, Amherst and an M.B.A. from Harvard Business School, both with distinction. He is currently a member of the board of directors for Leidos, as well as J.M. Huber Corporation, a family owned company. He was formerly a Trustee of the University of Massachusetts System and board member of Compuware Corporation and Mitre Corporations.
Thomas A. Hough has served as a Trustee since April 2022 and is Chairman of the Audit Committee. Mr. Hough was Executive Vice President and Chief Financial Officer of Arena Brands, Inc. and Lucchese, Inc., manufacturers and marketers of western boots, apparel and accessories headquartered in El Paso, TX, from October 2001 until retiring in July 2015. Mr. Hough’s direct responsibilities in such positions included accounting, finance, credit and collections, treasury, human resources, information technology, legal, and real estate. Prior to that, he worked primarily as a CFO for a number of companies including Vectrix Business Solutions, Inc., Jamba Juice Company, Chief Auto Parts, Inc., Roy Rogers Restaurants, and Peoples Drug Stores, Inc. Mr. Hough previously worked at Deloitte & Touche for thirteen years where he performed primarily audit services. Mr. Hough received a B.A. in administrative studies from Rowan University and subsequently received his certification as a CPA. He was, most recently, an independent director, audit committee member and chair of the finance committee and investment committee for the National Kidney Foundation.
Jay Margolis has served as a Trustee since April 2022. Mr. Margolis has significant knowledge and experience in consumer products retailing, merchandising, consumer insights, strategic planning, and corporate governance. He previously served as the Chairman and CEO of Cache, Inc., a publicly-held specialty chain of women’s apparel stores headquartered in New York, from 2013 until it filed for bankruptcy in February 2015. Previously, he was the Chairman of Intuit Consulting LLC, a consulting firm specializing in retail, fashion, and consumer products. Prior to his time with Intuit, Mr. Margolis served as the President and CEO of Apparel Group of Limited Brands Corporation where he oversaw operations of Limited Brands’ Apparel Division. Before assuming that position, he had been President and Chief Operating Officer of Massachusetts-based Reebok International. Mr. Margolis also has held executive positions at Esprit de Corp USA, Tommy Hilfiger Inc., and Liz Claiborne, Inc. He received a B.A. from Queens College, a part of The City University of New York. Mr. Margolis currently serves as an active board member at Iron Spark. He had previously served on the boards of Lovepop, Boston Beer Company, Godiva Chocolatier, Inc., Burlington Coat Factory and NFP Off Broadway Theater Company.
Clare S. Richer has served as a Trustee since April 2022. Ms. Richer is an independent director, an audit committee member and head of the finance committee for Principal Financial Group. She is a sitting Director and Audit Committee member of State Street Global Advisors SPDR ETF Mutual Funds. Ms. Richer is also a trustee of the University of Notre Dame and a member of such board’s compensation, investment, finance, and executive committees. Ms. Richer serves on the board of the Alzheimer’s Association, MA/NH chapter. From 2008 to 2017, she was the Chief Financial Officer of Putnam Investments. Prior to joining Putnam Investments, Ms. Richer held multiple Finance, Operations, and P&L leadership roles during her 25-year tenure at Fidelity Investments culminating in her appointment as Chief Financial Officer and member of the Management Committee. Prior to 1983, she was a senior auditor as Arthur Andersen & Company. Ms. Richer graduated from the University of Notre Dame and holds a B.B.A. in Business Administration.
Executive Officers Who Are Not Trustees
Sally F. Dornaus.   Ms. Dornaus has served as Chief Financial Officer of the Company since April 2022. She is a Managing Director, the Chief Financial Officer and a Risk & Oversight Committee member of Bain Capital Credit. Previously, Ms. Dornaus was a Senior Manager at PricewaterhouseCoopers in their Investment Management practice focusing on alternative investment products. Ms. Dornaus received an
M.S./M.B.A from Northeastern University and a B.A. from Brandeis University. Ms. Dornaus is a Certified Public Accountant.
James Goldman.   Mr. Goldman has served as Chief Compliance Officer of the Company since April 2022. He is Head of Compliance — Capital Markets responsible for providing compliance support to Bain Capital Credit and Bain Capital Public Equity. Previously, Mr. Goldman served as Senior Counsel in the Enforcement Division of the U.S. Securities and Exchange Commission and as an attorney at the law firm of WilmerHale. Mr. Goldman received a J.D. magna cum laude from Boston College Law School and a B.A. magna cum laude in History from Harvard University. Mr. Goldman is admitted to the bar of Massachusetts.
Michael Treisman.   Mr. Treisman has served as Vice President of the Company since April 2022. He previously served as Secretary of the Company. He is a Managing Director and the General Counsel and a member of the Risk and Oversight Committee of Bain Capital Credit, based in Bain Capital Credit’s Boston office. Previously, Mr. Treisman was the General Counsel of Tiger Management L.L.C. Prior to that, Mr. Treisman was the General Counsel of Citi Infrastructure Investors and Associate General Counsel of Citi Alternative Investments at Citigroup. Mr. Treisman received a J.D. from Duke University School of Law and a B.A. from the University of Pennsylvania.
Jessica Yeager.   Ms. Yeager has served as Secretary of the Company since July 2022. Ms. Yeager is a Vice President and Funds Counsel for Bain Capital Credit. Ms. Yeager joined Bain Capital Credit in 2017. Previously, Ms. Yeager was an associate at Ropes & Gray LLP, working on hedge funds and private investment funds. Ms. Yeager received a J.D., magna cum laude from Boston University School of Law and a B.A. magna cum laude from Miami University.
Board of Trustees Leadership Structure
Our Board monitors and performs an oversight role with respect to our business and affairs, including with respect to our investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of our service providers. Among other things, our Board approves the appointment of our Advisor and executive officers, reviews and monitors the services and activities performed by our Advisor and executive officers and approves the engagement, and reviews the performance of, our independent public accounting firm.
Under our Bylaws, our Board elects one of its members to be Chairman of the Board, who presides over meetings of our Board, acts as chairman of meetings of our shareholders and to perform such other duties as may be assigned to him by our Board. We do not have a fixed policy as to whether the Chairman of the Board should be an Independent Trustee and believe that we should maintain the flexibility to select the Chairman and reorganize the leadership structure, from time to time, based on criteria that are in our best interests and our shareholders at such times.
Presently, Mr. Hawkins serves as the Chairman of the Board. Mr. Hawkins is an “interested person” as defined in Section 2(a)(19) of the 1940 Act and a non-Independent Trustee. We believe that Mr. Hawkins’ extensive knowledge of the financial services industry and capital markets in particular qualify Mr. Hawkins to serve as the Chairman of the Board. We believe that we are best served through this existing leadership structure, as Mr. Hawkins’ relationship with our Advisor provides an effective bridge and encourages an open dialogue between management and our Board, ensuring that both groups act with a common purpose.
Our Board does not currently have a designated lead independent Trustee. We are aware of the potential conflicts that may arise when a non-Independent Trustee is Chair of the Board, but believe these potential conflicts are offset by our strong corporate governance policies. Our corporate governance policies include regular meetings of the Independent Trustees in executive session without the presence of non-Independent Trustees and management, the establishment of Audit, Nominating and Corporate Governance and Compensation Committees comprised solely of Independent Trustees and the appointment of a Chief Compliance Officer, with whom the Independent Trustees meet regularly without the presence of non-Independent Trustees and other members of management, for administering our compliance policies and procedures.
We recognize that different board of trustees’ leadership structures are appropriate for companies in different situations. We intend to re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.
Committees of the Board of Trustees
The Board currently has, and appoints the members of, a standing Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee and may establish additional committees from time to time as necessary. Each of those committees is comprised entirely of Independent Trustees and has a written charter approved by the Board, each of which is available on our website at https://www.baincapitalprivatecredit.com in the “Investor Relations — Governance” section. The current members of the standing committees are identified in the following table.
Independent Trustee	Board Committees
	Audit	Compensation	Nominating and Corporate Governance
Amy Butte	☒	☒	☒
David G. Fubini	☒	☒	Chair
Thomas A. Hough	Chair	☒	☒
Jay Margolis	☒	Chair	☒
Clare S. Richer	☒	☒	☒
Audit Committee
The members of the Audit Committee are Ms. Butte, Mr. Fubini, Mr. Hough, Mr. Margolis and Ms. Richer, all of whom are not considered “interested persons” of us, as that term is defined in Section 2(a)(19) of the 1940 Act. Mr. Hough serves as Chairman of the Nominating and Corporate Governance Committee. The Audit Committee’s responsibilities include, among other things, establishing guidelines and making recommendations to the Board regarding the fair valuation of our debt and equity investments that are not publicly traded or for which current market values are not readily available, selecting our independent registered public accounting firm and overseeing its work, reviewing with such independent registered public accounting firm the planning, scope and results of the audit of our financial statements, pre-approving the fees for services performed by such independent registered public accounting firm, reviewing with the independent registered public accounting firm the adequacy of our internal control systems, reviewing and discussing with management and the independent accountants the annual audited and quarterly financial statements, overseeing internal accounting staff and periodic filings, receiving and reviewing audit reports and monitoring our legal, ethical and regulatory compliance with a focus on matters impacting the financial statements.
The Board has determined that Mr. Hough is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. In addition, each of the current Audit Committee members — Ms. Butte, Mr. Fubini, Mr. Hough, Mr. Margolis and Ms. Richer meets the requirements of Rule 10A-3 under the Exchange Act.
Nominating and Corporate Governance Committee
The members of the Nominating and Corporate Governance Committee are Ms. Butte, Mr. Fubini, Mr. Hough, Mr. Margolis and Ms. Richer, all of whom are not considered “interested persons” of us, as that term is defined in Section 2(a)(19) of the 1940 Act. Mr. Fubini serves as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates pursuant to a charter approved by our Board. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating qualified nominees to be elected to the Board by our shareholders at the annual shareholder meeting, selecting qualified nominees to fill any vacancies on our Board or a committee of our Board (consistent with criteria approved by our Board of Trustees), developing and recommending to our Board a set of corporate governance principles applicable to us and overseeing the evaluation of our Board and our management.
The Nominating and Corporate Governance Committee will consider shareholder recommendations for possible nominees for election as Trustees when such recommendations are submitted in accordance with our Bylaws, the Nominating and Corporate Governance Committee Charter and any applicable law, rule or regulation regarding Trustee nominations. Our Bylaws provide that a shareholder who wishes to nominate a person for election as a Trustee must deliver written notice to our Secretary at the Company, c/o Bain Capital Private Credit, 200 Clarendon Street, 37th Floor, Boston, MA 02116. This notice must contain, as to each nominee, all information that would be required under applicable SEC rules to be disclosed in connection with election of a Trustee and certain other information set forth in our Bylaws, including the following minimum information for each Trustee nominee: full name, age and address; principal occupation or employment during the past five years; directorships on publicly held companies and investment companies during the past five years; number of shares of common shares owned, if any; and a written consent of the individual to stand for election if nominated by our Board and to serve if elected by our shareholders.
The Nominating and Corporate Governance Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to our Board, our company and our shareholders. In considering possible candidates for election as a Trustee, the Nominating and Corporate Governance Committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting Trustees who:
•
are of high character and integrity;

•
are accomplished in their respective fields, with superior credentials and recognition;

•
have relevant expertise and experience upon which to be able to offer advice and guidance to management;

•
have sufficient time available to devote to our affairs;

•
are able to work with the other members of the Board and contribute to our success;

•
can represent the long-term interests of our shareholders as a whole; and

•
are selected such that the Board represents a range of backgrounds and experience.

The Nominating and Corporate Governance Committee also evaluates candidates proposed by shareholders using the factors described above. The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying Trustee nominees. In determining whether to recommend a Trustee nominee, the Nominating and Corporate Governance Committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The Nominating and Corporate Governance Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, ethnic background, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board, when identifying and recommending Trustee nominees. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting Trustee nominees is consistent with the goal of creating a board of trustees that best serves our needs and the interests of our shareholders.
Compensation Committee
The members of the Compensation Committee are Ms. Butte, Mr. Fubini, Mr. Hough, Mr. Margolis and Ms. Richer, all of whom are not considered “interested persons” of us, as that term is defined in Section 2(a)(19) of the 1940 Act. Mr. Margolis serves as Chairman of the Compensation Committee. The Compensation Committee is responsible for determining, or recommending to the Board for determination, the compensation paid directly, if any, by the Company to the Company’s chief executive officer and any other executive officers of the Company. The Compensation Committee also assists the Board with matters related to compensation generally.
Compensation of Executive Officers
We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of our Advisor or its affiliates or by subcontractors, pursuant to the terms of the Investment Advisory Agreement and the Administration Agreement. Each of our executive officers is an employee of our Advisor or its affiliates. Our day-to-day investment operations are managed by our Advisor. Most of the services necessary for the origination and administration of our investment portfolio are provided by investment professionals employed by our Advisor or its affiliates or by subcontractors.

None of our officers receives direct compensation from us. We have agreed to reimburse our Administrator for our allocable portion of the compensation paid to or compensatory distributions received by our Chief Financial Officer and Chief Compliance Officer, and any of their respective staff who provide services to us, operations staff who provide services to us, and any internal audit staff, to the extent internal audit performs a role in our Sarbanes-Oxley internal control assessment. In addition, to the extent that our Administrator outsources any of its functions, including to a sub-administrator, we will pay the fees associated with such functions at cost. We will agree to reimburse our Administrator for our allocable portion of the compensation of any personnel that it provides for our use.
Compensation of Trustees
Each of our Independent Trustee receives an annual fee of $75,000. The Independent Trustees will also receive $2,500 in connection with attending each regular Board meeting (whether the meeting is in-person or via conference call) and $1,000 for each special meeting (whether the meeting is in-person or via conference call). The Independent Trustees will also receive $1,000 in connection with each committee meeting attended (whether the meeting is in-person or via conference call). The Independent Trustees will also be reimbursed for reasonable out-of-pocket expenses incurred in connection with attending in-person meetings. In addition, the Chairman of the Audit Committee will receive an additional annual fee of $7,500. Our Board, as a whole, participates in the consideration of Independent Trustee compensation and decisions on Independent Trustee compensation are based on, among other things, a review of data of comparable business development companies.
No compensation is paid to Trustees who are “interested persons” of us, as such term is defined in Section 2(a)(19) of the 1940 Act. We have obtained directors’ and officers’ liability insurance on behalf of our Trustees and officers.
Credit Committee
Our investments require approval from at least the Private Credit Investment Committee, which includes three managing directors in the Private Credit Group: Michael Ewald, Michael Boyle and Carolyn Hastings. Depending on certain thresholds, approval may also be required from Bain Capital Credit’s Credit Committee, which includes Michael Ewald, Carolyn Hastings and additional senior Managing Directors across other Bain Capital Credit disciplines. A portfolio manager leads the decision making process for each investment and engages the credit committee throughout the investment process in order to prioritize and direct the underwriting of each potential investment opportunity. The extensive and varied experience of the investment professionals serving on Bain Capital Credit’s Credit Committee includes expertise in privately originated and publicly traded leveraged credit, stressed and distressed debt, bankruptcy, mergers and acquisitions and private equity. This diverse skill set provides a broad range of applicable perspectives in the evaluation of each investment opportunity. The biographies for the members of the Private Credit Investment Committee and Bain Capital Credit’s Credit Committee who are not executive officers or directors of the Company are included below.
Jonathan S. Lavine.   Mr. Lavine founded Bain Capital Credit, formerly known as Sankaty Advisors, in 1998 having joined Bain Capital in 1993. He is Co-Managing Partner of Bain Capital and, since inception, Chief Investment Officer of Bain Capital Credit and its related funds. He is a Credit Committee member, a Risk & Oversight Committee member and has overall responsibility for the Firm’s investment strategy, management and risk. Before the formation of Bain Capital Credit, Mr. Lavine worked in Bain Capital’s private equity business. Prior to joining Bain Capital, Mr. Lavine was a consultant at McKinsey & Company. He began his career at Drexel Burnham Lambert in the Mergers & Acquisitions Department. Mr. Lavine graduated from Columbia College, Phi Beta Kappa and Magna Cum Laude, and holds an M.B.A. with Distinction from Harvard Business School. He is Chairman Emeritus of the City Year Board of Trustees and is Co-Chair of the Board of Trustees of Columbia University. He was the 2017 recipient of Columbia University’s Alexander Hamilton Medal, the highest honor awarded to a member of the college community for distinguished service. He is a past recipient of Columbia’s John Jay Award for professional achievement, Columbia’s David Truman Award for outstanding contribution to academic affairs, the Dean’s Leadership Award for the Class of 1988 25th Reunion, Columbia/Barnard Hillel’s Seixas Award, Voices for National Service Citizen Service Award and the New England Anti-Defamation League’s Distinguished Community

Service Award. In 2016, Mr. Lavine was appointed a Member of the United States Holocaust Memorial Museum Council by President Obama.
Alon Avner.   Mr. Avner joined Bain Capital Credit in 2006. He has been the Head of Bain Capital Credit Europe since 2009 and is a Managing Director in Distressed and Special Situations and a Credit Committee member based in Bain Capital Credit’s London office. Between 2006 and 2009, Mr. Avner was responsible for Bain Capital Credit’s European Telecom and Media investments. Previously, Mr. Avner was a Manager at Bain & Company. In addition, he worked in operations and marketing roles at Comverse Technology and Creo/Scitex. Mr. Avner received an M.B.A. from INSEAD and a B.Sc. from Tel Aviv University.
Michael A. Ewald.   Mr. Ewald has served on our Board since April 2022. Mr. Ewald is Chief Executive Officer of the Company, serves on the Advisor’s Credit Committee, and is a member of Bain Capital Credit’s Credit Committee. He is a Managing Director, Global Head of the Private Credit Group, Portfolio Manager for the Middle Market Credit and Global Direct Lending strategies and a Credit Committee member. He also serves as CEO of Bain Capital Specialty Finance, Inc., a registered business development company. He is based in Bain Capital Credit’s Boston office. Previously, Mr. Ewald was an Associate Consultant at Bain & Company and an analyst at Credit Suisse First Boston in the Regulated Industries group. Mr. Ewald received an M.B.A. from the Amos Tuck School of Business at Dartmouth College and a B.A. from Tufts University.
Michael J. Boyle.   Mr. Boyle has served as our President since April 2022 and as a Trustee since July 2022. He is a Managing Director and Portfolio Manager in the Private Credit Group based in Bain Capital Credit’s Boston office. He is responsible for Bain Capital Credit’s Global Direct Lending strategy and serves as President and Director of Bain Capital Specialty Finance, Inc., a registered business development company. Mr. Boyle started his career at Bain Capital Credit, over which time he has been a member of the portfolio analytics team, the Industry Research team, and the Liquid Credit portfolio management team. Mr. Boyle received a B.S. from Boston College.
Carolyn Hastings.   Ms. Hastings joined Bain Capital Credit in 2008. She is a Managing Director in the Private Credit Group based in Bain Capital Credit’s Boston office and a Credit Committee member. Previously, Ms. Hastings was an Associate at Thomas H. Lee Partners and an analyst in the Healthcare Group in the Investment Banking Division of Goldman Sachs & Co. Ms. Hastings received an M.B.A. from Harvard Business School, a B.S.Ec. from the Wharton School at the University of Pennsylvania and a B.A. from the University of Pennsylvania.
Viva Hyatt.   Ms. Hyatt joined Bain Capital Credit in 2002. She is a Managing Director and Portfolio Manager in Liquid and Structured Credit and a Credit Committee member based in Bain Capital Credit’s Boston office. Previously, Ms. Hyatt was a Project Leader at The Boston Consulting Group and also worked for Arthur Andersen. Ms. Hyatt received an M.B.A. from the Wharton School at the University of Pennsylvania and a B.S. from the University of Illinois at Urbana-Champaign.
Jeff Robinson.   Mr. Robinson joined Bain Capital Credit in 2002. He is a Managing Director, Head of the Distressed and Special Situations Group, the Portfolio Manager of the firm’s Distressed and Special Situations funds and a Credit Committee member based in Bain Capital Credit’s Boston office. Prior to his current role, he covered the Metals & Mining and Gaming & Leisure sectors and led several of the Firm’s large portfolio purchases. Previously, he was a Senior Manager of Corporate Development at RSA Security where he led the strategic planning efforts of the company. Before RSA, Mr. Robinson was a Senior Consultant at Strategic Decisions Group. Mr. Robinson received an M.B.A. from the Fuqua School of Business at Duke University and a B.S. from Cornell University.
John Wright.   Mr. Wright joined Bain Capital Credit in 2000. He is a Managing Director based in Bain Capital Credit’s Boston office. He is a Credit Committee member, a Portfolio Manager and the Global Head of Credit Investments. Previously, he worked at Evergreen Investments focusing on fixed income mutual funds. Mr. Wright received a B.A. from Tufts University.
Bain Capital Credit’s Credit Committee members do not receive any direct compensation from us for serving in such capacity and the members of Bain Capital Credit’s Credit Committee will receive no separate compensation from us or Bain Capital Credit for serving on Bain Capital Credit’s Credit Committee.

Michael A. Ewald and Michael J. Boyle are our portfolio managers who are primarily responsible for the day-to-day management of our portfolio. The table below shows the dollar range of Common Shares owned by the portfolio managers as of November 30, 2022:
Name of Portfolio Managers	Dollar Range of Equity Securities in the Company(1)
Michael A. Ewald	$	None
Michael J. Boyle	$	None

(1)
Dollar ranges are as follows: none, $1 - $10,000, $10,001 - $50,000, $50,001 - $100,000, $100,001 - $500,000, $500,001 - $1,000,000 or over $1,000,000.

As of June 30, 2022, Messrs. Ewald and Boyle are primarily responsible for the day-to-day management of 9 pooled investment vehicles with a total of approximately $2.3 billion in AUM and 12 other accounts with a total of approximately $4.5 billion in AUM.

MANAGEMENT AGREEMENTS
The Advisor will provide management services to us pursuant to the Investment Advisory Agreement. Under the terms of the Investment Advisory Agreement, the Advisor is responsible for the following:
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determining the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes in accordance with our investment objective, policies and restrictions;

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identifying investment opportunities and making investment decisions for us, including negotiating the terms of investments in, and dispositions of, portfolio securities and other instruments on our behalf;

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monitoring our investments;

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performing due diligence on prospective portfolio companies;

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exercising voting rights in respect of portfolio securities and other investments for us;

•
serving on, and exercising observer rights for, boards of directors and similar committees of our portfolio companies;

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negotiating, obtaining and managing financing facilities and other forms of leverage; and

•
providing us with such other investment advisory and related services as we may, from time to time, reasonably require for the investment of capital.

The Advisor’s services under the Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities, and it intends to do so, so long as its services to us are not impaired.
The base management fee is calculated at an annual rate of 0.75% of our gross assets, including assets purchased with borrowed funds or other forms of leverage but excluding cash and cash equivalents. For services rendered under the Investment Advisory Agreement, the base management fee is payable monthly in arrears. Base management fee for any partial month or quarter will be appropriately pro-rated (based on the number of days actually elapsed at the end of such partial month relative to the total number of days in such month). For purposes of the Investment Advisory Agreement, cash equivalents means U.S. government securities and commercial paper instruments maturing within one year of purchase. The fair value of derivative financial instruments held in the Company’s portfolio will be included in the calculation of gross assets of the Company.
We will pay the Advisor an incentive fee. The incentive fee will consist of two parts — the Income Fee and the Capital Gains Fee — which are described in more detail below.
The Income Fee will be calculated and payable quarterly in arrears based on the Company’s aggregate pre-incentive fee net investment income in respect of the relevant Trailing Twelve Quarters. For purposes of calculating the Income Fee, pre-incentive fee net investment income means the Company’s interest income, distribution income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus operating expenses for the quarter (including the Base Management Fee, any expenses payable under the Administration Agreement, and any interest expense and distributions paid on any issued and outstanding debt or preferred shares, but excluding any distribution or shareholder servicing fees and the Incentive Fee. Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature such as market discount, original issue discount (“OID”), debt instruments with PIK interest, preferred shares with PIK dividends and zero coupon securities, accrued income that the Company has not yet received in cash.
Pre-incentive fee net investment income does not include any realized capital gains or realized capital losses or unrealized capital appreciation or depreciation. Because of the structure of the incentive fee, it is possible that the Company may pay an incentive fee in a quarter where the Company incurs a loss. For example, if the Company receives pre-incentive fee net investment income in excess of the hurdle rate for a quarter, the Company will pay the applicable incentive fee even if the Company has incurred a loss in that quarter due to realized and unrealized capital losses.
Pre-incentive fee net investment income in respect of the relevant Trailing Twelve Quarters is compared to a “Hurdle Amount” equal to the product of (i) the hurdle rate of 1.75% per quarter (7% annualized) and (ii) the sum of our net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. The Hurdle Amount will be calculated after making appropriate adjustments to our NAV at the beginning of each applicable calendar quarter for our subscriptions (which shall include all issuances by us of our Common Shares, including issuances pursuant to the Company’s distribution reinvestment plan) and distributions during the applicable calendar quarter.
The quarterly incentive fee based on income is calculated, subject to the Incentive Fee Cap (as defined below), based on the amount by which (A) aggregate pre-incentive fee net investment income in respect of the relevant Trailing Twelve Quarters exceeds (B) the Hurdle Amount for such Trailing Twelve Quarters. The amount of the excess of (A) over (B) described in this paragraph for such Trailing Twelve Quarters is referred to as the “Excess Income Amount.” The incentive fee based on income that is paid to the Advisor in respect of a particular calendar quarter will equal the Excess Income Amount less the aggregate Income Fees that were paid to the Advisor in the preceding eleven calendar quarters (or portion thereof) comprising the relevant Trailing Twelve Quarters.
The Income Fees for each calendar quarter is determined as follows:
(i)
No incentive fee based on income is payable to the Advisor for any calendar quarter for which there is no Excess Income Amount;

(ii)
100% of the aggregate pre-incentive fee net investment income in respect of the Trailing Twelve Quarters with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the Hurdle Amount, but is less than or equal to an amount, which the Company refers to as the “Catch-Up Amount,” determined as the sum of 2.0588% multiplied by our NAV at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. The “Catch-Up Amount” is meant to provide the Advisor with an incentive fee of 15% on all of the Company’s pre-incentive fee net investment income when the Company’s aggregate pre-incentive fee net investment income in respect of the relevant Trailing Twelve Quarters reaches the Catch-Up Amount in respect of the relevant Trailing Twelve Quarters; and

(iii)
15% of the aggregate pre-incentive fee net investment income in respect of the Trailing Twelve Quarters that exceeds the Catch-Up Amount.

Pre-Incentive Fee Net Investment Income
(expressed as a percentage of the value of net assets per quarter)
Percentage of each Class’s Pre-Incentive Fee Net Investment Income
Allocated to Quarterly Incentive Fee
Incentive Fee Cap
The incentive fee based on income is subject to a cap (the “Incentive Fee Cap”). The Incentive Fee Cap in respect of any calendar quarter is an amount equal to 15% of the Cumulative Net Return (as defined below) during the relevant Trailing Twelve Quarters less the aggregate incentive fees based on income that were paid to the Advisor in the preceding eleven calendar quarters (or portion thereof) comprising the relevant Trailing Twelve Quarters.
“Cumulative Net Return” during the relevant Trailing Twelve Quarters means (x) the pre-incentive fee net investment income in respect of the relevant Trailing Twelve Quarters less (y) any Net Capital Loss, if any, in respect of the relevant Trailing Twelve Quarters. If, in any quarter, the Incentive Fee Cap is zero or a negative value, the Company will pay no Income Fee to the Advisor in respect of that quarter. If, in any quarter, the Incentive Fee Cap for such quarter is a positive value but is less than the Income Fee that is payable to the Advisor for such quarter calculated as described above, the Company will pay an incentive fee based on income to the Advisor equal to the Incentive Fee Cap in respect of such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is equal to or greater than the Income Fee that is payable to the Advisor for such quarter calculated as described above, the Company will pay an incentive fee based on income to the Advisor equal to the incentive fee calculated as described above for such quarter without regard to the Incentive Fee Cap.
“Net Capital Loss” in respect of a particular period means the difference, if positive, between (i) aggregate capital losses, whether realized or unrealized, in respect of such period and (ii) aggregate capital gains, whether realized or unrealized, in respect of such period.
Annual Incentive Fee Based on Capital Gains
The second part of the incentive fee is a Capital Gains Fee that will be determined and payable in arrears in cash as of the end of each fiscal year (or upon termination of the Investment Advisory Agreement, as of the termination date), and will equal 15% of the Company’s realized capital gains on a cumulative basis from inception through the end of the fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid Capital Gains Fees. In determining the capital gains incentive fee payable to the Advisor, we calculate the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since our inception, and the aggregate unrealized capital depreciation as of the date of the calculation, as applicable, with respect to each of the investments in our portfolio. For this purpose, cumulative aggregate realized capital gains, if any, equals the sum of the differences between the net sales price of each investment, when sold, and the cost of such investment. Cumulative aggregate realized capital losses equals the sum of the amounts by which the net sales price of each investment, when sold, is less than the cost of such investment. Aggregate unrealized capital depreciation equals the sum of the difference, if negative, between the valuation of each investment as of the applicable calculation date and the cost of such investment. At the end of the applicable year, the amount of capital gains that serves as the basis for our calculation of the capital gains incentive fee equals the cumulative aggregate realized capital gains less cumulative aggregate realized capital losses, less aggregate unrealized capital depreciation, with respect to our portfolio of investments. If this number is positive at the end of such year, then the capital gains incentive fee for such year will equal 15% of such amount, less the aggregate amount of any capital gains incentive fees paid in respect of our portfolio in all prior years as calculated in accordance with the below.
Income Related Portion of Incentive Examples
Examples of Quarterly Incentive Fee Calculation:
Example 1 — Three Quarters in which Pre-Incentive Fee Net Investment Income Exceeds the Hurdle Amount and Catch-up Amount
Assumptions
Stable net asset value (NAV) of $100 million across all quarters
Investment income for each of the quarters (including interest, dividends, fees, etc.) = 4.34%
Hurdle rate(1) = 1.75%
Management fee(1) = 0.1875%
Other expenses (legal, accounting, custodian, transfer agent, etc.)(2) = 0.1525%
Pre-incentive fee net investment income for each quarter
(investment income−(management fee + other expenses)) = %

Realized capital gains of 1% each quarter
Assumes no other quarters in the applicable Trailing Twelve Quarters

(*)
The hypothetical amount of pre-incentive fee net investment income shown is based on a percentage of total net assets.

(1)
Represents 7% annualized hurdle rate and 0.75% annualized management fee.

(2)
Excludes organizational and offering expenses.

Incentive fee for first quarter
Aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters = $4,000,000
Hurdle Amount = Q1 NAV × 1.75% = $100,000,000 × 0.0175 = $1,750,000
Excess Income Amount = pre-incentive fee net investment income during the relevant Trailing Twelve Quarters−Hurdle Amount = $4,000,000−$1,750,000 = $2,250,000
Catch-up Fee Amount = 100% of pre-incentive fee net investment income that is greater than $1,750,000 (the Hurdle Amount) but less than 2.0588% × Q1 NAV, or $2,058,800. This Catch-up Fee Amount equals $308,800
Post Catch-up Fee Amount = 15% of pre-incentive fee net investment income that exceeds the Catch-up Amount = 0.15 × ($4,000,000−$2,058,800) = $291,180
Catch-up Fee Amount + Post Catch-up Fee Amount = income incentive fee payment = $599,980
No income incentive fee previously paid during the Trailing Twelve Quarters
Incentive Fee Cap = 15% of Cumulative Net Return during the relevant Trailing Twelve Quarters
Cumulative Net Return = pre-incentive fee net investment income during the relevant Trailing Twelve Quarters−Net Capital Loss in respect of the relevant Trailing Twelve Quarters
No Net Capital Loss
Therefore Incentive Fee Cap = 15% of aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters = income incentive fee and the cap is not applied
Incentive fee for second quarter
Aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters = $4,000,000 + $4,000,000 = $8,000,000
Hurdle Amount = (Q1 NAV + Q2 NAV) × 1.75% = $200,000,000 × 0.0175 = $3,500,000
Excess Income Amount = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters (e.g., Q1 and Q2)−Hurdle Amount = $8,000,000−$3,500,000 = $4,500,000
Catch-up Fee Amount = 100% of pre-incentive fee net investment income that is greater than $3,500,000 (the Hurdle Amount) but less than 2.0588% × (Q1 NAV + Q2 NAV), or $4,117,600. This Catch-up Fee Amount equals $617,600
Post Catch-up Fee Amount = 15% of pre-incentive fee net investment income that exceeds the Catch-up Amount = 0.15 × ($8,000,000−$4,117,600) = $582,360
Catch-up Fee Amount + Post Catch-up Fee Amount = income incentive fee payment = $1,199,960

$599,980 income incentive fee previously paid during the Trailing Twelve Quarters
Total income incentive fee payment for Q2 = income incentive fee payment−amount previously paid = $599,980
Incentive Fee Cap = 15% of Cumulative Net Return during the relevant Trailing Twelve Quarters Cumulative Net Return = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters−Net Capital Loss in respect of the relevant Trailing Twelve Quarters
No Net Capital Loss
Therefore Incentive Fee Cap = 15% of aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters = income incentive fee and the cap is not applied
Incentive fee for third quarter
Aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters = $$4,000,000 + $4,000,000 + $4,000,000 = $12,000,000
Hurdle Amount = (Q1 NAV + Q2 NAV + Q3 NAV) × 1.75% = $300,000,000 × 0.0175 = $5,250,000
Excess Income Amount = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters (e.g., Q1, Q2 and Q3)−Hurdle Amount = $12,000,000−$5,250,000 = $6,750,000
Catch-up Fee Amount = 100% of pre-incentive fee net investment income that is greater than $5,250,000 (the Hurdle Amount) but less than 2.0588% × (Q1 NAV + Q2 NAV + Q3 NAV), or $6,176,400. This Catch-up Fee Amount equals $926,400
Post Catch-up Fee Amount = 15% of pre-incentive fee net investment income that exceeds the Catch-up Amount = 0.15 × ($12,000,000−$6,176,400) = $873,540
Catch-up Fee Amount + Post Catch-up Fee Amount = income incentive fee payment = $1,799,940
$1,199,960 income incentive fee previously paid during the Trailing Twelve Quarters
Total income incentive fee payment for Q3 = income incentive fee payment−amount previously paid = $599,980
Incentive Fee Cap = 15% of Cumulative Net Return during the relevant Trailing Twelve Quarters
Cumulative Net Return = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters−Net Capital Loss in respect of the relevant Trailing Twelve Quarters
No Net Capital Loss
Therefore Incentive Fee Cap = 15% of aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters = income incentive fee and the cap is not applied
Example 2 — Three Quarters in which Pre-Incentive Fee Net Investment Income does not meet the Hurdle Amount for one Quarter
Assumptions
Stable NAV of $100 million across all quarters
Investment income for Q1 (including interest, dividends, fees, etc.) = 0.34%

Investment income for Q2 (including interest, dividends, fees, etc.) = 4.34%
Investment income for Q3 (including interest, dividends, fees, etc.) = 4.84%
Hurdle rate(1) = 1.75%
Management fee(1) = 0.1875%
Other expenses (legal, accounting, custodian, transfer agent, etc.)(2) = 0.1525% for each quarter
Pre-incentive fee net investment income for Q1
(investment income − (management fee + other expenses)) = 0.0%
Pre-incentive fee net investment income for Q2
(investment income − (management fee + other expenses)) = 4.0%
Pre-incentive fee net investment income for Q3
(investment income − (management fee + other expenses)) = 4.5%
Realized capital gains of 1% each quarter
Assumes no other quarters in the applicable Trailing Twelve Quarters
Incentive fee for first quarter
Aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters = $0
Hurdle Amount = Q1 NAV × 1.75% = $100,000,000 × 0.0175 = $1,750,000
Aggregate pre-incentive fee net investment income < Hurdle Amount. Therefore, no income incentive fee is payable for the quarter
Incentive fee for second quarter
Aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters = $0 + $4,000,000 = $4,000,000
Hurdle Amount = (Q1 NAV + Q2 NAV) × 1.75% = $200,000,000 × 0.0175 = $3,500,000
Excess Income Amount = (aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters (e.g., Q1 and Q2))−Hurdle Amount− $4,000,000−$3,000,000 = $500,000
Catch-up Fee Amount = 100% of pre-incentive fee net investment income that is greater than $3,500,000 (the Hurdle Amount) but less than 2.0588% × (Q1 NAV + Q2 NAV), or $4,117,600. This Catch-up Fee Amount equals $4,000,000−$3,500,000, or $500,000
Aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters < the Catch-up Amount
Income incentive fee payment = $500,000
$0 income incentive fee previously paid during the Trailing Twelve Quarters
Total income incentive fee payment for Q2 = income incentive fee payment−amount previously paid = $500,000
Incentive Fee Cap = 15% of Cumulative Net Return during the relevant Trailing Twelve Quarters Cumulative Net Return = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters−Net Capital Loss in respect of the Trailing Twelve Quarters

No Net Capital Loss
Therefore Incentive Fee Cap = 15% of aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters = income incentive fee and the cap is not applied
Incentive fee for third quarter
Aggregate pre-incentive fee net investment income = $0 + $4,000,000 + $4,500,000 = $8,500,000
Hurdle Amount = (Q1 NAV + Q2 NAV +Q3 NAV) × 1.75% = $300,000,000 × 0.0175 = $5,250,000
Excess Income Amount = (aggregate pre-incentive fee net investment income for Q1, Q2 and Q3) — Hurdle Amount = $8,500,000 — $5,250,000 = $3,250,000
Catch-up Fee Amount = 100% of pre-incentive fee net investment income that is greater than $5,250,000 (the Hurdle Amount) but less than 2.0588% × (Q1 NAV + Q2 NAV + Q3 NAV), or $6,176,400. This Catch-up Fee Amount equals $6,176,400 — $5,250,000, or $926,400
Post Catch-up Fee Amount = 15% of pre-incentive fee net investment income that exceeds the Catch-up Amount = 0.15 × ($8,500,000 — $6,176,400) = $348,540
Catch-up Fee Amount + Post Catch-up Fee Amount = income incentive fee payment = $1,274,940
$500,000 income incentive fee previously paid during the Trailing Twelve Quarters
Total income incentive fee payment for Q3 = income incentive fee payment — amount previously paid = $774,940
Incentive Fee Cap = 15% of Cumulative Net Return during the relevant Trailing Twelve Quarters
Cumulative Net Return = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters — Net Capital Loss in respect of the Trailing Twelve Quarters
No Net Capital Loss
Therefore Incentive Fee Cap = 15% of aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters = income incentive fee and the cap is not applied
Example 3 — Three Quarters in which Pre-Incentive Fee Net Investment Income Exceeds the Hurdle Rate with Net Capital Losses
Assumptions
Stable NAV of $100 million across all quarters
Investment income for each of the quarters (including interest, dividends, fees, etc.) = 4.34%
Hurdle rate(1) =1.75%
Management fee(1) = 0.1875%
Other expenses (legal, accounting, custodian, transfer agent, etc.)(2) = 0.1525%
Pre-incentive fee net investment income (investment income  —  (management fee + other expenses)) = 4.0%
Unrealized capital losses of 1% each of Q1 and Q2 and a 3% unrealized loss in Q3
Assumes no other quarters in the applicable Trailing Twelve Quarters

Incentive fee for first quarter
Aggregate pre-incentive fee net investment income = $4,000,000
Hurdle Amount = Q1 NAV × 1.75% = $100,000,000 × 0.0175 = $1,750,000
Excess Income Amount = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters — Hurdle Amount = $4,000,000 — $1,750,000 = $2,250,000
Catch-up Fee Amount = 100% of pre-incentive fee net investment income that is greater than $1,750,000 (the Hurdle Amount) but less than 2.0588% × Q1 NAV, or $2,058,800. This Catch-up Fee Amount equals $308,800
Post Catch-up Fee Amount = 15% of pre-incentive fee net investment income that exceeds the Catch-up Amount = 0.15 × ($4,000,000 — $2,058,800) = $291,180
Catch-Up Fee Amount + Post Catch-up Fee Amount = income incentive fee payment = $599,980
No income incentive fee previously paid during the Trailing Twelve Quarters
Incentive Fee Cap = 15% of Cumulative Net Return during the Trailing Twelve Quarters Cumulative Net Return = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters  —  Net Capital Loss during the relevant Trailing Twelve Quarters
Net Capital Loss = $1,000,000
Cumulative Net Return = $4,000,000  —  $1,000,000 = $3,000,000
Therefore Incentive Fee Cap = 15% × $3,000,000 = $450,000. Since the Incentive Fee Cap ($450,000) is less than the income incentive fee ($599,980), the Incentive Fee Cap is applied and a $450,000 income incentive fee is paid for the quarter
Incentive fee for second quarter
Aggregate pre-incentive fee net investment income = $4,000,000 + $4,000,000 = $8,000,000
Hurdle Amount = (Q1 NAV + Q2 NAV) × 1.75% = $200,000,000 × 0.0175 = $3,500,000
Excess Income Amount = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters (e.g., Q1 and Q2) — Hurdle Amount = $8,000,000 — $3,500,000 = $4,500,000
Catch-up Fee Amount = 100% of pre-incentive fee net investment income that is greater than $3,500,000 (the Hurdle Amount) but less than 2.0588% × (Q1 NAV + Q2 NAV), or $4,117,600. This Catch-up Fee Amount equals $617,600
Post Catch-up Fee Amount = 15% of pre-incentive fee net investment income that exceeds the Catch-up Amount = 0.15 × ($8,000,000 — $4,117,600) = $582,360
Catch-Up Fee Amount + Post Catch-up Fee Amount = income incentive fee payment = $1,199,960
$450,000 income incentive fee previously paid during the Trailing Twelve Quarters
Total income incentive fee payment for Q2 = income incentive fee payment — amount previously paid = $749,960
Incentive Fee Cap = 15% of Cumulative Net Return for the Trailing Twelve Quarters — income incentive fees previously paid for the Trailing Twelve Quarters Cumulative Net Return = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters — Net Capital Loss in respect of the Trailing Twelve Quarters Net Capital Loss = $2,000,000 Cumulative Net Return = $8,000,000 — $2,000,000 = $6,000,000

Therefore Incentive Fee Cap = (15% × $6,000,000) — $450,000 = $450,000. Since the Incentive Fee Cap ($450,000) is less than the income incentive fee ($749,960), the Incentive Fee Cap is applied and a $450,000 income incentive fee is paid for the quarter
Incentive fee for third quarter
Aggregate pre-incentive fee net investment income = $4,000,000 + $4,000,000 + $4,000,000 = $12,000,000
Hurdle Amount = (Q1 NAV + Q2 NAV + Q3 NAV) × 1.75% = $300,000,000 × 0.0175 = $5,250,000
Excess Income Amount = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters (e.g., Q1, Q2 and Q3) — Hurdle Amount = $12,000,000 — $5,250,000 = $6,750,000
Catch-up Fee Amount = 100% of pre-incentive fee net investment income that is greater than $5,250,000 (the Hurdle Amount) but less than 2.0588% × (Q1 NAV + Q2 NAV + Q3 NAV), or $6,176,400. This Catch-up Fee Amount equals $926,400
Post Catch-up Fee Amount = 15% of pre-incentive fee net investment income that exceeds the Catch-up Amount = 0.15 × ($12,000,000 — $6,176,400) = $873,540
Catch-up Fee Amount + Post Catch-up Fee Amount = income incentive fee payment = $1,799,940
$900,000 income incentive fee previously paid during the Trailing Twelve Quarters
Total income incentive fee payment for Q3 = income incentive fee payment — amount previously paid = $899,940
Incentive Fee Cap = 15% of Cumulative Net Return for the Trailing Twelve Quarters — income incentive fees previously paid for the Trailing Twelve Quarters Cumulative Net Return = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters — Net Capital Loss in respect of the Trailing Twelve Quarters Net Capital Loss = $5,000,000 Cumulative Net Return = $12,000,000 — $5,000,000 = $7,000,000
Therefore Incentive Fee Cap = (15% × $7,000,000)  —  $900,000 previously paid during the Trailing Twelve Quarters = $150,000. Since the Incentive Fee Cap ($150,000) is less than the income incentive fee ($899,940), the Incentive Fee Cap is applied and a $150,000 income incentive fee is paid for the quarter
Example of Capital Gains Portion of Incentive Fee:
Assumptions
Year 1:   $25.0 million investment made in Company A (“Investment A”), $35.0 million investment made in Company B (“Investment B”) and $30.0 million investment made in Company C (“Investment C”)
Year 2:   Investment A sold for $35.0 million, fair value of Investment B determined to be $30.0 million and fair value of Investment C determined to be $32.0 million
Year 3:   Fair value of Investment B determined to be $34.0 million and Investment C sold for $35.0 million
Year 4:   Fair value of Investment B determined to be $45.0 million
Determination of Incentive Fee based on capital gains
The Incentive Fee based on capital gains, if any, would be:

Year 1:   None
Year 2:   $0.75 million
The portion of the incentive fee based on capital gains equals (A) 15% of our realized capital gains, if any, on a cumulative basis from inception through the end of the fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, minus (B) the aggregate amount of any previously paid capital gain incentive. Therefore, using the assumptions above, the incentive fee based on capital gains equals (A) 15% × ($10.0 million-$5.0 million) minus (B) $0. Therefore, the incentive fee based on capital gains equals $0.75 million.
Year 3:   $1.350 million, which is calculated as follows:
The incentive fee based on capital gains equals (A) 15% × ($15.0 million-$1.0 million) minus (B) $0.75 million. Therefore, the incentive fee based on capital gains equals $1.350 million.
Year 4:   $0.15 million, which is calculated as follows:
The incentive fee based on capital gains equals (x) (A) 15% × ($15.0 million-$0.0 million) minus (B) $2.1 million. Therefore, the incentive fee based on capital gains equals $0.15 million.
The Board will monitor the mix and performance of our investments over time and will seek to satisfy itself that the Advisor is acting in our interests and that our fee structure appropriately incentivizes the Advisor to do so.
We have also entered into an Administration Agreement with the Administrator, pursuant to which the Administrator will provide the administrative services necessary for us to operate, and we will utilize the Administrator’s office facilities, equipment and recordkeeping services. Pursuant to the Administration Agreement, the Administrator has agreed to oversee our public reporting requirements and tax reporting and monitor our expenses and the performance of professional services rendered to us by others. The Administrator has also hired a sub-administrator to assist in the provision of administrative services. We may reimburse the Administrator for its costs and expenses and our allocable portion of overhead incurred by it in performing its obligations under the Administration Agreement, including compensation paid to or compensatory distributions received by our officers (including our Chief Compliance Officer and Chief Financial Officer) and any of their respective staff who provide services to us, operations staff who provide services to us, and internal audit staff, if any, to the extent internal audit performs a role in our Sarbanes-Oxley internal control assessment. Our allocable portion of overhead will be determined by the Administrator, which expects to use various methodologies such as allocation based on the percentage of time certain individuals devote, on an estimated basis, to the business and affairs of the Company, and will be subject to oversight by the Board. The sub-administrator will be paid its compensation for performing its sub-administrative services under the sub-administration agreement. The Administrator would not seek reimbursement in the event that any such reimbursements would cause any distributions to our shareholders to constitute a return of capital. See “Fees and Expenses.” In addition, the Administrator is permitted to delegate its duties under the Administration Agreement to affiliates or third parties and we will reimburse the expenses of these parties incurred and paid by the Advisor on our behalf.
Both the Investment Advisory Agreement and the Administration Agreement have been approved by the Board. Unless earlier terminated as described below, both the Investment Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from their effective date and will remain in effect from year to year thereafter if approved annually by (i) the vote of the Board, or by the vote of a majority of our outstanding voting securities, and (ii) the vote of a majority of our Independent Trustees. The Investment Advisory Agreement and the Administration Agreement will automatically terminate in the event of assignment. Both the Investment Advisory Agreement and the Administration Agreement may be terminated by either party without penalty upon not less than 60 days’ written notice to the other. Upon termination of the Investment Advisory Agreement, the Company will be required to change its name which may have a material adverse impact on the Company’s operations.
Under the Investment Advisory Agreement, the Advisor shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Company in connection with the matters to which the Investment Advisory Agreement relates, provided that the Advisor shall not be protected against any liability to the Company or its shareholders to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the reckless disregard of its duties and obligations (“disabling conduct”). The Investment Advisory Agreement provides that, absent disabling conduct, the Advisor and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it (collectively, the “Indemnified Parties”) will be entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Advisor’s services under the Investment Advisory Agreement or otherwise as adviser for us. The Advisor shall not be liable under their respective agreements with us or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent; provided, that such broker or other agent shall have been selected, engaged or retained and monitored by the Advisor in good faith, unless such action or inaction was made by reason of disabling conduct, or in the case of a criminal action or proceeding, where the Advisor had reasonable cause to believe its conduct was unlawful. In addition, we will not provide for indemnification of an Indemnified Party for any liability or loss suffered by such Indemnified Party, nor will we provide that an Indemnified Party be held harmless for any loss or liability suffered by us, unless: (1) we have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest; (2) the Indemnified Party was acting on our behalf or performing services for us; (3) such liability or loss was not the result of negligence or misconduct, in the case that the Indemnified Party is the Advisor, an affiliate of the Advisor or one of our officers; and (4) the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.
United States federal and state securities laws may impose liability under certain circumstances on persons who act in good faith. Nothing in the Investment Advisory Agreement will constitute a waiver or limitation of any rights that the Company may have under any applicable federal or state securities laws.

RELATED PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS
As a diversified private investment firm, Bain Capital and its affiliates, including Bain Capital Credit and our Advisor, engage in a broad range of activities, including investment activities for their own account and for the account of other investment funds or accounts, and provide investment banking, advisory, management and other services to funds and operating companies. Bain Capital currently has a number of Affiliate Advisors, each of which focuses primarily on a different investment strategy, although such investment strategies overlap from time to time. The conflicts of interest that we may encounter include those discussed below and elsewhere throughout this prospectus. Dealing with conflicts of interest is complex and difficult, and new and different types of conflicts may subsequently arise.
In the ordinary course of conducting our activities, our interests and the interests of our shareholders may conflict with the interests of our Advisor, Bain Capital Credit Funds, Related Funds or their respective affiliates. There are numerous potential and actual conflicts of interest among us, the Bain Capital Credit Funds, the Affiliate Advisors, and the Related Funds. For example, our Advisor is entitled to a management and incentive fee under the terms of the Investment Advisory Agreement. The existence of the incentive fee may create an incentive for our Advisor to cause us to make more speculative investments than we would otherwise make in the absence of performance-based compensation.
Bain Capital Credit and its Affiliate Advisors manage a number of pooled investment vehicles that may desire to invest in the same investment opportunities. Bain Capital Credit and its Affiliate Advisors have adopted written allocation policies that seek to allocate investment opportunities among investment vehicles fairly and equitably over time. We may invest alongside the Bain Capital Credit Funds and/or Related Funds in certain circumstances where doing so is consistent with our investment strategy, as well as applicable law and SEC staff interpretations. We believe that co-investment by us and such Bain Capital Credit Funds and/or Related Funds affords us additional investment opportunities and an ability to achieve greater asset diversification. We, our Advisor and Bain Capital Credit have been granted an exemptive relief order by the SEC which permits us greater flexibility to negotiate the terms of co-investments if our Board determines that it would be advantageous for us to co-invest with other Bain Capital Credit Funds and/or Related Funds in a manner consistent with our investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Specifically, our exemptive relief order permits us to invest with other Bain Capital Credit Funds and/or Related Funds in the same portfolio companies under circumstances in which such investments would otherwise not be permitted by the 1940 Act. This exemptive order permitting co-investment transactions generally applies only if the Independent Trustees and Trustees who have no financial interest in such transaction review and approve in advance each co-investment transaction. The exemptive order also imposes other conditions with which we must comply in order to engage in certain co-investment transactions.
In addition, it is expected that most or all of the Bain Capital Credit officers and employees responsible for managing us will have responsibilities with respect to other funds or accounts managed by Bain Capital Credit, including funds and accounts that may be raised in the future. Such officers and employees will spend substantial time monitoring the investments of Bain Capital Credit Funds. Conflicts of interest may arise in allocating time, services or functions of these officers and employees. The Affiliate Advisors have existing and potential advisory and other relationships with a significant number of portfolio companies and other clients, and have in the past and may in the future provide financing, services, advice or otherwise deal with third parties whose interests conflict with the interests of a company in which a Bain Capital Credit Client, including us, has invested, such as competitors, suppliers or customers of a company in which the Bain Capital Credit Client has invested. On occasion, an Affiliate Advisor will recommend or cause such a third party to take actions that are adverse to a Bain Capital Credit Client or companies in which it has invested. Moreover, our Advisor, Bain Capital Credit and Bain Capital sponsor and manage various investment vehicles, and may form new investment vehicles in the future, that may compete with us for investment opportunities. Bain Capital Credit Funds and/or Related Funds may make certain investments that are appropriate for us and, as a result, we may receive a smaller allocation of any such investment or no allocation at all.

Our Audit Committee conducts quarterly reviews of any potential related party transactions brought to its attention and, during these reviews, it also considers any conflicts of interest brought to its attention pursuant to our Code of Conduct or Code of Ethics. Each of our Trustees and executive officers is instructed and periodically reminded to inform our Chief Compliance Officer of any potential related party transactions. In addition, each such Trustee and executive officer completes a questionnaire on an annual basis designed to elicit information about any potential related party transactions.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS
As of November 30, 2022, there were 200 Common Shares issued and outstanding and as of November 30, 2022, there was one shareholder of record. The following table sets out, immediately prior to this offering, certain ownership information (rounded to the nearest whole share) with respect to our Common Shares for those persons who directly or indirectly own, control or hold with the power to vote 5% or more of our outstanding Common Shares, all of our Trustees and all officers and Trustees as a group. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if the person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire these powers within 60 days. Ownership information for those persons who beneficially own 5% or more of the outstanding our Common Shares is based upon Schedule 13D, Schedule 13G, Form 13F or other filings by such persons with the SEC and other information obtained from such persons.
Name and Address(1)	Percentage of Common Shares Outstanding
	Shares Owned	Percentage
Interested Trustees
Michael Boyle
Michael A. Ewald	—	—
Jeffrey B. Hawkins	—	—
Independent Trustees
Amy Butte	—	—
David G. Fubini	—	—
Thomas A. Hough	—	—
Jay Margolis	—	—
Clare S. Richer	—	—
Executive Officers Who Are Not Directors
Sally F. Dornaus	—	—
James Goldman	—	—
Michael Treisman	—	—
Jessica Yeager	—	—
Other
BCSF Advisors, LP	100	100%
All officers and Trustees as a group (12 persons)		*

*
Less than 1.0%.

(1)
The address for each of our Trustees and executive officers and for BCSF Advisors, LP is 200 Clarendon Street, 37th Floor, Boston, MA 02116.

The following table sets forth the dollar range of our equity securities as of November 30, 2022.
Name and Address(1)	Dollar Range of Equity Securities in Fund(2)(3)
Interested Trustees
Michael Boyle	—
Michael A. Ewald	—
Jeffrey B. Hawkins	—
Independent Trustees(1)
Amy Butte	—
David G. Fubini	—
Thomas A. Hough	—
Jay Margolis	—
Clare S. Richer	—

*
Less than 1.0%.

(1)
Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

(2)
The dollar range of equities securities expected to be beneficially owned by our Trustees is based on the initial public offering price of $25.00 per share.

(3)
The dollar range of equity securities beneficially owned are: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000 or over $100,000.

DETERMINATION OF NET ASSET VALUE
In accordance with the procedures adopted by our Board, the NAV per share of our outstanding Common Shares is determined monthly by dividing the value of total assets minus liabilities by the total number of shares outstanding at the date as of which the determination is made.
We conduct the valuation of our assets, pursuant to which our NAV shall be determined, at all times consistent with U.S. GAAP and the 1940 Act. We apply ASC 820, which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. The fair value of a financial instrument is the amount that would be received in an orderly transaction between market participants at the measurement date. We determine the fair value of investments consistent with our valuation policy. We disclose the fair value of our investments in a hierarchy which prioritizes and ranks the level of market observability used in the determination of fair value. In accordance with ASC 820, these levels are summarized below:
•
Level 1 — Valuations based on quoted prices (unadjusted) in active markets for identical assets or liabilities at the measurement date.

•
Level 2 — Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•
Level 3 — Valuations based on inputs that are unobservable and significant to the fair value measurement.

A financial instrument’s level within the hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuations of Level 2 investments are generally based on quotations received from pricing services, dealers or brokers. Consideration is given to the source and nature of the quotations and the relationship of recent market activity to the quotations provided.
Transfers between levels, if any, are recognized at the beginning of the reporting period in which the transfers occur. We evaluate the source of inputs used in the determination of fair value, including any markets in which the investments, or similar investments, are trading. When the fair value of an investment is determined using inputs from a pricing service (or principal market makers), we consider various criteria in determining whether the investment should be classified as a Level 2 or Level 3 investment. Criteria considered include the pricing methodologies of the pricing services (or principal market makers) to determine if the inputs to the valuation are observable or unobservable, as well as the number of prices obtained and an assessment of the quality of the prices obtained. The level of an investment within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment.
The value assigned to these investments is based upon available information and may fluctuate from period to period. In addition, it does not necessarily represent the amount that might ultimately be realized upon sale. Due to inherent uncertainty of valuation, the estimated fair value of investments may differ from the value that would have been used had a ready market for the security existed, and the difference could be material.
Investments for which market quotations are readily available are typically valued at such market quotations. Market quotations are obtained from an independent pricing service, where available. If a price cannot be obtained from an independent pricing service or if the independent pricing service is not deemed to be current with the market, certain investments that we hold are valued on the basis of prices provided by principal market makers. Generally investments marked in this manner are marked at the mean of the bid and ask of the independent broker quotes obtained. To validate market quotations, we utilize a number of factors to determine if the quotations are representative of fair value, including the source and number of quotations. In accordance with Rule 2a-5 of the 1940 Act, the Board has designated the Adviser as the “valuation designee.” The Board and the Audit Committee, oversees the activities, methodology and processes of the valuation designee. Debt and equity securities that are not publicly traded or whose market prices are not readily available are valued at fair value by our Adviser as valuation designee based on, among other things, the input of one or more independent valuation firms, subject at all times to the oversight of our Board.

With respect to unquoted securities, we value each investment considering, among other measures, discounted cash flow models, comparisons of financial ratios of peer companies that are public and other factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate and/or assist us in our valuation. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.
The Company has retained one or more independent valuation firms to review the valuation of each of our portfolio investments constituting a material portion of our portfolio for which market quotations are not available at least once during each 12-month period. However, we may exclude from such independent review de minimis investments of less than 1.0% of our total assets (up to an aggregate of 10% of our total assets).
With respect to investments for which market quotations are not readily available, our Board undertakes a multi-step valuation process each quarter, as described below:
•
Our monthly valuation process begins with each portfolio company or investment being initially valued by the investment professionals of our Advisor responsible for the portfolio investment or by an independent valuation firm;

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Valuation conclusions are then documented and discussed with our senior management prior to being finalized;

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Our Board and Audit Committee periodically review the valuation process and provides oversight in accordance with the requirements of Rule 2a-5; and

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At least once annually, the valuation for each portfolio investment constituting a material portion of our portfolio will be reviewed by an independent valuation firm.

In following this approach, the types of factors that are taken into account in the fair value pricing of investments include, as relevant, but are not limited to: comparison to publicly traded securities, including factors such as yield, maturity and measures of credit quality; the enterprise value of a portfolio company; the nature and realizable value of any collateral; the portfolio company’s ability to make payments and its earnings and discounted cash flows; and the markets in which the portfolio company does business. In cases where an independent valuation firm provides fair valuations for investments, the independent valuation firm provides a fair valuation report, a description of the methodology used to determine the fair value and their analysis and calculations to support their conclusion. We currently conduct this valuation process on a monthly basis.
Determination of fair value involves subjective judgments and estimates. Accordingly, the notes to our consolidated financial statements express the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our consolidated financial statements.

DESCRIPTION OF COMMON SHARES
General
The terms of the Declaration of Trust authorize an unlimited number of Common Shares of any class, par value $0.01 per share, of which 200 shares were outstanding as of November 30, 2022, and an unlimited number of shares of preferred shares, par value $0.01 per share. The Declaration of Trust provides that the Board may classify or reclassify any unissued Common Shares into one or more classes or series of Common Shares or preferred shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. There is currently no market for our Common Shares, and we can offer no assurances that a market for our shares will develop in the future. We do not intend for the shares offered under this prospectus to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our shares. No shares have been authorized for issuance under any equity compensation plans. Under the terms of our Declaration of Trust, shareholders shall be entitled to the same limited liability extended to shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law, 8 Del. C. § 100, et. seq. Our Declaration of Trust provides that no shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Company’s assets or the affairs of the Company by reason of being a shareholder.
None of our shares are subject to further calls or to assessments, sinking fund provisions, obligations of the Company or potential liabilities associated with ownership of the security (not including investment risks). In addition, except as may be provided by the Board in setting the terms of any class or series of Common Shares, no shareholder shall be entitled to exercise appraisal rights in connection with any transaction.
Outstanding Securities
Title of Class	Amount Authorized	Amount Held by Company for its Account	Amount Outstanding as of November 30, 2022
Class S	Unlimited	—	—
Class D	Unlimited	—	—
Class I	Unlimited	—	200
Common Shares
Under the terms of our Declaration of Trust, all Common Shares will have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our Common Shares if, as and when authorized by our Board and declared by us out of funds legally available therefore. Except as may be provided by our Board in setting the terms of classified or reclassified shares, our Common Shares will have no preemptive, exchange, conversion, appraisal or redemption rights and will be freely transferable, except where their transfer is restricted by federal and state securities laws or by contract and except that, in order to avoid the possibility that our assets could be treated as “plan assets,” we may require any person proposing to acquire Common Shares to furnish such information as may be necessary to determine whether such person is a benefit plan investor or a controlling person, restrict or prohibit transfers of such shares or redeem any outstanding shares for such price and on such other terms and conditions as may be determined by or at the direction of the Board. In the event of our liquidation, dissolution or winding up, each share of our Common Shares would be entitled to share pro rata in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred shares, if any preferred shares are outstanding at such time. Subject to the rights of holders of any other class or series of shares, each share of our Common Shares will be entitled to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. Except as may be provided by the Board in setting the terms of classified or reclassified shares, and subject to the express terms of any class or series of preferred shares, the holders of our Common Shares will possess exclusive voting power. There will be no cumulative voting in the election of Trustees. Subject to the special rights of the holders of any class or series of preferred shares to elect Trustees, each Trustee will be elected by a plurality of the votes cast with respect to such Trustee’s election except in the case of a “contested election” (as defined in our bylaws), in which case Trustees will be elected by a majority of the votes cast in the contested election of Trustees. Pursuant to our Declaration of Trust, our Board may amend the bylaws to alter the vote required to elect Trustees.
You may withdraw a subscription after submission at any time before we have accepted the subscription, which we will generally not do any earlier than two business days before the first day of each month. You may withdraw your purchase request, including during the period before we break escrow, by notifying the transfer agent, through your financial intermediary or directly on the toll-free, automated telephone line at 888-484-1944.
During the escrow period, the per share purchase price for our Common Shares will be $25.00. After the close of the escrow period, shares will be sold at the then-current NAV per share, as described above.
We will report our NAV per share as of the last day of each month on our website within 20 business days of the last day of each month. Because subscriptions must be submitted at least five business days prior to the first day of each month, you will not know the NAV per share at which you will be subscribing at the time you subscribe.
For example, if you are subscribing in October, your subscription must be submitted at least five business days prior to November 1. The purchase price for your shares will be the NAV per share determined as of October 31. The NAV per share as of October 31 will generally be available within 20 business days from October 31.
If you meet the suitability standards described under “Suitability Standards” above, you may invest via an IRA, SEP or other after-tax deferred account. If you would like to invest through one of these account types, you should contact your custodian, trustee or other authorized person for the account to subscribe. They will process the subscription and forward it to us, and we will send the confirmation and notice of our acceptance back to them.
Please be aware that in purchasing shares, custodians or directors of, or any other person providing advice to, employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other applicable laws. These additional fiduciary duties may require the custodian, trustee, director, or any other person providing investment advice to employee pension benefit plans or IRAs to provide information about the services provided and fees received, separate and apart from the disclosures in this prospectus. In addition, prior to purchasing shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law.
Subject to FINRA limitations on underwriting compensation, we will pay the following shareholder servicing and/or distribution fees to the Managing Dealer and/or a participating broker: (a) for Class S shares, a shareholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class S shares and (b) for Class D shares only, a shareholder servicing fee equal to 0.25% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class D shares, in each case, payable monthly. No shareholder servicing or distribution fees will be paid with respect to the Class I shares. The shareholder servicing and/or distribution fees will be payable to the Managing Dealer, but the Managing Dealer anticipates that all or a portion of the shareholder servicing and/or distribution fees will be retained by, or reallowed (paid) to, participating brokers. The total amount that will be paid over time for other underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We will also pay or reimburse certain organization and offering expenses, including, subject to FINRA limitations on underwriting compensation, certain wholesaling expenses. See “Plan of Distribution” and “Estimated Use of Proceeds.” The total underwriting compensation and total organization and offering expenses will not exceed 10% and 15%, respectively, of the gross proceeds from this offering.

Class S Shares
Neither the Company nor the Managing Dealer will charge upfront selling commissions for sales of any Class S shares; however, if you purchase Class S shares from certain financial intermediaries, such intermediaries may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that they limit such charges to a 3.5% cap on NAV for Class S shares.
We pay the Managing Dealer selling commissions over time as a shareholder servicing and/or distribution fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class S shares, including any Class S shares issued pursuant to our distribution reinvestment plan. The shareholder servicing and/or distribution fees are paid monthly in arrears. The Managing Dealer reallows (pays) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services.
Class D Shares
Neither the Company nor the Managing Dealer will charge upfront selling commissions for sales of any Class D shares; however, if you purchase Class D shares from certain financial intermediaries, such intermediaries may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that they limit such charges to a 1.5% cap on NAV for Class D shares.
We pay the Managing Dealer selling commissions over time as a shareholder servicing fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class D shares, including any Class D shares issued pursuant to our distribution reinvestment plan. The shareholder servicing fees are paid monthly in arrears. The Managing Dealer reallows (pays) all or a portion of the shareholder servicing fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing fees to the extent a broker is not eligible to receive it for failure to provide such services.
Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating brokers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/ brokerage platforms at participating brokers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus.
Class I Shares
No upfront selling commissions or shareholder servicing and/or distribution fees are paid for sales of any Class I shares and financial intermediaries will not charge you transaction or other such fees on Class I Shares.
Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating brokers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) by our executive officers and Trustees and their immediate family members, as well as officers and employees of the Advisor or other affiliates and their immediate family members, and, if approved by our Board, joint venture partners, consultants and other service providers, or (5) by other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, where a holder of Class S or Class D shares exits a relationship with a participating broker or the Managing Dealer, as applicable, for this offering and does not enter into a new relationship with a participating broker or the Managing Dealer, as applicable, for this offering, such holder’s shares may be exchanged into an equivalent NAV amount of Class I shares. We may also offer Class I shares to certain feeder vehicles primarily created to hold our Class I shares, which in turn offer interests in themselves to investors; we expect to conduct such offerings pursuant to exceptions to registration under the Securities Act and not as a part of this offering. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests. We may also offer Class I shares to other investment vehicles.
Other Terms of Common Shares
We will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including the shareholder servicing and/or distribution fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering. In addition, as may be required by the exemptive relief being sought by us to offer multiple classes of shares, at the end of the month in which the Managing Dealer in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to any single share held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such share (or a lower limit as determined by the Managing Dealer or the applicable selling agent), we will cease paying the shareholder servicing and/or distribution fee on either (i) each such share that would exceed such limit or (ii) all Class S shares and Class D shares in such shareholder’s account. We may modify this requirement if permitted by applicable exemptive relief. At the end of such month, the applicable Class S shares or Class D shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S or Class D shares. In addition, immediately before any liquidation, dissolution or winding up, each Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.
Preferred Shares
This offering does not include an offering of preferred shares. However, under the terms of the Declaration of Trust, our Board may authorize us to issue preferred shares in one or more classes or series without shareholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred shares. We do not currently anticipate issuing preferred shares in the near future. In the event we issue preferred shares, we will make any required disclosure to shareholders. We will not offer preferred shares to the Advisor or our affiliates except on the same terms as offered to all other shareholders.
Preferred shares could be issued with terms that would adversely affect the shareholders, provided that we may not issue any preferred shares that would limit or subordinate the voting rights of holders of our Common Shares. Preferred shares could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act generally requires that (1) immediately after issuance and before any distribution is made with respect to our Common Shares and before any purchase of Common Shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 66 2/3% of our total assets less liabilities not represented by indebtedness, and (2) the holders of shares of preferred shares, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if distributions on such preferred shares are in arrears by two years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred shares (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.
The issuance of any preferred shares must be approved by a majority of our Independent Trustees not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses
Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. Our Declaration of Trust provides that our Trustees will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by Delaware law. Our Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, we will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
Pursuant to our Declaration of Trust and subject to certain exceptions described therein, we will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Trustee or officer of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a Trustee or officer of the Company and at the request of the Company, serves or has served as a trustee, officer, partner or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each such person, an “Indemnitee”), in each case to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, we will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.
We will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee unless (i) the Company determines in good faith that the course of conduct that caused the loss or liability was in the best interest of the Company, (ii) the Indemnitee was acting on behalf of or performing services for the Company, (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the party seeking indemnification is a Trustee (other than an Independent Trustee), officer, employee, controlling person or agent of the Company, or (B) gross negligence or willful misconduct, in the case that the party seeking indemnification is an Independent Trustee, and (iv) such indemnification or agreement to hold harmless is recoverable only out of assets of the Company and not from the shareholders.
In addition, the Declaration of Trust permits the Company to advance reasonable expenses to an Indemnitee, and we will do so in advance of final disposition of a proceeding (a) if the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (b) the legal proceeding was initiated by a third party who is not a shareholder or, if by a shareholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) upon the Company’s receipt of (i) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the standard of conduct was not met.
Delaware Law and Certain Declaration of Trust Provisions
Organization and Duration
We were formed in Delaware on December 21, 2021, and will remain in existence until dissolved in accordance with our Declaration of Trust or pursuant to Delaware law.

Purpose
Under the Declaration of Trust, we are permitted to engage in any business activity that lawfully may be conducted by a statutory trust organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity.
Our Declaration of Trust contains provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. Our Board may, without shareholder action, authorize the issuance of shares in one or more classes or series, including preferred shares; our Board may, without shareholder action, amend our Declaration of Trust to increase the number of our Common Shares, of any class or series, that we will have authority to issue; and our Declaration of Trust provides that, while we do not intend to list our shares on any securities exchange, if any class of our shares is listed on a national securities exchange, our Board will be divided into three classes of Trustees serving staggered terms of three years each. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Sales and Leases to the Company
Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, except as otherwise permitted under the 1940 Act, we may not purchase or lease assets in which the Advisor or any of its affiliates have an interest unless all of the following conditions are met: (a) the transaction is fully disclosed to the shareholders in a prospectus or in a periodic report; and (b) the assets are sold or leased upon terms that are reasonable to us and at a price not to exceed the lesser of cost or fair market value as determined by an independent expert. However, the Advisor may purchase assets in its own name (and assume loans in connection) and temporarily hold title, for the purposes of facilitating the acquisition of the assets, the borrowing of money, obtaining financing for us, or the completion of construction of the assets, so long as all of the following conditions are met: (i) the assets are purchased by us at a price no greater than the cost of the assets to the Advisor; (ii) all income generated by, and the expenses associated with, the assets so acquired will be treated as belonging to us; and (iii) there are no other benefits arising out of such transaction to the Advisor apart from compensation otherwise permitted by the Omnibus Guidelines, as adopted by the NASAA.
Sales and Leases to our Advisor, Trustees or Affiliates
Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, we may not sell assets to the Advisor or any of its affiliates unless such sale is approved by the holders of a majority of our outstanding Common Shares. Our Declaration of Trust also provides that we may not lease assets to the Advisor or any affiliate thereof unless all of the following conditions are met: (a) the transaction is fully disclosed to the shareholders in a prospectus or in a periodic report; and (b) the terms of the transaction are fair and reasonable to us.
Loans
Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, except for the advancement of indemnification funds, no loans, credit facilities, credit agreements or otherwise may be made by us to the Advisor or any of its affiliates.
Commissions on Financing, Refinancing or Reinvestment
Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, we generally may not pay, directly or indirectly, a commission or fee to the Advisor or any of its affiliates in connection with the reinvestment of cash available for distribution, available reserves, or the proceeds of the resale, exchange or refinancing of assets.

Lending Practices
Our Declaration of Trust provides that, with respect to financing made available to us by the Advisor, the Advisor may not receive interest in excess of the lesser of the Advisor’s cost of funds or the amounts that would be charged by unrelated lending institutions on comparable loans for the same purpose. The Advisor may not impose a prepayment charge or penalty in connection with such financing and the Advisor may not receive points or other financing charges. In addition, the Advisor will be prohibited from providing financing to us with a term in excess of 12 months.
Number of Trustees; Vacancies; Removal
Our Declaration of Trust provides that the number of Trustees will be set by our Board in accordance with our bylaws. Our bylaws provide that a majority of our entire Board may at any time increase or decrease the number of Trustees. Our Declaration of Trust provides that the number of Trustees generally may not be less than three. Except as otherwise required by applicable requirements of the 1940 Act and as may be provided by our Board in setting the terms of any class or series of preferred shares, pursuant to an election under our Declaration of Trust, any and all vacancies on our Board may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, and any Trustee elected to fill a vacancy will serve for the remainder of the full term of the Trustee for whom the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act. Independent Trustees will nominate replacements for any vacancies among the Independent Trustees’ positions.
Our Declaration of Trust provides that a Trustee may be removed without cause upon the vote of a majority of then-outstanding shares.
We have a total of eight members of our Board, five of whom are Independent Trustees. Our Declaration of Trust provides that a majority of our Board must be Independent Trustees except for a period of up to 60 days after the death, removal or resignation of an Independent Trustee pending the election of his or her successor. Each Trustee will hold office until his or her successor is duly elected and qualified. While we do not intend to list our shares on any securities exchange, if any class of our shares is listed on a national securities exchange, our Board will be divided into three classes of Trustees serving staggered terms of three years each.
Action by Shareholders
Our bylaws provide that shareholder action can be taken only at a special meeting of shareholders or by unanimous consent in lieu of a meeting. The shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. Under our Declaration of Trust and bylaws, the Company is not required to hold annual meetings. Special meetings may be called by the Trustees or our President, and will be limited to the purposes for any such special meeting set forth in the notice thereof. In addition, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders will be called by the secretary of the Company upon the written request of shareholders entitled to cast 10% or more of the votes entitled to be cast at the meeting. Any special meeting called by such shareholders is required to be held not less than 15 nor more than 60 days after the secretary gives notice for such special meeting. These provisions will have the effect of significantly reducing the ability of shareholders being able to have proposals considered at a meeting of shareholders.
With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board or (3) provided that the Board has determined that Trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
Our Declaration of Trust provides that the following actions may be taken by the shareholders, without concurrence by our Board or the Advisor, upon a vote by the holders of more than 50% of the outstanding shares entitled to vote to:

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modify the Declaration of Trust;

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remove the Advisor or appoint a new investment adviser;

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dissolve the Company; or

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sell all or substantially all of our assets other than in the ordinary course of business.

The purpose of requiring shareholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although our Declaration of Trust does not give our Board any power to disapprove shareholder nominations for the election of Trustees or proposals recommending certain action, they may have the effect of precluding a contest for the election of Trustees or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders.
Our Advisor may not, without the approval of a vote by the holders of more than 50% of the outstanding shares entitled to vote on such matters:
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amend the Declaration of Trust;

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amend the investment advisory agreement except for amendments that would not adversely affect the rights of our shareholders;

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except as otherwise permitted under the Investment Advisory Agreement, voluntarily withdraw as our Advisor unless such withdrawal would not affect our tax status and would not materially adversely affect our shareholders;

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appoint a new investment adviser (other than a sub-adviser pursuant to the terms of the Investment Advisory Agreement and applicable law);

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sell all or substantially all of our assets other than in the ordinary course of business; or

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cause the merger or similar reorganization of the Company.

Amendment of the Declaration of Trust and Bylaws
Our Declaration of Trust provides that shareholders are entitled to vote upon a proposed amendment to the Declaration of Trust if the amendment would alter or change the powers, preferences or special rights of the shares held by such shareholders so as to affect them adversely. Approval of any such amendment requires at least a majority of the votes cast by such shareholders at a meeting of shareholders duly called and at which a quorum is present. In addition, amendments to our Declaration of Trust to make our Common Shares a “redeemable security” or to convert the Company, whether by merger or otherwise, from a closed-end company to an open-end company each must be approved by the affirmative vote of shareholders entitled to cast at least a majority of the votes entitled to be cast on the matter.
Our Declaration of Trust provides that our Board has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. Except as described above and for certain provisions of our Declaration of Trust relating to shareholder voting and the removal of Trustees, our Declaration of Trust provides that our Board may amend our Declaration of Trust without any vote of our shareholders.
Actions by the Board Related to Merger, Conversion, Reorganization or Dissolution
The Board may, without the approval of holders of our outstanding shares, approve a merger, conversion, consolidation or other reorganization of the Company, provided that the resulting entity is a business development company under the 1940 Act. The Company will not permit the Advisor to cause any other form of merger or other reorganization of the Company without the affirmative vote by the holders of more than fifty percent (50%) of the outstanding shares of the Company entitled to vote on the matter. The

Company may be dissolved at any time, without the approval of holders of our outstanding shares, upon affirmative vote by a majority of the Trustees.
Derivative Actions
No person, other than a Trustee, who is not a shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Company. Any shareholder may maintain a derivative action on behalf of the Company.
In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Statute, a shareholder may bring a derivative action on behalf of the Company only if the following conditions are met: (i) the shareholder or shareholders must make a pre-suit demand upon the Board to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Board shall only be deemed not likely to succeed and therefore excused if a majority of the Board, or a majority of any committee established to consider the merits of such action, is composed of Board who are not “Independent Trustees” (as that term is defined in the Delaware Statutory Trust Statute); and (ii) unless a demand is not required under clause (i) above, the Board must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim; and the Board shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Company for the expense of any such advisors in the event that the Board determines not to bring such action. For purposes of this paragraph, the Board may designate a committee of one or more Trustees to consider a shareholder demand.
Exclusive Delaware Jurisdiction
Each Trustee, each officer and each person legally or beneficially owning a share or an interest in a share of the Company (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Statute, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Company, the Delaware Statutory Trust Statute or the Declaration of Trust (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration of Trust, (B) the duties (including fiduciary duties), obligations or liabilities of the Company to the shareholders or the Board, or of officers or the Board to the Company, to the shareholders or each other, (C) the rights or powers of, or restrictions on, the Company, the officers, the Board or the shareholders, (D) any provision of the Delaware Statutory Trust Statute or other laws of the State of Delaware pertaining to trusts made applicable to the Company pursuant to Section 3809 of the Delaware Statutory Trust Statute or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Statute or the Declaration of Trust relating in any way to the Company (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. Nothing disclosed in this section will apply to any claims, suits, actions or proceedings asserting a claim brought under federal or state securities laws.

Restrictions on Roll-Up Transactions
In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with us and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us, who is qualified to perform such work. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of our assets over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for our benefit and the benefit of our shareholders. We will include a summary of the appraisal, indicating all material assumptions underlying the appraisal, in a report to the shareholders in connection with the proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal will be filed with the SEC and the states as an exhibit to the registration statement for the offering.
In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to the shareholders who vote against the proposal a choice of:
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accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

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one of the following:

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remaining as shareholders and preserving their interests in us on the same terms and conditions as existed previously; or

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receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:
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which would result in shareholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in the charter, including rights with respect to the election and removal of Trustees, annual and special meetings, amendments to the charter and our dissolution;

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which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Common Shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

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in which shareholders’ rights to access to records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in the charter; or

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in which we would bear any of the costs of the roll-up transaction if the shareholders reject the roll-up transaction.

Access to Records
Any shareholder will be permitted access to all of our records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and business telephone numbers of our shareholders, along with the number of Common Shares held by each of them, will be maintained as part of our books and records and will be available for inspection by any shareholder or the shareholder’s designated agent at our office. The shareholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any shareholder who requests the list within ten days of the request. A shareholder may request a copy of the shareholder list for any proper and legitimate purpose, including, without limitation, in connection with matters relating to voting rights and the exercise of shareholder rights under federal proxy laws. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. Such copy of the shareholder list shall be printed in alphabetical order, on white paper, and in readily readable type size (no smaller than 10 point font).
A shareholder may also request access to any other corporate records. If a proper request for the shareholder list or any other corporate records is not honored, then the requesting shareholder will be entitled to recover certain costs incurred in compelling the production of the list or other requested corporate records as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a shareholder will not have the right to, and we may require a requesting shareholder to represent that it will not, secure the shareholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting shareholder’s interest in our affairs. We may also require that such shareholder sign a confidentiality agreement in connection with the request.
Reports to Shareholders
Within 60 days after each fiscal quarter, we will distribute our quarterly report on Form 10-Q to all shareholders of record. In addition, we will distribute our annual report on Form 10-K to all shareholders within 120 days after the end of each calendar year, which must contain, among other things, a breakdown of the expenses reimbursed by us to the Advisor. These reports will also be available on our website at https://www.baincapitalprivatecredit.com and on the SEC’s website at http://www.sec.gov.
Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information, or documents, electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our website. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.
Conflict with the 1940 Act
Our Declaration of Trust provide that, if and to the extent that any provision of Delaware law, or any provision of our Declaration of Trust conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

DISTRIBUTION REINVESTMENT PLAN
We have adopted a distribution reinvestment plan, pursuant to which we will reinvest all cash distributions declared by the Board on behalf of our shareholders who do not elect to receive their distributions in cash as provided below. As a result, if the Board authorizes, and we declare, a cash distribution or other distribution, then our shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares as described below, rather than receiving the cash distribution or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.
No action is required on the part of a registered shareholder to have his, her or its cash distribution or other distribution reinvested in our shares, except shareholders located in certain states or who are clients of selected participating brokers, as described below. Shareholders who are eligible for default enrollment can elect to “opt out” of the Company’s distribution reinvestment plan in their subscription agreements. Shareholders located in Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Tennessee, Vermont and Washington, as well as those who are clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan, will automatically receive their distributions in cash unless they elect to participate in our distribution reinvestment plan and have their cash distributions reinvested in additional Common Shares.
If any shareholder initially elects not to participate or is defaulted to non-participation by virtue of residing in one the states mentioned above or being a client of a participating broker dealer that does not permit automatic enrollment in distribution reinvestment plans, they may later become a participant by subsequently completing and executing an enrollment form or any distribution authorization form as may be available from the Company or U.S. Bank (the “Plan Administrator”). Participation in the distribution reinvestment plan will begin with the next distribution payable after acceptance of a participant’s subscription, enrollment or authorization. Common Shares will be purchased under the distribution reinvestment plan as of the first calendar day of the month following the record date of the distribution.
If a shareholder seeks to terminate its participation in the distribution reinvestment plan, notice of termination must be received by the Plan Administrator five business days in advance of the first calendar day of the next month in order for a shareholder’s termination to be effective for such month. Any transfer of shares by a participant to a non-participant will terminate participation in the distribution reinvestment plan with respect to the transferred shares. If a participant elects to tender its Common Shares in full, any Common Shares issued to the participant under the Plan subsequent to the expiration of the tender offer will be considered part of the participant’s prior tender, and participant’s participation in the Plan will be terminated as of the valuation date of the applicable tender offer. Any distributions to be paid to such shareholder on or after such date will be paid in cash on the scheduled distribution payment date.
If you elect to opt out of the distribution reinvestment plan, you will receive any distributions we declare in cash. There will be no upfront selling commissions or Managing Dealer fees charged to you if you participate in the distribution reinvestment plan. We will pay the Plan Administrator fees under the distribution reinvestment plan. If your shares are held by a broker or other financial intermediary, you may change your election by notifying your broker or other financial intermediary of your election.
Any purchases of our shares pursuant to our distribution reinvestment plan are dependent on the continued registration of our securities or the availability of an exemption from registration in the recipient’s home state.
The purchase price for shares purchased under our distribution reinvestment plan will be equal to the most recent available NAV per share for such shares at the time the distribution is payable. Common Shares issued pursuant to our distribution reinvestment plan will have the same voting rights as the Common Shares offered pursuant to this prospectus. Shareholders will not pay transaction related charges when purchasing Common Shares under our distribution reinvestment plan, but all outstanding Class S and Class D shares, including those purchased under our distribution reinvestment plan, will be subject to ongoing servicing fees.
See our Distribution Reinvestment Plan, which is filed as an exhibit to our registration statement for this offering, for more information.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in our Common Shares. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including shareholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, traders in securities that elect to mark-to-market their securities holdings, pass-through entities (including S-corporations) pension plans and trusts, financial institutions, real estate investment trusts (“REITs”), RICs, persons that have a functional currency (as defined in Section 985 of the Code) other than the U.S. dollar and financial institutions. This summary assumes that investors hold our Common Shares as capital assets (within the meaning of Section 1221 of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of the filing of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”), regarding any offering of our securities. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we were to invest in tax-exempt securities or certain other investment assets.
For purposes of this discussion, a “U.S. shareholder” is a beneficial owner of our Common Shares that is, for U.S. federal income tax purposes:
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a citizen or individual resident of the United States;

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a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if either a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or the trust was in existence on August 20, 1996, was treated as a U.S. person prior to that date, and has made a valid election to be treated as a U.S. person.

A “non-U.S. shareholder” is a beneficial owner of our Common Shares that is not a U.S. shareholder.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds our Common Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective investor that is a partner in a partnership that will hold our Common Shares should consult its tax advisors with respect to the purchase, ownership and disposition of our Common Shares.
Tax matters are very complicated and the tax consequences to an investor of an investment in our Common Shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty, and the effect of any possible changes in the tax laws.
Election to Be Taxed as a RIC
We intend to elect to be treated as a RIC under Subchapter M of the Code. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we timely distribute to our shareholders. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, we must distribute to our shareholders, for each taxable year, distributions of an amount at least equal to 90% of our “investment company taxable income,” which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses and determined without regard to any deduction for distributions paid (the “Annual Distribution Requirement”). Although not required for us to maintain our RIC tax status, in order to preclude the imposition of a 4% nondeductible federal excise tax imposed on RICs, we must distribute to our shareholders in respect of each calendar year distributions of an amount at least equal to the sum of (1) 98% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of the excess (if any) of our realized capital gains over our realized capital losses, or capital gain net income (adjusted for certain ordinary losses), generally for the one-year period ending on October 31 of the calendar year and (3) the sum of any net ordinary income plus capital gains net income for preceding years that were not distributed during such years and on which we paid no federal income tax (the “Excise Tax Avoidance Requirement”).
Taxation as a RIC
If we:
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qualify as a RIC; and

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satisfy the Annual Distribution Requirement;

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then we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain, defined as net long-term capital gains in excess of net short-term capital losses, we timely distribute (or are deemed to timely distribute) to shareholders. As a RIC, we will be subject to U.S. federal income tax at regular corporate rates on any net income or net capital gain not distributed or are deemed distributed to our shareholders.

In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:
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qualify to be treated as a BDC under the 1940 Act at all times during each taxable year;

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derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities, or other income derived with respect to our business of investing in such stock or securities, and net income derived from interests in “qualified publicly traded partnerships” (partnerships that are traded on an established securities market or tradable on a secondary market, other than partnerships that derive 90% of their income from interest, dividends and other permitted RIC income) (the “90% Income Test”); and

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diversify our holdings so that at the end of each quarter of the taxable year (i) at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and (ii) no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer or of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or in the securities of one or more qualified publicly traded partnerships (collectively, the “Diversification Tests”).

We may invest in partnerships, including qualified publicly traded partnerships, which may result in our being subject to state, local or foreign income, franchise or other tax liabilities. For the purpose of determining whether the Company satisfies the 90% Income Test and the Diversification Tests described above, the character of our distributive share of items of income, gain, losses, deductions and credits derived through any investments in companies that are treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships), or are treated as disregarded as separate from us for U.S. federal income tax purposes, generally will be determined as if we realized these tax items directly. Further, for purposes of calculating the value of our investment in the securities of an issuer for purposes of determining the 25% requirement described above, the Company’s proper proportion of any investment in the securities of that issuer that are held by a member of our “controlled group” must be aggregated with our investment in that issuer. A controlled group is one or more chains of corporations connected through stock ownership with us if (a) at least 20% of the total combined voting power of all classes of voting stock of each of the corporations is owned directly by one or more of the other corporations, and (b) we directly own at least 20% or more of the combined voting stock of at least one of the other corporations.
In addition, as a RIC we will be subject to ordinary income and capital gain distribution requirements under U.S. federal excise tax rules for each calendar year. If we do not meet the required distributions we will be subject to a 4% nondeductible federal excise tax on the undistributed amount. The failure to meet U.S. federal excise tax distribution requirements will not cause us to lose our RIC status. Although we currently intend to make sufficient distributions each taxable year to satisfy the U.S. federal excise tax requirements, under certain circumstances, we may choose to retain taxable income or capital gains in excess of current year distributions into the next tax year in an amount less than what would trigger payments of federal income tax under Subchapter M of the Code. We may then be required to pay a 4% excise tax on such income or capital gains.
A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If our deductible expenses in a given taxable year exceed our investment company taxable income, we may incur a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its shareholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but may carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Any underwriting fees paid to us are not deductible. Due to these limits on deductibility of expenses and net capital losses, we may for tax purposes have aggregate taxable income for several taxable years that we are required to distribute and that is taxable to our shareholders even if such taxable income is greater than the net income we actually earn during those taxable years.
We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having OID (such as debt instruments with PIK interest or, in certain cases, with increasing interest rates or issued with warrants), we must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any OID accrued will be included in our investment company taxable income for the taxable year of accrual, we may be required to make a distribution to our shareholders in order to satisfy the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, even though we will not have received any corresponding cash amount. Furthermore, a portfolio company in which we hold equity or debt instruments may face financial difficulty that requires us to work out, modify, or otherwise restructure such equity or debt instruments. Any such restructuring could, depending upon the terms of the restructuring, cause us to incur unusable or nondeductible losses or recognize future non-cash taxable income.
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections that are intended to maintain our status as a RIC and avoid a fund-level tax.
Gain or loss realized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long term or short term, depending on how long we held a particular warrant.
Although we do not presently expect to do so, we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our shareholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our qualification as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.
Some of the income and fees that we may recognize, such as fees for providing managerial assistance, certain fees earned with respect to our investments, income recognized in a work-out or restructuring of a portfolio investment, or income recognized from an equity investment in an operating partnership, will not satisfy the 90% Income Test. In order to manage the risk that such income and fees might disqualify us as a RIC for a failure to satisfy the 90% Income Test, we may be required to recognize such income and fees indirectly through one or more entities treated as corporations for U.S. federal income tax purposes. Such corporations will be required to pay U.S. corporate income tax on their earnings, which ultimately will reduce our return on such income and fees.
Failure to Qualify as a RIC
If we were unable to qualify for treatment as a RIC and are unable to cure the failure, for example, by disposing of certain investments quickly or raising additional capital to prevent the loss of RIC status, we would be subject to tax on all of our taxable income at regular corporate rates (and any applicable U.S. state and local taxes). The Code provides some relief from RIC disqualification due to failures to comply with the 90% Income Test and the Diversification Tests, although there may be additional taxes due in such cases. We cannot assure you that we would qualify for any such relief should we fail the 90% Income Test or the Diversification Tests.
Should failure occur, not only would all our taxable income be subject to tax at regular corporate rates (as well as any applicable U.S. state and local taxes), we would not be able to deduct distributions to shareholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our shareholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, certain corporate shareholders would be eligible to claim a dividends received deduction with respect to such dividends and non-corporate shareholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder’s tax basis, and any remaining distributions would be treated as a capital gain. If we fail to qualify as a RIC, we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five taxable years.
Although we expect to operate in a manner so as to qualify continuously as a RIC, we or our Advisor may decide in the future that we should be taxed as a C corporation, even if we would otherwise qualify as a RIC, if we determine that treatment as a C corporation for a particular year would be in our best interest.
The remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement.
Our Investments — General
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat distributions that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) treat distributions that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment, (3) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (4) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (5) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (6) cause us to recognize income or gain without receipt of a corresponding cash payment, (7) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (8) adversely alter the characterization of certain complex financial transactions and (9) produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections to mitigate the potential adverse effect of these provisions, but there can be no assurance that we will be eligible for any such tax elections or that any adverse effects of these provisions will be mitigated.
Gain or loss recognized by us from warrants or other securities acquired by us, as well as any loss attributable to the lapse of such warrants, generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term depending on how long we held a particular warrant or security.
A portfolio company in which we invest may face financial difficulties that require us to work-out, modify or otherwise restructure our investment in the portfolio company. Any such transaction could, depending upon the specific terms of the transaction, result in unusable capital losses or future non-cash income. Any such transaction could also result in our receiving assets that give rise to non-qualifying income for purposes of the 90% Income Test or otherwise would not count toward satisfying the Diversification Requirements.
Our investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, our yield on those securities would be decreased. Shareholders generally will not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by us.
If we purchase shares in a “passive foreign investment company” (a “PFIC”), we may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if we distribute such income as a taxable dividend to our shareholders. Additional charges in the nature of interest generally will be imposed on us in respect of deferred taxes arising from any such excess distribution or gain. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code, or a QEF, in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Alternatively, we may be able to elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases included in our income. Our ability to make either election will depend on factors beyond our control, and is subject to restrictions which may limit the availability of the benefit of these elections. Under either election, we may be required to recognize in a year income in excess of any distributions we receive from PFICs and any proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether we satisfy the Excise Tax Avoidance Requirement. See “Material U.S. Federal Income Tax Considerations — Taxation as a RIC” above.
Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt obligations denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.
Some of the income that we might otherwise realize directly, such as fees for providing managerial assistance, certain fees earned with respect to our investments, income recognized in a work-out or restructuring of a portfolio investment or income recognized from an equity investment in an operating partnership, may not satisfy the 90% Income Test. To manage the risk that such income might disqualify us as a RIC for failure to satisfy the 90% Income Test, one or more subsidiary entities treated as U.S. corporations for U.S. federal income tax purposes may be established and used to earn such income and (if applicable) hold the related asset. Such subsidiary entities will be required to pay U.S. federal income tax on their earnings, which ultimately will reduce the yield to our shareholders on such fees and income.
The remainder of this discussion assumes that we qualify as a RIC for each taxable year.
Taxation of U.S. Shareholders
The following discussion only applies to U.S. shareholders. Prospective shareholders that are not U.S. shareholders should refer to “— Taxation of Non-U.S. Shareholders” below.
Distributions
Distributions by us generally are taxable to U.S. shareholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus net short-term capital gains in excess of net long-term capital losses) will be taxable as ordinary income to U.S. shareholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares. To the extent such distributions paid by us to non-corporate shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations and if certain holding period requirements are met, such distributions generally will be treated as qualified dividend income and generally eligible for a maximum U.S. federal tax rate of either 15% or 20%, depending on whether the individual shareholder’s income exceeds certain threshold amounts, and if other applicable requirements are met, such distributions generally will be eligible for the corporate dividends received deduction to the extent such dividends have been paid by a U.S. corporation. In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for the preferential maximum U.S. federal tax rate applicable to non-corporate shareholders as well as will not be eligible for the corporate dividends received deduction. Subject to any future regulatory guidance to the contrary, distributions we make to shareholders in respect of any qualified publicly traded partnership income we receive will ostensibly not be eligible for the 20% pass through deduction accorded to non-corporate taxpayers under Section 199A of the Code in respect of such income received directly from a publicly traded partnership.
Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain distributions” will be taxable to a U.S. shareholder as long-term capital gains (currently generally at a maximum rate of either 15% or 20%, depending on whether the individual shareholder’s income exceeds certain threshold amounts) in the case of individuals, trusts or estates, regardless of the U.S. shareholder’s holding period for his, her or its shares and regardless of whether paid in cash or reinvested in additional shares. Distributions in excess of our earnings and profits first will reduce a U.S. shareholder’s adjusted tax basis in such shareholder’s shares and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. shareholder. A shareholder’s basis for determining gain or loss upon the sale of shares received in a distribution from us will generally be equal to the cash that would have been received if the shareholder had received the distribution in cash, unless we issue new shares that are trading at or above NAV, in which case the shareholder’s basis in the new shares will generally be equal to its fair market value.
Although we currently intend to distribute any net capital gains at least annually, we may in the future decide to retain some or all of our net capital gains but report the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. shareholder will be required to include their pro rata share of the deemed distribution in income as if it had been distributed to the U.S. shareholder, and the U.S. shareholder will be entitled to claim a credit equal to their pro rata allocable share of the tax paid on the deemed distribution by us. The amount of the deemed distribution net of such tax will be added to the U.S. shareholder’s tax basis for their shares. Since we expect to pay tax on any retained net capital gains at our regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual shareholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. shareholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a shareholder’s liability for U.S. federal income tax. A shareholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our shareholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”
For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any tax year and (2) the amount of capital gain distributions paid for that tax year, we may, under certain circumstances, elect to treat a distribution that is paid during the following tax year as if it had been paid during the tax year in question. If we make such an election, the U.S. shareholder will still be treated as receiving the distribution in the tax year in which the distribution is made. However, any distribution declared by us in October, November or December of any calendar year, payable to shareholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been received by our U.S. shareholders on December 31 of the calendar year in which the distribution was declared.
If an investor purchases shares shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of their investment.

We will send to each of our U.S. shareholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each calendar year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. shareholder’s particular situation. Distributions by us generally will not be eligible for the dividends-received deduction or the lower tax rates applicable to certain qualified dividends.
Until and unless we are treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) as a result of either (1) our Common Shares collectively being held by at least 500 persons at all times during a taxable year, (2) our Common Shares being treated as regularly traded on an established securities market for any taxable year, or (3) our Common Shares are continuously offered pursuant to a public offering (within the meaning of Section 4 of the Securities Act), for purposes of computing the taxable income of U.S. shareholders that are individuals, trusts or estates, (1) our earnings will be computed without taking into account such U.S. shareholders’ allocable shares of the management and incentive fees paid to our Advisor and certain of our other expenses, (2) each such U.S. shareholder will be treated as having received or accrued a dividend from us in the amount of such U.S. shareholder’s allocable share of these fees and expenses for such taxable year, (3) each such U.S. shareholder will be treated as having paid or incurred such U.S. shareholder’s allocable share of these fees and expenses for the calendar year and (4) each such U.S. shareholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. shareholder. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. shareholder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions generally are deductible by a U.S. shareholder that is an individual, trust or estate only to the extent that the aggregate of such U.S. shareholder’s miscellaneous itemized deductions exceeds 2% of such U.S. shareholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code.
Dispositions
A U.S. shareholder generally will recognize taxable gain or loss if the U.S. shareholder sells or otherwise disposes of his, her or its Common Shares. The amount of gain or loss will be measured by the difference between such shareholder’s adjusted tax basis in the Common Shares sold and the amount of the proceeds received in exchange. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. shareholder has held his, her or its Common Shares for more than one year; otherwise, any such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of our Common Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain distributions received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of our Common Shares may be disallowed if other our Common Shares or substantially identical stock or securities are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.
In general, non-corporate U.S. shareholders (including individuals) currently are subject to a maximum U.S. federal income tax rate of 20% on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in our Common Shares. These rates are lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. shareholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. shareholders (including individuals) with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. shareholder (including an individual) in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. shareholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.
Legislation requires reporting of adjusted cost basis information for covered securities, which generally include shares of a RIC, to the Internal Revenue Service and to taxpayers. Shareholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

Medicare Tax on Net Investment Income
A U.S. shareholder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will generally be subject to a 3.8% tax on the lesser of (i) the U.S. shareholder’s “net investment income” for a taxable year and (ii) the excess of the U.S. shareholder’s modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers and $125,000 in the case of married individuals filing a separate return). For these purposes, “net investment income” will generally include taxable distributions and deemed distributions paid with respect to our Common Shares, and net gain attributable to the disposition of our Common Shares (in each case, unless such Common Shares are held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to such distributions or net gain.
Tax Shelter Reporting Regulations
Under applicable Treasury regulations, if a U.S. shareholder recognizes a loss with respect to our Common Shares of $2 million or more for a non-corporate U.S. shareholder or $10 million or more for a corporate U.S. shareholder in any single taxable year (or a greater loss over a combination of years), the U.S. shareholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. shareholders of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, U.S. shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. shareholders should consult their own tax advisers to determine the applicability of these Treasury regulations in light of their individual circumstances.
Backup Withholding
Backup withholding, currently at a rate of 24%, may be applicable to all taxable distributions to any non-corporate U.S. shareholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such shareholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. shareholder’s U.S. federal income tax liability and may entitle such shareholder to a refund, provided that proper information is timely provided to the IRS.
If a U.S. shareholder recognizes a loss with respect to our Common Shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases exempted from this reporting requirement, but under current guidance, shareholders of a RIC are not exempted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. shareholders should consult their tax advisors to determine the applicability of these regulations in light of their specific circumstances.
Taxation of Non-U.S. Shareholders
The following discussion applies only to non-U.S. shareholders. Whether an investment in our Common Shares is appropriate for a non-U.S. shareholder will depend upon that shareholder’s particular circumstances. An investment in our Common Shares by a non-U.S. shareholder may have adverse tax consequences to such non-U.S. shareholder. Non-U.S. shareholders should consult their own tax advisers before investing in our Common Shares.
Distributions; Dispositions
Whether an investment in our Common Shares is appropriate for a non-U.S. shareholder will depend upon that person’s particular circumstances. An investment in our Common Shares by a non-U.S. shareholder may have adverse tax consequences. Non-U.S. shareholders should consult their tax advisors before investing in our Common Shares.
Subject to the discussion below, distributions of our “investment company taxable income” to non-U.S. shareholders (including interest income, net short-term capital gain or foreign-source dividend and interest income, which generally would be free of withholding if paid to non-U.S. shareholders directly) will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of the non-U.S. shareholder, in which case the distributions will generally be subject to U.S. federal income tax at the rates applicable to U.S. persons. In that case, we will not be required to withhold U.S. federal tax if the non-U.S. shareholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a non-U.S. shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisors. Non-U.S. source interest income is not eligible for exemption from U.S. federal withholding tax, and distributions of non-U.S. source income will be subject to the 30% U.S. withholding tax unless reduced by an applicable tax treaty.
Certain properly reported dividends received by a non-U.S. shareholder generally are exempt from U.S. federal withholding tax when they (1) are paid in respect of our “qualified net interest income” (generally, our U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at least a 10% shareholder, reduced by expenses that are allocable to such income), or (2) are paid in connection with our “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our long-term capital loss for a tax year), in each case provided we report them as such and certain other requirements are satisfied. Nevertheless, it should be noted that in the case of our Common Shares held through an intermediary, the intermediary may withhold U.S. federal income tax even if we report a payment as an interest-related distribution or short-term capital gain distribution. Moreover, depending on the circumstances, we may report all, some or none of our potentially eligible distributions as derived from such qualified net interest income or as qualified short-term capital gains, or treat such distributions, in whole or in part, as ineligible for this exemption from withholding.
Actual or deemed distributions of our net capital gains to a non-U.S. shareholder, and gains recognized by a non-U.S. shareholder upon the sale of our Common Shares, will not be subject to federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. shareholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. shareholder in the United States or, in the case of an individual non-U.S. shareholder, the shareholder is present in the United States for 183 days or more during the year of the sale or capital gain distribution and certain other conditions are met.
If we distribute our net capital gains in the form of deemed rather than actual distributions (which we may do in the future), a non-U.S. shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the non-U.S. shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate non-U.S. shareholder, distributions (both actual and deemed), and gains realized upon the sale of our Common Shares that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).
A non-U.S. shareholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, may be subject to information reporting and backup withholding of U.S. federal income tax on distributions unless the non-U.S. shareholder provides us or the distribution paying agent with a U.S. nonresident withholding tax certification (e.g., an IRS Form W-8BEN, IRS Form W-8BEN-E, or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. shareholder or otherwise establishes an exemption from backup withholding.

Withholding and Information Reporting on Foreign Financial Accounts
Under the Code and Treasury regulations, the applicable withholding agent generally will be required to withhold 30% of the distributions on our Common Shares to (i) a non-U.S. financial institution (whether such financial institution is the beneficial owner or an intermediary) unless such non-U.S. financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or is subject to an applicable “intergovernmental agreement” or (ii) a non-financial non-U.S. entity (whether such entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. If payment of this withholding tax is made, non-U.S. shareholders that are otherwise eligible for an exemption from, or a reduction in, withholding of U.S. federal income taxes with respect to such distributions will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.
Non-U.S. shareholders should consult their own tax advisers with respect to the U.S. federal income and withholding tax consequences, and state, local and non-U.S. tax consequences, of an investment in our Common Shares.
Tax Shelter Reporting Regulations
If a shareholder recognizes a loss with respect to its shares of Common Shares in excess of certain prescribed thresholds (generally, $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder), the shareholder must file with the IRS a disclosure statement on Form 8886. Direct investors of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, equity owners of RICs are not excepted. The fact that a loss is reportable as just described does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their own tax advisors to determine the applicability of this reporting requirement in light of their particular circumstances.

SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING
THE PARTICULAR TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE
COMPANY, INCLUDING THE STATE, LOCAL AND NON-U.S. INCOME AND OTHER
TAX CONSEQUENCES OF AN INVESTMENT IN SHARES OF OUR COMMON SHARES.

RESTRICTIONS ON SHARE OWNERSHIP
Each prospective investor that is, or is acting on behalf of, any (i) “employee benefit plan” (within the meaning of Section 3(3) of ERISA) subject to Title I of ERISA, (ii) “plan” described in Section 4975(e)(1) of the Code, subject to Section 4975 of the Code (including for e.g., IRA and a “Keogh” plan), (iii) plan, account or other arrangement that is subject to provisions under any Similar Laws, or (iv) entity whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii) and (iii), pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to herein as a “Plan”), must independently determine that our Common Shares are an appropriate investment, taking into account its obligations under ERISA, the Code and applicable Similar Laws.
In contemplating an investment in the Company, each fiduciary of the Plan who is responsible for making such an investment should carefully consider, taking into account the facts and circumstances of the Plan, whether such investment is consistent with the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Furthermore, absent an exemption, the fiduciaries of a Plan should not invest in the Company with the assets of any Plan if the Advisor or any of its affiliates is a fiduciary with respect to such assets of the Plan.
In contemplating an investment in the Company, fiduciaries of Plans that is a Benefit Plan Investor (defined below) subject to Title I of ERISA or Section 4975 of the Code should also carefully consider the definition of the term “plan assets” in ERISA and the Plan Asset Regulations. Under ERISA and the Plan Asset Regulations, when a Benefit Plan Investor invests in an equity interest of an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the 1940 Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that equity participation in the entity by “benefit plan investors” (“Benefit Plan Investors”) is not “significant” (each within the meaning of the Plan Asset Regulations). The term “Benefit Plan Investor” is defined in the Plan Asset Regulations to include (a) any employee benefit plan (as defined in section 3(3) of ERISA) subject to the provisions of Title I of ERISA, (b) any plan described in section 4975(e)(1) of the Code subject to Section 4975 of the Code, and (c) any entity whose underlying assets include plan assets by reason of such an employee benefit plan’s investment in the entity.
Under the Plan Asset Regulations, equity participation in an entity by Benefit Plan Investors is “significant” on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors. For purposes of this determination, the value of equity interests held by a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any affiliate of such a person) is disregarded (each such person, a “Controlling Person”). The Plan Assets Regulation defines the term “publicly-offered security” as a security that is “widely-held,” “freely transferrable” and either part of a class of securities registered under the Exchange Act or sold pursuant to an effective registration statement under the Securities Act if the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred. A security is considered “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. The Plan Assets Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. It is noted that the Plan Assets Regulation only establishes a presumption in favor of the finding of free transferability where the restrictions are consistent with the particular types of restrictions listed in the Plan Assets Regulation. With respect to the question of free transferability, it is noted that, while the minimum initial investment in Class I shares is nominally $1,000,000, the minimum is waived or reduced to $10,000 or less for a substantial portion of the eligible purchasers of Class I shares. See “Plan of Distribution.” The Company will proceed on the basis that, based on the applicable facts and circumstances, the analysis of whether Class I shares are “freely transferable” may be applied by taking into account the waived or reduced minimums, and, in turn, the analysis of whether such shares are “widely held” may be applied by reference to the shares held by purchasers that were subject to the waived or reduced minimums. Plans and their fiduciaries considering the purchase of Class I shares should consult with their own advisers if they have any questions regarding the foregoing.
If the assets of the Company were deemed to be “plan assets” under the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Company, and (ii) the possibility that certain transactions in which the Company might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Advisor and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Covered Plan any profit realized on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of Benefit Plan Investors who decide to invest in the Company could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Company or as co-fiduciaries for actions taken by or on behalf of the Company or the Advisor. With respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

CUSTODIAN AND TRANSFER AND DISTRIBUTION DISBURSING AGENT
Our assets are held by U.S. Bank National Association pursuant to a custody agreement. The principal business address of U.S. Bank National Association is 8 Greenway Plaza, Suite 1100, Houston, TX 77046.
U.S. Bancorp Fund Services, LLC serves as our transfer agent and distribution disbursing agent. The principal business address of U.S. Bancorp Fund Services, LLC is 615 East Michigan Street, Milwaukee, WI 53202.

PORTFOLIO TRANSACTIONS AND BROKERAGE
Since we will generally acquire and dispose of investments in privately negotiated transactions, we will infrequently use brokers in the normal course of our business. Subject to policies established by our Board, our Advisor will be primarily responsible for the execution of the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. Our Advisor does not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While our Advisor generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, our Advisor may select a broker based partly upon brokerage or research services provided to us, our Advisor and any other accounts. Such brokerage or research services may include research reports on companies, industries and securities; economic and financial data; financial publications; computer data bases; quotation equipment and services; and research-oriented computer hardware, software and other services. In return for such services, we may pay a higher commission than other brokers would charge if our Advisor determines in good faith that such commission is reasonable in relation to the services provided.
The Investment Advisory Agreement permits our Advisor, subject to review by our Board from time to time, to purchase and sell portfolio securities to and from brokers who provide our Advisor with access to supplemental investment and market research and security and economic analyses. Such brokers may execute brokerage transactions at a higher cost to us than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Brokerage and research services furnished by firms through which we effect our securities transactions may be used by our Advisor in servicing other clients and not all of these services may be used by our Advisor in connection with the client generating the brokerage credits. The fees received under the Investment Advisory Agreement are not reduced by reason of our Advisor receiving such brokerage and research services.
We expect that our portfolio transactions will be generally effected at a net price without a broker’s commission (i.e., a dealer is dealing with us as principal and receives compensation equal to the spread between the dealer’s cost for a given security and the resale price of such security). In certain foreign countries, debt securities are traded on exchanges at fixed commission rates. The Investment Advisory Agreement provides that our Advisor may aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased for us with those to be sold or purchased for other customers in order to obtain the best net price and the most favorable execution, if, in the Advisor’s reasonable judgment such aggregation results in an overall economic or other benefit to the assets taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses and factors and the Advisor’s actions with respect to aggregating orders for multiple clients, as well as the Company, are consistent with applicable law. In such event, allocation of the securities so purchased or sold, will be made by our Advisor in the manner it considers to be equitable. In some instances, this procedure may adversely affect the size and price of the position obtainable for us. We have paid no brokerage commissions during the last three fiscal years.

LEGAL MATTERS
Certain legal matters regarding the securities offered by this prospectus will be passed upon for the Company by Dechert LLP, New York, NY. In addition, Dechert LLP has, from time to time, represented Bain Capital Credit and our Advisor on unrelated matters.
EXPERTS
The financial statements as of October 15, 2022 and for the period December 21, 2021 (date of inception) through October 15, 2022 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to our Common Shares offered by this prospectus. The registration statement contains additional information about us and our Common Shares being offered by this prospectus.
We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. We maintain a website at https://www.baincapitalprivatecredit.com, and make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through our website. You may also obtain such information by contacting us, in writing at: c/o BCSF Advisors, LP, 200 Clarendon Street, 37th Floor, Boston, MA 02116, Attention: Investor Relations, or by telephone (collect) at (617) 516-2350. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s Internet site at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov. Except for any accompanying prospectus supplement, information contained on our website or on the SEC’s website about us is not incorporated into this prospectus and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus, or the registration statement of which this prospectus is a part.

INDEX TO FINANCIAL STATEMENTS
BAIN CAPITAL PRIVATE CREDIT

Report of Independent Registered Public Accounting Firm
To the Board of Trustees and Shareholder of Bain Capital Private Credit:
Opinion on the Financial Statements
We have audited the accompanying statement of assets and liabilities of Bain Capital Private Credit (the “Company”) as of October 15, 2022, and the related statement of operations for the period December 21, 2021 (date of inception) through October 15, 2022, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 15, 2022, and the results of its operations for the period December 21, 2021 (date of inception) through October 15, 2022, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit of these financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
December 16, 2022
We have served as the Company’s auditor since 2022

BAIN CAPITAL PRIVATE CREDIT
Statement of Assets and Liabilities
October 15, 2022
Assets
Cash	$5,000
Deferred offering cost	610,256
Prepaid insurance	508,693
Total assets	$1,123,949
Liabilities
Payable to affiliate	1,471,804
Accrued expenses and other liabilities	25,000
Total liabilities	1,496,804
Net assets
Class I shares, $0.01 par value; unlimited shares authorized, 200 shares issued and outstanding	2
Paid-in-capital in excess of par value	4,998
Accumulated net loss	(377,855)
Total net assets	(372,855)
Total liabilities and net assets	$1,123,949
Net asset value per share	$(1,864.28)
The accompanying notes are an integral part of this Statement of Assets and Liabilities

BAIN CAPITAL PRIVATE CREDIT
Statement of Operations
For the period December 21, 2021 (Date of inception) through October 15, 2022
Expenses:
Professional fees and operating expenses	$213,238
Organization costs	164,617
Total expenses	377,855
Net investment loss	(377,855)
Net decrease in net assets resulting from operations	$(377,855)
Issuance of common stock	5,000
Net assets, beginning of period	—
Net assets, end of period	$(372,855)
Loss Per Share (basic and diluted)	(1,889)
Weighted average shares outstanding	200
The accompanying notes are an integral part of this Statement of Operations

BAIN CAPITAL PRIVATE CREDIT
Notes to Financial Statements
October 15, 2022
1.
Organization

Bain Capital Private Credit (“BCPC” or the “Company”), is a Delaware statutory trust which was formed on December 21, 2021. BCSF Advisors, LP (the “Advisor”) intends to be the investment adviser of the Company. The Advisor is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940. The Company is a non-exchange traded, perpetual life management investment company that intends to file an election to be regulated as a Business Development Company (“BDC”) under the Investment Company Act of 1940. As of October 15, 2022, the Company has the authority to issue unlimited shares of all classes of capital stock, par value $0.01 per share. During the period between December 21, 2021 (date of inception) and October 15, 2022, the Advisor committed and contributed $5,000 of capital to the Company. In exchange for this contribution, the Advisor received 200 Class I shares of the Company’s common shares of beneficial interest.
The Company’s investment objective is to generate attractive risk adjusted returns, predominantly in the form of current income, with select investments exhibiting the ability to capture long-term capital appreciation. The Company seeks to achieve its investment objective by investing in middle-market direct lending opportunities across North America, Europe, Australia and in other geographic markets. Middle market companies generally means companies with between $10.0 million and $150.0 million in annual earnings before interest, taxes, depreciation and amortization (“EBITDA”). The company intends to focus on senior secured credit investments with a first or second lien on collateral and strong structures and documentation intended to protect the lender, and mezzanine debt and other junior securities with a focus on downside protection.
The Company may from time to time invest in smaller or larger companies if the opportunity presents attractive investment and risk adjusted returns. The Company may invest in common and preferred equity and in secondary purchases of assets or portfolios on an opportunistic basis, but such investments are not the principal focus of the investment strategy. The Company may also invest, from time to time, in distressed debt, debtor-in-possession loans, structured products, structurally subordinate loans, investments with deferred interest features, zero-coupon securities and defaulted securities.
The Company had not commenced operations as of October 15, 2022.
2.
Summary of Significant Accounting Policies

Basis of Presentation
The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is considered an investment company under U.S. GAAP and follows the accounting and reporting guidance applicable to investment companies in the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 946 — Financial Services — Investment Companies and pursuant to Regulation S-X.
Use of Estimates
The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates could differ from those estimates and such differences could be material.
Cash
Cash consists of a demand deposit held with a financial institution, which at times may exceed federally insured limits.

BAIN CAPITAL PRIVATE CREDIT
Notes to Financial Statements
October 15, 2022
Organization Expenses
Organization expenses include, among other things, the cost of incorporating the Company and the cost of legal services and other fees pertaining to the Company’s organization. These costs are expensed as incurred.
Offering Costs
Prior to the initial drawdown date, offering costs in connection with the continuous offering of common shares of the Company are recognized as a deferred charge and will be amortized on a straight-line basis over 12 months beginning on the date of commencement of operations.
Prepaid Insurance
The Company has obtained Directors and Officers liability insurance. These costs are recognized as a deferred charge and will be amortized using the straight-line method over the term of the insurance policies, beginning on the date the Company enters into each insurance policy agreement. Deferred costs related to the insurance policies are presented separately on the Company’s Statement of Assets and Liabilities.
Professional fees and operating expenses
The Company is responsible for investment expenses, legal expenses, auditing fees, and other expenses related to the Company’s operations. Such fees and expenses, including expenses incurred by the Advisor may be reimbursed by the Company.
Income Taxes
The Company intends to elect to be regulated as a BDC under the Investment Company Act of 1940, as amended. The Company intends to elect to be treated as a Regulated Investment Company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended. As a RIC, the Company generally will not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that is distributed timely to our stockholders as dividends. Therefore, no provision for federal income taxes is recorded in the financial statements. The Company evaluated tax positions it has taken, expects to take or that are otherwise relevant to the Company for purposes of determining whether any relevant tax positions would “more-likely-than-not” be sustained by the applicable tax authority. The Company has analyzed such tax positions and has concluded that no unrecognized tax benefits should be recorded for uncertain tax positions for tax years that may be open. The Company is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months. The Company records tax positions that are not deemed to meet a more-likely-than-not threshold as tax expenses as well as any applicable penalties or interest associated with such positions.
During the period from December 21, 2021 (date of inception) to October 15, 2022 there were no tax expenses and no interest and penalties were incurred.
New Accounting Standards
Management does not believe any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.
3.
Related Party Transactions

The Company intends to enter into an investment advisory agreement (the “Investment Advisory Agreement”) with the Advisor, pursuant to which the Advisor manages the Company’s investment program and related activities. The Company intends to enter into an administration agreement with the Advisor, pursuant to which administrative services necessary for the Company to operate will be provided.

BAIN CAPITAL PRIVATE CREDIT
Notes to Financial Statements
October 15, 2022
The advisory services fees will consist of an advisory fee and an incentive fee. The cost of both the advisory fee and the incentive fee will ultimately be borne by the Company’s shareholders.
There were no advisory fees or incentive fees incurred as of October 15, 2022.
During the period between December 21, 2021 (date of inception) and October 15, 2022, $610,256, $164,617, $508,693, and $188,238 of the Company’s deferred offering costs, organization expenses, prepaid insurance, and professional fees and operating expenses, respectively, were paid by a related party of the Advisor and will be reimbursed by the Company after the commencement of operations. This payable is included as a “Payable to affiliate” on the Statement of Assets and Liabilities.
4.
Commitments and Contingencies

In the normal course of business, the Company enters into contracts that provide a variety of general indemnifications. Any exposure to the Company under these arrangements could involve future claims that may be made against the Company. Currently, no such claims exist or are expected to arise and, accordingly, the Company has not accrued any liability in connection with such indemnifications.
5.
Subsequent Events

Management has performed an evaluation of subsequent events through December 16, 2022, the date of issuance of the financial statements. Other than the item discussed below, there were no items which require adjustment or disclosure.
On October 19, 2022, the Company entered into three facility agreements (the “Facility Agreements”) with Goldman Sachs Bank USA (the “Financing Provider”) to acquire certain securities (the “Portfolio Investments”) at the Company’s request. Under the Facility Agreements, if the Company has received subscriptions of at least $100 million (the “Capital Condition”), the Company, or its designee, has a forward obligation to purchase the Portfolio Investments from the Financing Provider, who is obligated to sell such investments, on or before October 19, 2023 (the “Facilities End Date”). The Company may also elect, but is not obligated to, purchase the Portfolio Investments prior to the Facilities End Date or without meeting the Capital Condition. The Portfolio Investments will be aligned with the Company’s investment objective and will not exceed $250 million (the “Financing Commitment Amount”). The Company has agreed to pay certain fees and expenses to the Financing Provider, including:
1.
a facility fee at an annual rate of the 3-month Term SOFR or the relevant benchmark rate, as applicable, plus 2.75% per annum multiplied by the principal amount of the Portfolio Investments (the “Financing Amount”) (subject to adjustment for, among other things, cash amounts received by the Financing Provider with respect to the Portfolio Investments while it is being held by the Financing Provider), divided by 360,

2.
an unused fee at an annual rate of 0.375% of the average unused Financing Commitment Amount (being the greater of (x) zero and (y) the Financing Commitment Amount minus the greater of (A) the then-current minimum utilization threshold and (B) the Financing Amount), divided by 360, and

3.
a minimum utilization fee at a rate of 2.75% of the greater of (x) zero and (y) (A) the then-current minimum utilization threshold minus (B) the Financing Amount, divided by 360. The minimum utilization threshold is the product of (i) the Financing Commitment Amount multiplied by (ii) (a) for the period from the closing date to the one-month anniversary of the closing date, 45%(b) for the period from the one-month anniversary of the closing date to the two-month anniversary of the closing date, 65%, (c) for the period from the two-month anniversary of the closing date to the three-month anniversary of the closing date, 80%, and (d) for the period from the three-month anniversary of the closing date to the Facilities End Date, 85%, and (e) on or after the Facilities End Date, zero.

BAIN CAPITAL PRIVATE CREDIT
Notes to Financial Statements
October 15, 2022
As a general matter, the price we would pay to purchase any Portfolio Investment from the Financing Provider equals the cash amount paid by the Financing Provider subject to adjustment for, among other things, principal repayments and interest amounts earned by the Financing Provider. Accordingly, shareholders will benefit from any interest paid or accrued on any Portfolio Investment purchased by the Company.

APPENDIX A: FORM OF SUBSCRIPTION AGREEMENT

Bain Capital Private Credit

Subscription Agreement

• 1 | Your Investment

• **Investment Amount** $____________________________

Investment Type ☐ Initial Investment ☐ Additional Investment

Share Class (Must select one)

☐ Class S	☐ Class D	☐ Class I
$2,500 minimum initial investment	$2,500 minimum initial investment	$1,000,000 minimum initial investment[1]

2 | Form of Ownership

See Appendix A for supplemental document requirements by investor type.

Individual / Joint Accounts

☐ Individual

☐ Joint Tenant with Rights of Survivorship

☐ Tenants in Common

☐ Community Property

☐ Uniform Gift / Transfer to Minors

State:

Brokerage Account Number:

Retirement Accounts

☐ IRA

☐ Roth IRA

☐ SEP IRA

☐ Rollover IRA

☐ Inherited IRA

☐ Other:

Custodian Account Number:

Custodian Name:

Custodian Tax ID:

Entity Accounts

☐ Trust

☐ C Corporation

☐ S Corporation

☐ Partnership

☐ Limited Liability Corporation

Brokerage Account Number:

Please print, sign, and scan this page if applicable.

X

Custodian Signature / Stamp[2]

[1] Unless otherwise waived.

3 | Investor InformationThe information provided in this section must be compliant with IRS Form W-9 and related instructions (see www.irs.gov for instructions). Legal addresses must include a residential street address (P.O. boxes will not be accepted).1.Primary Account Holder / Minor (if Uniform Gift / Transfer to Minors Account) / Trustee / Authorized SignatoryName (first, middle, last) Social Security NumberDate of Birth (mm/dd/yyyy) Legal Street Address City State Zip Mailing Street Address City State Zip Email AddressPhone Number Please indicate if you are a: U.S. Citizen Resident Alien Non-Resident Alien Country of Citizenship if non-U.S. Citizen (A completed applicable Form W-8 is required for subscription)2.Joint Account Holder / Custodian (if Uniform Gift / Transfer to Minors Account) / Co-Trustee / Authorized SignatoryName (first, middle, last) Social Security NumberDate of Birth (mm/dd/yyyy) Legal Street Address City State Zip Mailing Street Address City State Zip Email AddressPhone Number Please indicate if you are a: U.S. Citizen Resident Alien Non-Resident Alien Country of Citizenship if non-U.S. Citizen (A completed applicable Form W-8 is required for subscription)3.Joint Account Holder / Co-Trustee / Authorized SignatoryName (first, middle, last) Social Security NumberDate of Birth (mm/dd/yyyy) Legal Street Address City State Zip Mailing Street Address City State Zip Email AddressPhone Number Please indicate if you are a: U.S. Citizen Resident Alien Non-Resident Alien Country of Citizenship if non-U.S. Citizen (A completed applicable Form W-8 is required for subscription)

Entity Information (only required for entity account types)Entity Name Tax ID Number Date of Formation (mm/dd/yyyy) Legal Street Address City State Zip Country of Domicile (Form W-8 required for non-U.S.)Exemptions per Form W-9 (see Form W-9 instructions at www.irs.gov)Exemptions for FATCA Reporting Code (if any) Please indicate if you are a: Pension Plan Profit Sharing Plan Not-for-Profit Organization4 | Transfer on Death Beneficiary Information (Optional for Individual / Joint Accounts)Please designate the beneficiary information for your account. If completed, all information is required. Secondary beneficiary information may only include whole percentages and must total 100%. (Not available for Louisiana residents). PrimaryFirst Name MI Last Name SSN Date of Birth Secondary % PrimaryFirst Name MI Last Name SSN Date of Birth Secondary % PrimaryFirst Name MI Last Name SSN Date of Birth Secondary %5 | ERISA Plan Asset RegulationsAre you a “benefit plan investor” within the meaning of the Plan Asset Regulations or will you use the assets of a “benefit plan investor” to invest in Bain Capital Private Credit? Yes No    3 The term “benefit plan investor” includes, for e.g.: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plans” described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that is subject to section 4975 of the Code (including, for e.g., an “individual retirement account”, an “individual retirement annuity”, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code)
and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more “employee benefit plans” or “plans” (such as for e.g., a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations. 4 “Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.

6 | Distribution Instructions••You are automatically enrolled in our Distribution Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, TENNESSEE, VERMONT, or WASHINGTON.• If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan. PLEASE CHECK HERE IF YOU DO NOT WISH TO BE ENROLLED in the Distribution Reinvestment Plan and complete the cash distribution information in the box below. For IRA (custodial held accounts), if you elect cash distributions, the funds must be sent to the custodian on a direct deposit basis. Direct Deposit to third party financial institution (complete section below)I authorize Bain Capital Private Credit or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Bain Capital Private Credit in writing to cancel it. In the event that Bain Capital Private Credit deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.Name of Financial Institution Mailing Address City State Zip Code ABA Routing Number Account Number Mail a check to Primary Account Holder mailing address Mail a Check to Entity legal address• If you are a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Tennessee, Vermont or Washington, you are not automatically enrolled in the Distribution Reinvestment Plan. PLEASE CHECK HERE IF YOU WISH TO ENROLL in the Distribution Reinvestment Plan. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan.7 | Investment Funding Method Broker / Financial Advisor will make payment on your behalf By Wire: Please wire funds according to the instructions below.Name: [ ] / Bain Capital Private Credit - Escrow AccountBank Name: [ ]ABA: [ ]Account No.: [ ]Beneficiary: [ ]Reference: A/C Name: [ ] Subscription EscrowSEI No. [ ] By Check: Please attach your check to this agreement and make payable to:[ ] / Bain Capital Private Credit - Escrow Account 5 Only personal, same name checks are accepted

8 | Electronic Delivery Consent (Optional)Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from Bain Capital Private Credit. If you would like to consent to electronic delivery, including pursuant to email, please sign below.By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) email shareholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provider charges, and may be required to download software in connection with access to these materials. You understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. You understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law.Please print, sign, and scan this page of applicable.XOwner or Authorized Person SignatureDate (mm/dd/yyyy)

9 | Subscriber Representations and Signatures Bain Capital Private Credit is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Bain Capital Private Credit may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account. Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce BCSF Advisors to accept this subscription, I (we) hereby represent and warrant as follows (Each account holder must hand-initial representations 1 – 11, to the extent applicable): Primary InvestorCo- Investor Co- Investor 1.I (we) have received the prospectus (as amended or supplemented) for Bain Capital Private Credit at least five business days prior to the date hereof. 2.I (we) have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000. If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in the entity meets this requirement. 3.I am (we are) a resident of Alabama, California, Idaho, Iowa, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Tennessee, or Vermont and in addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under “SUITABILITY STANDARDS.” If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in the entity meets this requirement.6 4.I am (we are) a resident of New Jersey and in addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under “SUITABILITY STANDARDS.” If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in the entity meets this requirement.6 New Jersey investors are advised that the Class S shares will be subject to upfront selling commissions and/or dealer manager fees of up to 3.5% on NAV, and with respect to the Class D shares, an amount up to 1.5% cap on NAV. The Class S shares are subject to a distribution and/or shareholder servicing fee equal to up to 0.85% per annum of the aggregate NAV of the outstanding Class S shares and the Class D shares are subject to a shareholder servicing fee equal to up to 0.25% per annum of the aggregate NAV of the outstanding Class D shares. These fees will reduce the amount of the purchase price that is available for investment and will cause the per share purchase price to be greater than the estimated value per share that will be reflected on my account statement (by broker dealers reporting a valuation calculated in accordance with NASD Rule 2340(c)(1)(A) relating to net investment valuation guidelines). These fees may also reduce the amount of distributions that are paid with respect to Class S and D shares. 5.I am (we are) a resident of Kansas and in addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under “SUITABILITY STANDARDS.” If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in the entity meets this requirement.6 It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10% of their liquid net worth. Liquid net worth shall be defined as that portion of the purchaser’s total net worth that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with GAAP. In the case of sales to fiduciary accounts, the minimum standards set forth in the prospectus under “SUITABILITY STANDARDS” shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

1. The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRA has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9; and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

6.I am (we are) domiciled or have a registered office in the European Economic Area or in the United Kingdom, and qualify as (i) a “professional investor,” within the meaning of Annex II to Directive 2014/65/EU or the United Kingdom Alternative Investment Fund Managers Regulations 2013 (SI 2013/1773) as amended, as applicable, or (ii) a “certified sophisticated investor” as defined under the Financial Services and Markets Act 2000 of the United Kingdom. 7.I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment. 8.I am purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent. 9.I acknowledge that Bain Capital Private Credit may enter into transactions with Bain affiliates that involve conflicts of interest as described in the prospectus. 10.I acknowledge that subscriptions must be submitted at least five business days prior to first day of each month and my investment will be executed as of the first day of the applicable month at the NAV per share as of the day preceding day. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share as of the last day of each month will generally be made available at https://www.baincapitalprivatecredit.com within 20 business days of the last day of each month. 11.I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent at 888-484-1944 or through my financial intermediary. If you do not have another broker-dealer or other financial intermediary introducing you to Bain Capital Private Credit, then Emerson Equity LLC may be deemed to be acting as your broker-dealer of record in connection with any investment in Bain Capital Private Credit. For important information in this respect, see Section 10 below. I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by Bain Capital Private Credit. I acknowledge that the Broker / Financial Advisor indicated in Section 10 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker / Financial Advisor of record at any time by contacting Bain Capital Private Credit Investor Relations at the number indicated below at any time by contacting the transfer agent at 888-484-1944.

10 | Broker / Financial Advisor Information and SignatureThe Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence. BrokerFinancial Advisor Name Advisor Mailing Address City State Zip Code Financial Advisor Number Branch Number Telephone Number Operations Contact Name Operations Contact Email AddressPlease note that unless previously agreed to in writing by Bain Capital Private Credit, all sales of securities must be made through a Broker, including when an RIA has introduced the sale. In all cases, Section 10 must be completed.The undersigned confirm(s), which confirmation is made on behalf of the Broker with respect to sales of securities made through a Broker, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus. The undersigned Broker, Financial Advisor or Financial Representative listed in Section 10 further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to Rule 151-1 (“Regulation Best Interest”) and FINRA rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investor(s) identified on this document.THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.If you do not have another broker-dealer or other financial intermediary introducing you to Bain Capital Private Credit, then Emerson
Equity LLC (“Emerson”) may be deemed to act as your broker of record in connection with any investment in Bain Capital Private Credit. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker-dealer or other financial intermediary.Please print, sign, and scan this page if applicable.XFinancial Advisor / Representative SignatureDate (mm/dd/yyyy)

11 | Other Important InformationIf investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of Bain Capital Private Credit experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 9 above, they are asked to promptly notify Bain Capital Private Credit and the Broker in writing. The Broker may notify Bain Capital Private Credit if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 9 above, and Bain Capital Private Credit may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan.No sale of shares may be completed until at least five business days after you receive the final prospectus. Subscribers are encouraged to read the prospectus in its entirety for a complete explanation of an investment in the shares of Bain Capital Private Credit.To be accepted, a subscription request must be made with a completed and executed Subscription Agreement in good order and payment of the full purchase price at least five business days prior to the first calendar day of the month (unless waived). All items on the Subscription Agreement, other than those marked optional, must be completed in order for your Subscription Agreement to be processed. You will receive a written confirmation of your purchase.The Company and the Managing Dealer will direct any dealers to, upon receipt of any and all checks, drafts, and money orders received from prospective purchasers of shares, transmit same together with a copy of this executed Subscription Agreement or copy of the signature page of such agreement, stating among other things, the name of the purchaser, current address, and the amount of the investment to [ ] (a) by the end of the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents and checks are received, or (b) by the end of the second business day following receipt where internal supervisory review is conducted at a different location than which subscription documents and checks are received. Return the completed Subscription Agreement to:Bain Capital Private Creditc/o [ ][Address] Appendix A | Supporting Document Requirements•Please provide the following supporting documentation based on your account type.Individual•If a non-U.S. person, Form W-8BENJoint (including JTWROS, Tenants in Common, Community Property)•For each non-U.S. Person account holder, Form W-8BENIRA (including ROTH, SEP, Rollover, Inherited)•NoneTrust•Certificate of Trust or Declaration of Trust•Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)Corporation (including C Corp., S Corp., LLC)•Formation documents•Articles of incorporations•Authorized signatory list•Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)Partnership•Formation documents•Authorized signatory list•Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)

BAIN CAPITAL PRIVATE CREDIT
Maximum Offering of $2,000,000,000 in Common Shares
Minimum Offering of $100,000,000

PROSPECTUS

You should rely only on the information contained in this prospectus, any prospectus supplement, and any related free writing prospectus. No intermediary, salesperson or other person is authorized to make any representations other than those contained in this prospectus and supplemental literature authorized by Bain Capital Private Credit and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.
February 10, 2023